FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207677-08

March 8, 2018

Free Writing Prospectus

Structural and Collateral Term Sheet

$887,130,618

(Approximate Mortgage Pool Balance)

$762,464,000

(Offered Certificates)

GS Mortgage Securities Trust 2018-GS9

As Issuing Entity

GS Mortgage Securities Corporation II

As Depositor

Commercial Mortgage Pass-Through Certificates

Series 2018-GS9

Goldman Sachs Mortgage Company

As Sponsor and Mortgage Loan Seller

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) the fact that there is no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Goldman Sachs & Co. LLC
Lead Manager and Sole Bookrunner

Drexel Hamilton	The Williams Capital Group, L.P.

Co-Managers

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the preliminary prospectus included as part of our Registration Statement (SEC File No. 333-207677) (the “Preliminary Prospectus”) anticipated to be dated March 8, 2018. The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including without limitation a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in the Preliminary Prospectus). The Preliminary Prospectus is available upon request from Goldman Sachs & Co. LLC, Drexel Hamilton, LLC or The Williams Capital Group, L.P. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus. This Term Sheet is subject to change.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Goldman Sachs & Co. LLC, Drexel Hamilton, LLC or The Williams Capital Group, L.P. provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTIFICATE AND RR INTEREST SUMMARY

CERTIFICATE SUMMARY

OFFERED CERTIFICATES

Offered Class	Expected Ratings (Fitch / KBRA / Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass- Through Rate	Pass-Through Rate Description	Wtd. Avg. Life (Yrs)(4)	Principal Window(4)
Class A-1	AAAsf / AAA(sf) / Aaa(sf)	$14,060,000		30.000%	[ ]%	(5)	2.70	04/18 – 09/22
Class A-2	AAAsf / AAA(sf) / Aaa(sf)	$24,558,000		30.000%	[ ]%	(5)	4.53	10/22 – 10/22
Class A-3	AAAsf / AAA(sf) / Aaa(sf)	$120,000,000	(6)	30.000%	[ ]%	(5)	9.50(6)	06/27 – 11/27(6)
Class A-4	AAAsf / AAA(sf) / Aaa(sf)	$411,127,000	(6)	30.000%	[ ]%	(5)	9.79(6)	11/27 – 02/28(6)
Class A-AB	AAAsf / AAA(sf) / Aaa(sf)	$29,946,000		30.000%	[ ]%	(5)	7.01	09/22 – 06/27
Class X-A	AAAsf / AAA(sf) / Aa1(sf)	$665,014,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class X-B	AA-sf / AAA(sf) / NR	$40,694,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class A-S	AAAsf / AAA(sf) / Aa2(sf)	$65,323,000		22.375%	[ ]%	(5)	9.90	02/28 – 03/28
Class B	AA-sf / AA-(sf) / NR	$40,694,000		17.625%	[ ]%	(5)	9.95	03/28 – 03/28
Class C	A-sf / A-(sf) / NR	$56,756,000		11.000%	[ ]%	(5)	9.95	03/28 – 03/28

NON-OFFERED CERTIFICATES

Non-Offered Class	Expected Ratings (Fitch / KBRA / Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass- Through Rate	Pass-Through Rate Description	Wtd. Avg. Life (Yrs)(4)	Principal Window(4)
Class D	BBB-sf / BBB-(sf) / NR	$41,765,000		6.125%	[ ]%	(5)	9.95	03/28 – 03/28
Class X-D	BBB-sf / BBB-(sf) / NR	$41,765,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class E(9)	BB-sf / BB-(sf) / NR	$16,063,000		4.250%	[ ]%	(5)	9.95	03/28 – 03/28
Class F-RR(9)	B-sf / B-(sf) / NR	$9,638,000		3.125%	[ ]%	(5)	9.95	03/28 – 03/28
Class G-RR(9)	NR / NR / NR	$26,772,038		0.000%	[ ]%	(5)	9.95	03/28 – 03/28
Class S(10)	N/A	N/A		N/A	N/A	N/A	N/A	N/A
Class R(11)	N/A	N/A		N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates receive the ratings set forth above. The anticipated ratings of the certificates shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s” and together with Fitch and KBRA, the “Rating Agencies”). Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. The related Rating Agencies have informed us that the “sf” designation in their ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related Rating Agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the related Rating Agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)	Approximate, subject to a variance of plus or minus 5%. The notional amount of the Class X-A, Class X-B and Class X-D certificates (collectively the “Class X certificates”) is subject to change depending upon the final pricing of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates (collectively, the “principal balance certificates”), as follows: (1) if as a result of such pricing the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), the certificate balance of such class of principal balance certificates may not be part of, and reduce accordingly, such notional amount of the related Class X certificates (or, if as a result of such pricing the pass-through rate of the related Class X certificates is equal to zero, such Class X certificates may not be issued on the closing date), and/or (2) if as a result of such pricing the pass-through rate of any class of principal balance certificates that does not comprise such notional amount of the related Class X certificates is equal to less than the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), such class of principal balance certificates may become a part of, and increase accordingly, such notional amount of the related Class X certificates.

(3)	The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, are represented in the aggregate. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the mortgage loans, which such losses are allocated between it, on the one hand, and the certificates, on the other hand, as described in “Credit Risk Retention” in the Preliminary Prospectus.

(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans or whole loans.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTIFICATE SUMMARY (continued)

(5)	For each distribution date, the pass-through rates on each class of principal balance certificates will generally be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs (the “WAC Rate”), (iii) the lesser of a specified pass-through rate and the WAC Rate, or (iv) the WAC Rate less a specified percentage.

(6)	The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $531,127,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Wtd. Avg. Life (Yrs)	Expected Range of Principal Window
Class A-3	$120,000,000 – $170,000,000	9.50 – 9.55	06/27 – 11/27 / 06/27–12/27
Class A-4	$361,127,000 – $411,127,000	9.80 – 9.79	12/27 – 02/28 / 11/27 – 02/28

(7)	The Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each of the Class X certificates at its respective pass-through rate based upon its respective notional amount. The notional amount of each of the Class X certificates will be equal to the aggregate certificate balances of the related class(es) of certificates (the “related Class X class”) indicated below.

Class	Related Class X Class
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates
Class X-B	Class B certificates
Class X-D	Class D certificates

(8)	The pass-through rate of each of the Class X certificates for any distribution date will equal the excess, if any, of (i) the WAC Rate, over (ii) the pass-through rate (or the weighted average of the pass-through rates as applicable) of the related Class X class for that distribution date, as described in the Preliminary Prospectus.

(9)	The initial certificate balance of each of the Class E, Class F-RR and Class G-RR certificates are subject to change based on final pricing of all certificates and the final determination of the Class F-RR and Class G-RR certificates (collectively, the “HRR Certificates”) that will be retained by the retaining third-party purchaser to satisfy the sponsor’s U.S. risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

(10)	The Class S certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates and the RR Interest, as described under “Description of the Certificates—Distributions—Excess Interest” in the Preliminary Prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in the Preliminary Prospectus.

(11)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

RR INTEREST SUMMARY

Non-Offered Eligible Vertical Interest	Approximate Initial RR Interest Balance	Approximate Initial RR Interest Rate	RR Interest Rate Description	Wtd. Avg. Life (Yrs)(1)	Principal Window(1)
RR Interest(2)	$30,428,580	[__]%	(3)	9.43	04/18 – 03/28

(1)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to the RR Interest are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans or whole loans.

(2)	The RR Interest represents the right to receive 3.43% of all amounts collected on the Mortgage Loans (net of all expenses of the issuing entity) that are available for distribution to the Certificates (other than the Class R certificates) and the RR Interest (i.e., representing the right to receive the Risk Retention Allocation Percentage of all amounts distributed on the Certificates (other than the Class R certificates) on each Distribution Date), as further described under “Description of the Certificates—Distributions” in the Preliminary Prospectus.

(3)	Although it does not have a specified pass-through rate, the effective RR interest rate will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$887,130,618
Number of Mortgage Loans	37
Number of Mortgaged Properties	228
Average Cut-off Date Mortgage Loan Balance	$23,976,503
Weighted Average Mortgage Interest Rate	4.387629%
Weighted Average Remaining Term to Maturity Date/ARD (months)(3)	116
Weighted Average Remaining Amortization Term (months)	360
Weighted Average Cut-off Date LTV Ratio(4)	57.5%
Weighted Average Maturity Date/ARD LTV Ratio(3)(5)	53.0%
Weighted Average Underwritten Debt Service Coverage Ratio(6)	2.37x
Weighted Average Debt Yield on Underwritten NOI(7)	12.2%
% of Mortgage Loans with Mezzanine Debt(8)	11.6%
% of Mortgage Loans with Subordinate Debt(9)	14.3%
% of Mortgage Loans with Preferred Equity	0.0%
% of Mortgage Loans with Single Tenants	24.6%

(1)	Each of the 10 mortgage loans, representing approximately 49.1% of the initial pool balance, listed in the “Companion Loan Summary” table below has one or more related pari passu companion loans, and the loan-to-value ratio, debt service coverage ratio, debt yield and balance per SF or room calculations presented in this Term Sheet include the related pari passu companion loan(s) unless otherwise indicated. With respect to three mortgage loans, representing approximately 14.3% of the initial pool balance, with one or more related subordinate companion loan(s) as set forth in the “Companion Loan Summary” table below, the loan-to-value ratio, debt service coverage ratio, debt yield and balance per SF or room calculations presented in this Term Sheet are calculated without regard to the related subordinate companion loan(s). Other than as specifically noted, the loan-to-value ratio, debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	Unless otherwise indicated, with respect to three mortgage loans, representing approximately 17.5% of the initial pool balance have anticipated repayment dates and are presented as if they were to mature on its anticipated repayment date.

(4)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value (which in certain cases may reflect a portfolio premium valuation). With respect to three mortgage loans (10.4%) the Cut-off Date LTV Ratio was calculated based upon a valuation other than an “as-is” value of each related mortgaged property or the cut-off date principal balance of a mortgage loan less a reserve taken at origination. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 58.0%.

(5)	Unless otherwise indicated, the Maturity Date/ARD LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to 16 mortgage loans, representing approximately 40.9% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, the respective Maturity Date/ARD LTV Ratios were calculated using an “as stabilized” or “prospective as stabilized” appraised value assuming certain reserves were pre-funded instead of the related “as-is” appraised value. The weighted average Maturity Date/ARD LTV Ratio for the mortgage pool without making such adjustments is 54.1%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Maturity Date/ARD LTV Ratio.

(6)	Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio for each mortgage loan is calculated by dividing the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment. With respect to the Twelve Oaks Mall mortgage loan, payments of interest and principal sufficient to amortize the Twelve Oaks Mall Whole Loan over a 30-year amortization schedule are required. Principal is applied to the Twelve Oaks Mall mortgage loan as outlined in Annex F in the Preliminary Prospectus, and the annual debt service is calculated based on the pro rata portion of the sum of the first 12 principal and interest payments following the Closing Date. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Underwritten Debt Service Coverage Ratio.

(7)	Unless otherwise indicated, the Debt Yield on Underwritten NOI for each mortgage loan is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan. With respect to one mortgage loan, representing 1.2% of the initial pool balance, the respective Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF were calculated using the Cut-off Date Balance of a mortgage loan less the $1,000,000 earnout reserve taken at origination. The weighted average Debt Yield on Underwritten NOI and weighted average Debt Yield on Underwritten NCF for the mortgage pool without making this adjustment are 12.2% and 11.5%, respectively. See “Description of the Mortgage Pool—Certain Characteristics and Definitions” in the Preliminary Prospectus for descriptions of Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF.

(8)	The Apple Campus 3 and Worldwide Plaza mortgage loans have additional existing subordinate mezzanine loans held by certain limited liability companies owned by certain individuals who also own an indirect interest in the borrowers. See “Description of the Mortgage Pool—The Whole Loans” and “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.

(9)	The Twelve Oaks Mall, Worldwide Plaza and Starwood Lodging Hotel Portfolio mortgage loans have one or more subordinate companion loans that is generally subordinate in right of payment to the respective related mortgage loans (the “Twelve Oaks Mall Subordinate Companion Loan”, “Worldwide Plaza Subordinate Companion Loans” and the “Starwood Lodging Hotel Portfolio Subordinate Companion Loan”). The Twelve Oaks Mall Subordinate Companion Loans, evidenced by note B-1, note B-2 and note B-3, have an aggregate outstanding principal balance of $100,000,000 as of the Cut-off Date, are currently held by GSMC, WFBNA and JP Morgan and are anticipated to be sold to an unrelated third party investor. The Worldwide Plaza Subordinate Companion Loans, evidenced by note B-1-S and note B-2-S, have an aggregate outstanding principal balance of $323,714,000 as of the Cut-off Date, were contributed to the WPT 2017-WWP securitization transaction. The Starwood Lodging Hotel Portfolio Subordinate Companion Loan, evidenced by note B, has an aggregate outstanding principal balance of $467,314,737 as of the Cut-off Date, and was contributed to the GSMS 2017-SLP securitization transaction. See “Description of the Mortgage Pool—The Whole Loans” and “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

KEY FEATURES OF THE CERTIFICATES

Lead Manager and Sole Bookrunner:	Goldman Sachs & Co. LLC

Co-Managers:	Drexel Hamilton, LLC The Williams Capital Group, L.P.

Depositor:	GS Mortgage Securities Corporation II

Initial Pool Balance:	$887,130,618

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Rialto Capital Advisors, LLC

Certificate Administrator:	Wells Fargo Bank, National Association

Trustee:	Wilmington Trust, National Association

Operating Advisor:	Pentalpha Surveillance LLC

Asset Representations Reviewer:	Pentalpha Surveillance LLC

U.S. Credit Risk Retention:

For a discussion of the manner by which Goldman Sachs Mortgage Company, as sponsor, intends to satisfy the credit risk requirements of the Credit Risk Retention Rules see “Credit Risk Retention” in the Preliminary Prospectus.

Pricing:	Week of March 12, 2018

Closing Date:	March 29, 2018

Cut-off Date:

For each mortgage loan, the related due date for such mortgage loan in March 2018 (or, in the case of any mortgage loan that has its first due date in April 2018, the date that would have been its due date in March 2018 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Determination Date:	The 6th day of each month or next business day, commencing in April 2018

Distribution Date:	The 4th business day after the Determination Date, commencing in April 2018

Interest Accrual:	Preceding calendar month

ERISA Eligible:	The offered certificates are expected to be ERISA eligible

SMMEA Eligible:	No

Payment Structure:	Sequential Pay

Day Count:	30/360

Tax Structure:	REMIC

Rated Final Distribution Date:	March 2051

Cleanup Call:	1.0%

Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to each class of Class X certificates: $1,000,000 minimum); integral multiples of $1 thereafter for all the offered certificates

Delivery:	Book-entry through DTC

Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

TRANSACTION HIGHLIGHTS

■	$856,702,038 (Approximate) New-Issue Multi-Borrower CMBS:

—	Overview: The mortgage pool consists of 37 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $887,130,618 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $23,976,503 and are secured by 228 mortgaged properties located throughout 36 states and Cabo San Lucas, Mexico

—	LTV: 57.5% weighted average Cut-off Date LTV Ratio

—	DSCR: 2.37x weighted average Underwritten NCF Debt Service Coverage Ratio

—	Debt Yield: 12.2% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-AB

■	Loan Structural Features:

—	Amortization: 41.2% of the mortgage loans by Initial Pool Balance have scheduled amortization as follows:

–	26.3% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

–	14.8% of the mortgage loans by Initial Pool Balance have scheduled amortization for the entire term with a balloon payment due at maturity or the anticipated repayment date, as applicable

—	Hard Lockboxes: 78.1% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—	Cash Traps: 91.8% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.10x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 23 mortgage loans representing 43.1% of the Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 13 mortgage loans representing 37.3% of the portion of the Initial Pool Balance that is secured by office, mixed use, industrial and retail properties only

–	Replacement Reserves (Including FF&E Reserves): 22 mortgage loans representing 40.3% of the Initial Pool Balance

–	Insurance: 14 mortgage loans representing 20.2% of the Initial Pool Balance

—	Predominantly Defeasance: 77.1% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Office: 34.0% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Retail: 26.3% of the mortgaged properties by allocated Initial Pool Balance are retail properties (13.3% are anchored retail properties)

—	Hospitality: 15.4% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

—	Industrial: 10.6% of the mortgaged properties by allocated Initial Pool Balance are industrial properties

—	Multifamily: 5.7% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

■	Geographic Diversity: The 228 mortgaged properties are located throughout 36 states and Cabo San Lucas, Mexico with only three states having greater than 10.0% of the allocated Initial Pool Balance: Texas (18.4%), Michigan (10.9%) and Arizona (10.5%).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW

Mortgage Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Goldman Sachs Mortgage Company	37	228	$887,130,618	100.0%
Total	37	228	$887,130,618	100.0%

Ten Largest Mortgage Loans

Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Rooms / Units	Loan Purpose	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
Marina Heights State Farm	$72,500,000	8.2%	Office	2,031,293	Acquisition	3.12x	11.3%	58.3%
Apple Campus 3	68,000,000	7.7	Office	882,657	Refinance	3.55x	12.2%	48.5%
Twelve Oaks Mall	66,666,668	7.5	Retail	709,771	Recapitalization	2.55x	15.3%	36.2%
ESA Portfolio	66,214,500	7.5	Hospitality	1,949	Acquisition	2.15x	15.2%	67.6%
U.S. Industrial Portfolio	64,000,000	7.2	Industrial	2,701,192	Acquisition	1.93x	9.6%	67.4%
Brunswick Commons	63,000,000	7.1	Retail	427,267	Refinance	2.02x	9.6%	63.6%
Pin Oak North Medical Office	56,740,000	6.4	Office	351,528	Acquisition	1.58x	10.5%	72.3%
Sola Apartments	40,230,000	4.5	Multifamily	330	Acquisition	1.65x	7.9%	66.4%
Worldwide Plaza	35,000,000	3.9	Office	2,049,553	Refinance	3.77x	14.2%	35.4%
90 Fifth Avenue	33,750,000	3.8	Mixed Use	139,921	Refinance	1.46x	6.5%	58.1%
Top 10 Total / Wtd. Avg.	$566,101,168	63.8%				2.42x	11.5%	57.8%
Remaining Total / Wtd. Avg.	321,029,450	36.2				2.30x	13.4%	57.0%
Total / Wtd. Avg.	$887,130,618	100.0%				2.37x	12.2%	57.5%

Companion Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Number of Pari Passu Companion Loans(1)	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance(1)	Whole Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement (“Controlling PSA”)	Master Servicer	Special Servicer
Marina Heights State Farm	$72,500,000	8.2%	7	$487,500,000		$560,000,000	GSMS 2017-FARM	KeyBank	AEGON
Apple Campus 3	$68,000,000	7.7%	4	$272,000,000		$340,000,000	BANK 2018-BNK10	Wells	Torchlight
Twelve Oaks Mall	$66,666,668	7.5%	2	$133,333,332	$100,000,000	$300,000,000	GSMS 2018-GS9	Wells	Rialto
U.S. Industrial Portfolio	$64,000,000	7.2%	1	$41,800,000		$105,800,000	GSMS 2018-GS9	Wells	Rialto
Worldwide Plaza	$35,000,000	3.9%	7	$581,286,000	$323,714,000	$940,000,000	WPT 2017-WWP	Wells	Cohen
90 Fifth Avenue	$33,750,000	3.8%	2	$70,750,000		$104,500,000	GSMS 2018-GS9	Wells	Rialto
Bass Pro & Cabela’s Portfolio	$30,460,000	3.4%	11	$164,440,000		$194,900,000	GSMS 2017-GS8	Wells	Midland
Esperanza	$25,000,000	2.8%	1	$15,000,000		$40,000,000	GSMS 2018-GS9	Wells	Rialto
Starwood Lodging Hotel Portfolio	$25,000,000	2.8%	2	$307,685,263	$467,314,737	$800,000,000	GSMS 2017-SLP	Wells	Wells
Two Democracy	$15,000,000	1.7%	1	$10,000,000		$25,000,000	GSMS 2018-GS9	Wells	Rialto

(1)	Each companion loan is pari passu in right of payment to its related mortgage loan and senior in right of payment to any related subordinate companion loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Mortgage Loans with Existing Mezzanine Debt

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Total Debt Cut-off Date Balance(1)	Wtd. Avg. Cut-off Date Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan UW NCF DSCR	Cut-off Date Total Debt UW NCF DSCR(1)
Apple Campus 3	$68,000,000	$235,000,000	$575,000,000	4.1599%	48.5%	82.0%	3.55x	1.70x
Worldwide Plaza	$35,000,000	$260,000,000	$1,200,000,000	3.9838%	35.4%	69.0%	3.77x	1.75x

(1)	Calculated including the mezzanine debt. The Total Debt Interest Rates to full precision for the Apple Campus 3 and Worldwide Plaza Mortgage Loans are 4.15990003478261% and 3.98375000000667%, respectively.

Previously Securitized Mortgaged Properties(1)

Mortgaged Property Name	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance	% of Initial Pool Balance	Previous Securitization
Brunswick Commons	East Brunswick	New Jersey	Retail	$63,000,000	7.1%	VNO 2010-VNO
Pin Oak North Medical Office	Bellaire	Texas	Office	$56,740,000	6.4%	CGCMT 2013-GC11
Worldwide Plaza	New York	New York	Office	$35,000,000	3.9%	COMM 2013-WWP
90 Fifth Avenue	New York	New York	Mixed Use	$33,750,000	3.8%	JPMCC 2005-CB11
Starwood Lodging Hotel Portfolio	Various	Various	Hospitality	$25,000,000	2.8%	(2)
Doral Plaza	Doral	Florida	Retail	$24,900,000	2.8%	JPMCC 2009-IWST
Rutherford Commons	East Rutherford	New Jersey	Retail	$23,000,000	2.6%	VNO 2010-VNO

(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan seller.
(2)	A portion of the Starwood Hotel Portfolio Mortgage Loan was previously securitized as part of the following transactions (BBCMS 2015-SLP - $18,526,344 ALA), (COMM 2014-CR15 - $1,409,250 ALA), (WFCM 2013-LC12 - $739,031 ALA), (WFRBS 2013-C15 - $450,500 ALA) and (WFRBS 2014-LC14 - $428,313 ALA). 12 properties in this portfolio were not previously securitized ($3,446,563 ALA).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)	Wtd. Avg. Cut-off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Office	9	$301,401,449	34.0%	2.70x	56.1%	11.9%
General Suburban	6	195,738,705	22.1	2.91x	54.1%	11.9%
Medical	1	56,740,000	6.4	1.58x	72.3%	10.5%
CBD	2	48,922,744	5.5	3.19x	45.0%	13.3%
Retail	24	$233,476,523	26.3%	2.17x	54.3%	11.5%
Anchored	4	117,760,000	13.3	1.94x	62.9%	9.4%
Super Regional Mall	1	66,666,668	7.5	2.55x	36.2%	15.3%
Single Tenant Retail	17	37,060,000	4.2	2.47x	54.0%	12.2%
Shadow Anchored	1	6,889,855	0.8	1.37x	73.7%	9.6%
Unanchored	1	5,100,000	0.6	1.28x	69.4%	8.4%
Hospitality	165	$136,653,000	15.4%	3.15x	55.2%	19.4%
Extended Stay	56	88,314,125	10.0	2.47x	63.8%	16.6%
Full Service	3	25,956,500	2.9	4.31x	39.2%	24.2%
Limited Service	96	19,555,063	2.2	4.34x	41.8%	24.5%
Select Service	10	2,827,313	0.3	5.63x	28.6%	30.1%
Industrial	15	$94,269,647	10.6%	1.81x	66.4%	9.9%
Warehouse/Distribution	5	35,036,673	3.9	1.93x	67.4%	9.6%
Manufacturing	6	28,963,327	3.3	1.93x	67.4%	9.6%
Warehouse	2	22,425,000	2.5	1.61x	64.1%	10.9%
Flex	2	7,844,647	0.9	1.43x	65.0%	9.9%
Multifamily – Garden	2	$50,380,000	5.7%	1.60x	67.0%	8.3%
Mixed Use	2	$44,250,000	5.0%	1.44x	58.6%	6.7%
Office/Retail	1	33,750,000	3.8	1.46x	58.1%	6.5%
Retail/Office/Multifamily	1	10,500,000	1.2	1.38x	60.1%	7.5%
Self Storage	11	$26,700,000	3.0%	1.44x	61.1%	8.9%
Total / Wtd. Avg.	228	$887,130,618	100.0%	2.37x	57.5%	12.2%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
Texas	54	$162,906,536	18.36%	$518,525,000	7.8%	$40,491,948	9.5%
Michigan	9	96,727,680	10.90	666,000,000	10.1	39,355,424	9.2
Arizona	13	92,857,281	10.47	1,003,710,000	15.2	66,428,294	15.6
New Jersey	2	86,000,000	9.69	138,900,000	2.1	8,118,766	1.9
New York	3	79,250,000	8.93	1,935,800,000	29.3	94,822,745	22.2
Florida	6	77,554,180	8.74	156,550,000	2.4	9,609,790	2.3
California	2	68,395,031	7.71	719,200,000	10.9	42,693,892	10.0
Ohio	25	35,007,806	3.95	158,960,000	2.4	12,962,636	3.0
Indiana	13	34,138,171	3.85	102,000,000	1.5	8,982,241	2.1
Mexico	1	25,000,000	2.82	101,000,000	1.5	9,601,010	2.3
Minnesota	13	20,014,496	2.26	183,070,000	2.8	15,404,106	3.6
Maryland	1	15,000,000	1.69	65,900,000	1.0	3,675,838	0.9
Georgia	3	14,404,560	1.62	23,200,000	0.4	1,744,527	0.4
Illinois	18	13,533,005	1.53	135,400,000	2.0	11,859,210	2.8
Washington	1	11,212,500	1.26	17,500,000	0.3	1,224,115	0.3
Colorado	5	10,118,590	1.14	78,380,000	1.2	5,743,503	1.3
Utah	2	8,956,793	1.01	39,400,000	0.6	2,513,031	0.6
Pennsylvania	7	8,297,432	0.94	80,950,000	1.2	6,328,922	1.5
Kentucky	4	7,787,888	0.88	45,500,000	0.7	4,384,578	1.0
Missouri	4	7,090,469	0.80	30,320,000	0.5	2,668,257	0.6
Kansas	6	2,302,308	0.26	50,600,000	0.8	4,239,851	1.0
Connecticut	5	2,006,250	0.23	87,700,000	1.3	8,485,177	2.0
South Carolina	1	1,828,538	0.21	23,250,000	0.4	1,522,423	0.4
Alabama	1	1,297,168	0.15	16,400,000	0.2	959,058	0.2
North Dakota	7	1,134,063	0.13	50,400,000	0.8	4,714,101	1.1
Wisconsin	4	803,375	0.09	34,700,000	0.5	3,427,426	0.8
Idaho	2	759,000	0.09	34,100,000	0.5	3,121,202	0.7
Louisiana	2	650,250	0.07	28,400,000	0.4	2,940,034	0.7
Nevada	1	386,156	0.04	16,500,000	0.2	1,545,613	0.4
Tennessee	2	326,219	0.04	13,600,000	0.2	1,287,245	0.3
Virginia	1	304,031	0.03	12,400,000	0.2	1,149,165	0.3
New Mexico	1	255,219	0.03	10,300,000	0.2	1,186,907	0.3
Oklahoma	3	246,375	0.03	10,300,000	0.2	702,407	0.2
Iowa	2	197,531	0.02	9,000,000	0.1	913,944	0.2
Arkansas	1	157,563	0.02	6,000,000	0.1	604,782	0.1
Nebraska	2	124,281	0.01	5,600,000	0.1	547,200	0.1
Montana	1	99,875	0.01	3,800,000	0.1	337,051	0.1
Total	228	$887,130,618	100.00%	$6,613,315,000	100.0%	$426,296,419	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Distribution of Cut-off Date Balances

Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1,292,600 - 10,000,000	15	$74,171,706	8.4%
10,000,001 - 20,000,000	5	69,572,744	7.8
20,000,001 - 30,000,000	6	146,825,000	16.6
30,000,001 - 40,000,000	3	99,210,000	11.2
40,000,001 - 50,000,000	1	40,230,000	4.5
50,000,001 - 60,000,000	1	56,740,000	6.4
60,000,001 - 70,000,000	5	327,881,168	37.0
70,000,001 - 72,500,000	1	72,500,000	8.2
Total	37	$887,130,618	100.0%

Distribution of Underwritten NCF DSCRs(1)

Range of UW NCF DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1.28 - 1.30	1	$5,100,000	0.6%
1.31 - 1.40	4	43,989,855	5.0
1.41 - 1.50	6	65,154,647	7.3
1.51 - 1.60	1	56,740,000	6.4
1.61 - 1.70	3	63,947,600	7.2
1.71 - 2.00	8	168,067,844	18.9
2.01 - 3.00	9	258,630,673	29.2
3.01 - 5.63	5	225,500,000	25.4
Total	37	$887,130,618	100.0%
(1)	See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	12	$381,540,000	43.0%
Interest Only, Then Amortizing(2)	14	233,650,000	26.3
Interest Only - ARD	2	140,500,000	15.8
Amortizing (30 Years)(3)	8	116,440,618	13.1
Amortizing - ARD	1	15,000,000	1.7
Total	37	$887,130,618	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date, as applicable.
(2)	Original partial interest only periods range from 12 to 60 months.
(3)	Amortization of the Twelve Oaks Mall mortgage loan is based upon the Twelve Oaks Mall Amortization Schedule as shown on Annex F in the Preliminary Prospectus.

Distribution of Lockboxes

Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard(1)	21	$692,666,668	78.1%
Springing	12	112,383,950	12.7
Soft	1	40,230,000	4.5
Soft Springing Hard	1	25,000,000	2.8
None	2	16,850,000	1.9
Total	37	$887,130,618	100.0%
(1)	Includes Worldwide Plaza mortgage loan which has a Hard Lockbox related to the office tower and a Springing Lockbox related to the Amenity Parcel.

Distribution of Cut-off Date LTV Ratios(1)

Range of Cut-off Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
28.6 - 40.0	5	$166,666,668	18.8%
40.1 - 50.0	2	74,700,000	8.4
50.1 - 60.0	7	190,019,700	21.4
60.1 - 65.0	6	133,763,705	15.1
65.1 - 70.0	11	238,179,390	26.8
70.1 - 74.4	6	83,801,155	9.4
Total	37	$887,130,618	100.0%
(1)	See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date/ARD LTV Ratios(1)

Range of Maturity Date/ARD LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
27.3 - 40.0	5	$166,666,668	18.8%
40.1 - 50.0	6	92,226,405	10.4
50.1 - 55.0	3	90,710,000	10.2
55.1 - 60.0	13	234,567,690	26.4
60.1 - 67.4	10	302,959,855	34.2
Total	37	$887,130,618	100.0%
(1)	See footnotes (1), (3) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose

Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Acquisition	16	$414,169,855	46.7%
Recapitalization	20	406,294,095	45.8
Refinance	1	66,666,668	7.5
Total	37	$887,130,618	100.0%

Distribution of Mortgage Interest Rates

Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
3.365 - 3.750	3	$175,500,000	19.8%
3.751 - 4.500	9	286,913,117	32.3
4.501 - 4.750	9	240,680,000	27.1
4.751 - 5.000	9	112,319,647	12.7
5.001 - 5.250	5	50,189,855	5.7
5.251 - 5.392	2	21,528,000	2.4
Total	37	$887,130,618	100.0%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Distribution of Debt Yield on Underwritten NOI(1)

Range of Debt Yields on Underwritten NOI (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
6.5 - 8.0	3	$84,480,000	9.5%
8.1 - 9.0	3	34,800,000	3.9
9.1 - 10.0	10	211,044,502	23.8
10.1 - 15.0	15	366,570,349	41.3
15.1 - 20.0	4	140,235,768	15.8
20.1 - 30.1	2	50,000,000	5.6
Total	37	$887,130,618	100.0%
(1)	See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)

Range of Debt Yields on Underwritten NCF (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
6.4 - 8.0	3	$84,480,000	9.5%
8.1 - 9.0	10	225,939,855	25.5
9.1 - 10.0	6	104,819,647	11.8
10.1 - 11.0	3	41,715,344	4.7
11.1 - 20.0	13	380,175,773	42.9
20.1 - 26.2	2	50,000,000	5.6
Total	37	$887,130,618	100.0%
(1)	See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods

Original Partial Interest Only Period (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
12	3	$31,960,000	3.6%
24	1	$10,150,000	1.1%
36	7	$136,865,000	15.4%
59	1	$26,500,000	3.0%
60	2	$28,175,000	3.2%

Distribution of Original Terms to Maturity Date/ARD

Original Term to Maturity Date/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
60	1	$25,000,000	2.8%
120	36	862,130,618	97.2
Total	37	$887,130,618	100.0%

Distribution of Remaining Terms to Maturity Date/ARD

Range of Remaining Terms to Maturity Date/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
55	1	$25,000,000	2.8%
112 - 120	36	862,130,618	97.2
Total	37	$887,130,618	100.0%

Distribution of Original Amortization Terms(1)

Original Amortization Term (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	14	$522,040,000	58.8%
360(2)	23	365,090,618	41.2
Total	37	$887,130,618	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity or anticipated repayment date, as applicable.

(2)	Amortization of the Twelve Oaks Mall mortgage loan is based upon the Twelve Oaks Mall Amortization Schedule as shown on Annex F in the Preliminary Prospectus.

Distribution of Remaining Amortization Terms(1)

Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	14	$522,040,000	58.8%
356 - 360(2)	23	365,090,618	41.2
Total	37	$887,130,618	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity or anticipated repayment date, as applicable.

(2)	Amortization of the Twelve Oaks Mall mortgage loan is based upon the Twelve Oaks Mall Amortization Schedule as shown on Annex F in the Preliminary Prospectus.

Distribution of Prepayment Provisions

Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Defeasance	29	$684,022,874	77.1%
Yield Maintenance	6	147,647,744	16.6
Yield Maintenance or Defeasance	2	55,460,000	6.3
Total	37	$887,130,618	100.0%

Distribution of Escrow Types

Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Real Estate Tax	23	$382,728,950	43.1%
Replacement Reserves(1)	22	$357,090,245	40.3%
TI/LC(2)	13	$250,895,950	37.3%
Insurance	14	$179,315,599	20.2%
(1)	Includes mortgage loans with FF&E reserves.

(2)	Percentage of total retail, office, industrial and mixed use properties only.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

Class A-2 Principal Pay Down(1)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
Starwood Lodging Hotel Portfolio	Hospitality	$25,000,000	2.8%	55	5.63x	30.1%	28.6%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 certificates assuming a 0% CPR and applying the modeling assumptions described under “Yield and Maturity Considerations” in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates or anticipated repayment date of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of certificates, including the Class A-2 certificates, and the RR Interest evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW

Allocations Between the Certificates and the RR Interest	The aggregate amount available for distributions to the holders of the Certificates and the owner of the RR Interest (each such owner, an “RR Interest Owner”) on each Distribution Date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated to (a) the RR Interest, in an amount equal to the product of such amount multiplied by 3.43% (the “RRI Percentage”) and (b) the certificates, in an amount equal to the product of such amount multiplied by 96.57% (the “Non-RRI Percentage”), in each case such percentages being referred to in this Term Sheet as their respective “percentage allocation entitlement”.

Distributions	On each Distribution Date, funds available for distribution to the certificates (net of Excess Interest, yield maintenance charges and prepayment premiums) will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds allocated to the certificates):

1.	Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates: to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes.

2	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: to the extent of funds allocated to principal, (i) to the Class A-AB certificates until their certificate balance is reduced to the Class A-AB scheduled principal balance set forth in Annex E to the Preliminary Prospectus for the relevant Distribution Date, then (ii) to the Class A-1 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the certificates remaining after the distributions to Class A-AB in clause (i) above, then (iii) to the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the certificates remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the certificates remaining after the distributions to Class A-2 in clause (iii) above, and then (v) to the Class A-4 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the certificates remaining after the distributions to Class A-3 in clause (iv) above, and then (vi) to the Class A-AB certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the certificates remaining after the distributions to Class A-4 in clause (v) above.

However, if the certificate balances of each class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal to the certificates will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate balances (and without regard to the Class A-AB scheduled principal balance).

3.	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: first, to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and second, interest on that amount at the pass-through rate for such class.

4.	Class A-S certificates: (i) first, to interest on the Class A-S certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

5.	Class B certificates: (i) first, to interest on the Class B certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Distributions (continued)	6.	Class C certificates: (i) first, to interest on the Class C certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

7.	Class D and Class X-D certificates: (i) first, to interest on the Class D and Class X-D certificates, in the amount of, and pro rata in accordance with, their respective interest entitlements; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B and Class C certificates), to principal on the Class D certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class D certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

8.	Class E certificates: (i) first, to interest on the Class E certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates), to principal on the Class E certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class E certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

9.	After Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class X-D and Class E certificates are paid all amounts to which they are entitled, the remaining funds available for distribution to the certificates will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class F-RR and Class G-RR certificates, sequentially, in that order in a manner analogous to the Class E certificates, until the certificate balance of each such class is reduced to zero.

Realized Losses	The certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates will each be reduced without distribution on any Distribution Date as a write off to the extent of any loss realized on the mortgage loans allocated to such class of certificates on such Distribution Date. On each Distribution Date, the Non-RRI Percentage of any such loss realized on the mortgage loans will be applied to such classes of certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class G-RR certificates; then, to the Class F-RR certificates; then, to the Class E certificates; then, to the Class D certificates; then, to the Class C certificates; then, to the Class B certificates; then, to the Class A-S certificates, and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their then current respective certificate balances. The notional amount of each class of Class X certificates will be reduced to reflect reductions in the certificate balances of the Related Class X class resulting from allocations of losses realized on the mortgage loans.

Prepayment Premiums

and Yield Maintenance

Charges	On each Distribution Date, the RRI Percentage of any yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed to the RR Interest Owner. On each Distribution Date, the Non-RRI Percentage of any yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed as follows: (1) first such yield maintenance charge will be allocated between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class A-S certificates, and (y) the group (the “YM Group B” and together with the YM Group A, the “YM Groups”) of the Class X-B, Class B, Class C and Class D certificates, pro rata, based upon the aggregate amount of principal distributed to the classes of certificates (other than the Class X certificates) in each YM group on such Distribution Date, and (2) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates in such YM Group in the following manner: (A) each class of certificates (other than the Class X certificates) in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (other than the Class X certificates) in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (B) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class X certificates in such YM Group. If there is more than one class of certificates (other than the

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums

and Yield Maintenance

Charges (continued)	Class X certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes of certificates, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates (other than the Class X certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the second sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the Base Interest Fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-D, Class E, Class F-RR, Class G-RR, Class S or Class R certificates. Instead, after the notional amounts of the Class X-A and Class X-B certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, all prepayment premiums and yield maintenance charges allocated to the certificateholders will be distributed to holders of the Class X-B certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of Mortgage Loans” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in the Preliminary Prospectus.

Non-Serviced Loans	The Marina Heights State Farm, Apple Campus 3, Twelve Oaks Mall, Worldwide Plaza, 90 Fifth Ave, Bass Pro & Cabela’s Portfolio and Starwood Lodging Hotel Portfolio mortgage loans are referred to in this Term Sheet as “non-serviced loans”. The non-serviced loans and related companion loans are being, or are expected to be, serviced and administered in accordance with, and all decisions, consents, waivers, approvals and other actions on the part of the holders of the non-serviced loans and the related companion loans will be, or are expected to be, effected in accordance with, the related Controlling PSA set forth under the “Companion Loan Summary” table above and the related co-lender agreement. Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the non-serviced loans, but instead such servicing and administration of the non-serviced loans will be governed by the related Controlling PSA and the related co-lender agreements. The Controlling PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The non-serviced loans are discussed further under “—Whole Loans” below.

Advances	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan and, with respect to each serviced mortgage loan and serviced whole loan, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related serviced mortgage loan (or, if applicable, serviced whole loan) and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. Notwithstanding the foregoing, servicing advances for the non-serviced loans will be made by the parties of, and pursuant to, the applicable Controlling PSA (as discussed under “—Whole Loans” below).

A “serviced mortgage loan” is any mortgage loan other than a non-serviced mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Appraisal Reduction

Amounts	An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan or serviced whole loan) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan. In general, any appraisal reduction amount calculated with respect to a whole loan will be allocated, first, to any related subordinate companion loan, up to its outstanding principal balance, and then, to the related mortgage loan and pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of any non-serviced loan, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related Controlling PSA (as discussed under “—Whole Loans” below). As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan that would otherwise be allocable to the certificates will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Class S and Class R certificates) then outstanding (i.e., first, to the Class G-RR certificates, then to the Class F-RR certificates, then to the Class E certificates, then, pro rata based on interest entitlements, to the Class D and Class X-D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan (or whole loan, if applicable) to be a required appraisal loan.

At any time an Appraisal is ordered with respect to a property that would result in appraisal reduction amount with respect to a serviced mortgage loan or serviced whole loan, if applicable, that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Preliminary Prospectus.

Age of Appraisals	Appraisals (which can be an update of a prior appraisal) ordered under the pooling and servicing agreement for this transaction with respect to a mortgaged property are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option,” instead defaulted loans will be sold in a process similar to the sale process for REO property.

Cleanup Call	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property or the issuing entity’s interest therein acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances and notional amounts of all certificates senior to the Class F-RR certificates have been reduced to zero, if the master servicer has received the payment specified in the pooling and servicing agreement from the holder (or holders acting unanimously) of the remaining certificates and the RR Interest Owner, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class S and Class R certificates) and the RR Interest for the mortgage loans and each REO property remaining in the issuing entity.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Directing Holder /

Controlling Class

Representative	The “Directing Holder” will be (a) with respect to any serviced mortgage loan (other than the Twelve Oaks Mall mortgage loan) and any related serviced companion loan, the Controlling Class Representative, and (b) with respect to the Twelve Oaks Mall Whole Loan, (i) for so long as the outstanding principal balance of the related subordinate companion loan (as notionally reduced by any appraisal reduction amounts or realized losses allocated to such subordinate companion loan) is less than 25% of the initial principal balance of such subordinate companion loan (as reduced by principal payments on such subordinate companion loan) (collectively, the “Twelve Oaks Mall Control Appraisal Period”), the Controlling Class Representative, and (ii) at all other times, the holder of such subordinate companion loan.

The “Controlling Class Representative” will be the controlling class certificateholder (or its representative) selected by a majority of the voting rights of the controlling class (by certificate principal balance). The controlling class is the most subordinate class of the Class F-RR and Class G-RR certificates that has an outstanding certificate balance as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of that class of certificates. At any time when Class F-RR is the controlling class, the majority controlling class certificateholder may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

It is anticipated that RREF III-D AIV RR, LLC (or another affiliate of Rialto Capital Advisors, LLC) is expected to purchase the Class F-RR and Class G-RR certificates, and, on the Closing Date, is expected to appoint itself (or its affiliate) to be the initial Controlling Class Representative. In addition, RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC) is expected to purchase the Class S certificates and may purchase the Class E and certain other classes of certificates.

The initial Directing Holder for the Twelve Oaks Mall Whole Loan is anticipated to be Teachers Insurance and Annuity Association of America, which is anticipated to be the holder of the related subordinate companion loan.

 Control/Consultation

Rights	The Directing Holder will have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) for so long as no Control Termination Event exists.

A “Control Termination Event” will occur with respect to any serviced mortgage loan (or, with respect to the Twelve Oaks Mall mortgage loan, during the Twelve Oaks Mall Control Appraisal Period) and any related serviced companion loan, when the Class F-RR certificates have an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to such class, that is less than 25% of the initial certificate balance of that class of certificates.

So long as a Control Termination Event does not exist, the Directing Holder will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a serviced mortgage loan and any related serviced companion loan, and will also have the right to notice and to consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to a serviced mortgage loan and any related serviced companion loan, subject to the servicing standard and other restrictions as described in the Preliminary Prospectus.

A “Consultation Termination Event” will occur with respect to any serviced mortgage loan (or, with respect to the Twelve Oaks Mall mortgage loan, during the Twelve Oaks Mall Control Appraisal Period) and any related serviced companion loan, when the Class F-RR certificates have an outstanding certificate balance, without regard to the application of any appraisal reductions amounts, that is less than 25% of the initial certificate balance of that class of certificates.

Notwithstanding the foregoing, with respect to the non-serviced whole loans, so long as a Consultation Termination Event does not exist, the issuing entity will have consultation rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding the non-serviced whole loans and the Controlling Class Representative will be entitled to exercise such consultation rights pursuant to the terms of the related intercreditor agreement, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Risk Retention

Consultation Party	The risk retention consultation party will be appointed by the RR Interest Owner. Except with respect to an excluded loan as to such party, the risk retention consultation party will be entitled to consult with the special servicer with respect to certain material servicing actions proposed by the special servicer.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Whole Loans	Each pari passu companion loan described below in this section “Whole Loans” is referred to in this Term Sheet as a “pari passu companion loan” and a “companion loan” and the subordinate companion loans described in this section “Whole Loans” is referred to in this Term Sheet as a “subordinate companion loan” and a “companion loan”. Each whole loan or companion loan below in this section “Whole Loans” is also referred to as a “serviced whole loan” or “serviced companion loan” at any time that the Controlling PSA is the GSMS 2018-GS9 pooling and servicing agreement (referred to as the “GSMS 2018-GS9 PSA” in this Term Sheet) and as a “non-serviced whole loan” or “non-serviced companion loan” at any time that the Controlling PSA is not the GSMS 2018-GS9 PSA. See “Companion Loan Summary” table above. Each mortgage loan and the related pari passu companion loans are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Marina Heights State Farm	Note	Control	Original Balance	Note Holder
	A-1-S	Yes	$264,000,000	GSMS 2017-FARM
	A-1-C1	No	72,500,000	GSMS 2018-GS9
	A-1-C2	No	27,500,000	GSMC(1)
	A-2-C1	No	45,000,000	DBNY(2)
	A-2-C2	No	60,000,000	DBNY(2)
	A-2-C3	No	50,000,000	DBNY(2)
	A-2-C4	No	20,000,000	Benchmark 2018-B2
	A-2-C5	No	21,000,000	Benchmark 2018-B2
Total			$560,000,000

(1)	Held by GSMC and anticipated to be contributed to one or more future securitization trusts.

(2)	Held by DBNY and anticipated to be contributed to one or more future securitization trusts.

Apple Campus 3	Note	Control	Original Balance	Note Holder
	A-1	No	$80,000,000	WFBNA (1)
	A-2	No	30,000,000	WFBNA (1)
	A-3	Yes	94,000,000	BANK 2018-BNK10
	A-4	No	68,000,000	Benchmark 2018-B2
	A-5	No	68,000,000	GSMS 2018-GS9
Total			$340,000,000

(1)	Held by WFBNA and anticipated to be contributed to one or more future securitization trusts.

Twelve Oaks Mall	Note	Control	Original Balance	Note Holder
	A-1	No	$66,666,668	GSMS 2018-GS9
	A-2	No	66,666,666	WFBNA(1)
	A-3	No	66,666,666	JP Morgan(2)
	B(3)	Yes	100,000,000	TIAA
Total			$300,000,000

(1)	Held by WFBNA and anticipated to be contributed to one or more future securitization trusts.

(2)	Held by JP Morgan and anticipated to be contributed to one or more future securitization trusts.

(3)	Comprised of three notes with an aggregate original balance of $100,000,000 expected to be held by Teachers Insurance and Annuity Association of America.

U.S. Industrial Portfolio	Note	Control	Original Balance	Note Holder
	A-1	Yes	$64,000,000	GSMS 2018-GS9
	A-2	No	41,800,000	GSMC(1)
Total			$105,800,000

(1)	Held by GSMC and anticipated to be contributed to one or more future securitization trusts.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Whole Loans

(continued)

Worldwide Plaza	Note	Control	Original Balance	Note Holder
	A-1-S	No	$327,214,500	WPT 2017-WWP
	A-2-S	No	54,071,500	WPT 2017-WWP
	A-1-C1	No	100,000,000	GSMS 2017-GS8
	A-1-C2	No	35,000,000	GSMS 2018-GS9
	A-2-C1	No	30,000,000	Benchmark 2018-B1
	A-2-C2	No	30,000,000	Benchmark 2018-B2
	A-2-C3	No	20,000,000	Benchmark 2018-B1
	A-2-C4	No	20,000,000	Benchmark 2018-B2
	B-1-S	Yes	242,785,500	WPT 2017-WWP
	B-2-S	Yes	80,928,500	WPT 2017-WWP
Total			$940,000,000

90 Fifth Avenue	Note	Control	Original Balance	Note Holder
	A-1	Yes	$37,000,000	GSMS 2017-GS7
	A-2	No	33,750,000	GSMS 2017-GS8
	A-3	No	33,750,000	GSMS 2018-GS9
Total			$104,500,000

Bass Pro & Cabela’s Portfolio	Note	Control	Original Balance	Note Holder
	A-1(A-CP)	Yes	$37,500,000	GSMS 2017-GS8
	A-1(A-NCP)	Yes	10,000,000	GSMS 2017-GS8
	A-1(B-CP)	No	30,460,000	GSMS 2018-GS9
	A-2(A)	No	7,500,000	WFCM 2017-C42
	A-2(B)(1)	No	27,470,000	WFCM 2017-C42
	A-2(B)(2)	No	23,500,000	BANK 2017-BNK9
	A-3(A-CP)	No	20,000,000	UBS 2017-C5
	A-3(B-CP)	No	24,750,000	CCUBS 2017-C1
	A-3(C-CP)	No	6,220,000	UBS 2017-C6
	A-3(D-NCP)	No	2,500,000	UBS 2017-C6
	A-3(E-NCP)	No	2,500,000	UBS 2017-C6
	A-3(F-NCP)	No	2,500,000	UBS 2017-C6
Total			$194,900,000

Esperanza	Note	Control	Original Balance	Note Holder
	A-1	No	$15,000,000	GSMS 2017-GS8
	A-2	Yes	25,000,000	GSMS 2018-GS9
Total			$40,000,000

Starwood Lodging Hotel Portfolio	Note	Control	Original Balance	Note Holder
	A-1	No	$257,685,263	GSMS 2017-SLP
	A-2	No	50,000,000	GSMS 2017-GS8
	A-3	No	25,000,000	GSMS 2018-GS9
	B	Yes	467,314,737	GSMS 2017-SLP
Total			$800,000,000

Two Democracy	Note	Control	Original Balance	Note Holder
	A-1	Yes	$15,000,000	GSMS 2018-GS9
	A-2	No	10,000,000	GSMC(1)
Total			$25,000,000

(1)	Held by GSMC and anticipated to be contributed to one or more future securitization trusts.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Servicing Standard	Each of the serviced mortgage loans and serviced whole loans will be serviced by the master servicer and the special servicer pursuant to the terms of the GSMS 2018-GS9 PSA. In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders and the RR Interest Owner (and, in the case of a serviced whole loan, the holder(s) of the related serviced companion loan(s)) as a collective whole as if such certificateholders and the RR Interest Owner (and, if applicable, such companion loan holder), constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)). The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a)	for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the applicable special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b)	for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of

Special Servicer	Except as limited by certain conditions described in the Preliminary Prospectus, prior to the occurrence and continuance of a Control Termination Event, the Directing Holder may replace the special servicer, with or without cause, at any time. After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) may request a vote to replace the special servicer (other than with respect to the non-serviced whole loan). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of a Quorum, or (b) more than 50% of the voting rights of each Class of Non-Reduced Interests vote affirmatively to so replace the special servicer. A “Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer described above or the asset representations reviewer described below, the holders of voting rights evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, the application of any appraisal reduction amounts to notionally reduce the certificate balance of the certificates) of the principal balance certificates.

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders and the RR Interest Owner as a collective whole, the operating advisor will be have the right to recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of voting rights evidencing at least a majority of a quorum (which, for this purpose is the holders that (i) evidence at least 20% of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective certificate balances) of all certificates (other than the Class X, Class S and Class R certificates) on an aggregate basis, and (ii) consist of at least 3 certificateholders or certificate owners that are not affiliated with each other).

If the special servicer obtains knowledge that it has become a “borrower party” (as described in the Preliminary Prospectus) with respect to a mortgage loan or whole loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan or whole loan. Subject to certain limitations described in the Preliminary Prospectus, the applicable Directing Holder (so long as it is not itself a borrower party and so long as no Control Termination Event has occurred and is continuing) will be entitled to appoint a replacement special servicer for that mortgage loan or whole loan. If the Directing Holder is precluded from appointing a replacement special servicer, a replacement special servicer will be appointed in the manner specified in the pooling and servicing agreement for this transaction.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Servicing Compensation	Modification Fees: With respect to the serviced mortgage loans and serviced whole loan certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers) or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future. Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicers. Within any prior 12 month period, all excess modification fees earned by the master servicer or by a special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding certificate balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related serviced mortgage loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related serviced mortgage loan, and any excess received with respect to a serviced mortgage loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced mortgage loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each serviced mortgage loan that is a specially serviced loan and any REO property and, in certain circumstances, each serviced mortgage loan that is not a specially serviced mortgage loan, subject in any case to a minimum liquidation fee of $25,000. For any serviced mortgage loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced mortgage loan from the date such serviced mortgage loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced mortgage loan from the date such serviced mortgage loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced mortgage loan within 90 days of the maturity default.

Operating Advisor	The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and the RR Interest Owner and, in the case of a serviced whole loan, the related companion loan holder(s), as a collective whole, as if those certificateholders and the RR Interest Owner and, if applicable, such companion loan holder(s) constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)).

The operating advisor will be subject to termination without cause if the holders of at least 15% of the voting rights of Non-Reduced Interests vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Interests that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Interests have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the HRR Certificates (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balance of any class of the HRR Certificates) is 25% or less of the initial aggregate Certificate Balance of the HRR Certificates or (ii) a control termination event has occurred and is continuing.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Asset Representations

Reviewer	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. The specified delinquency threshold will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding certificate balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of holders evidencing not less than 25% of the voting rights (taking into account realized losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the certificate balance of the certificates) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of holders of voting rights evidencing more than 75% of a Quorum, the Trustee will terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution

Provisions	The mortgage loan seller will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan and the mortgage loan seller will be obligated under the mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related mortgage loan seller receives such repurchase request, then the enforcing servicer will be required to send a notice to the initial requesting holder (if any) indicating the enforcing servicer’s intended course of action with respect to the repurchase request. If (a) the enforcing servicer’s intended course of action with respect to the repurchase request does not involve pursuing further action to exercise rights against the mortgage loan seller with respect to the repurchase request and the initial requesting holder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the repurchase request but the initial requesting holder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting holder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration. “Resolved” means, with respect to a repurchase request, (i) that the related material defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the mortgage loan seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the mortgage loan seller that settles the related mortgage loan seller’s obligations under the mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Deal Website	The certificate administrator will maintain a deal website including, but not limited to:

—all special notices delivered.

—summaries of final asset status reports.

—all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

—an “Investor Q&A Forum” and a voluntary investor registry.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTAIN DEFINITIONS

■	“ADR”: For any hospitality property, average daily rate.

■	“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than four months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state a “prospective value upon stabilization” and “prospective market value at completion” or similar value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property. With respect to a mortgage loan secured by the portfolio of mortgaged properties, the Appraised Value represents the “as-is” value for the portfolio of mortgaged properties as a collective whole, which may be higher than the aggregate of the “as-is” appraised value of the individual mortgaged properties. For purposes of calculating the Maturity Date/ARD LTV Ratio for certain mortgage loans, the “as stabilized” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Maturity Date/ARD LTV Ratio.

■	“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower. The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“CBD”: Central business district.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■	“Hard Lockbox”: An account controlled by the lender into which the borrower is required to direct the tenants to pay rents directly. Hospitality properties, multifamily properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.

■	“MSA”: Metropolitan statistical area.

■	“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-Reduced Interests”: Each class of certificates (other than Class S, Class R or Class X certificates) that has an outstanding certificate balance, as may be notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to that class of certificates, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■	“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■	“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, available rooms, units or pads in the property that is owned by the related borrower. In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date; assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed; assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material and/or assumptions regarding the re-leasing of certain space at the related mortgaged property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTAIN DEFINITIONS (continued)

■	“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by the rating agencies engaged by the depositor that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates (or, with respect to a matter that affects a serviced whole loan, any companion loan securities). However, such confirmation will be deemed received or not required in certain circumstances as further described in the Preliminary Prospectus. See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Preliminary Prospectus.

■	“RevPAR”: With respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■	“Soft Lockbox”: An account into which the related borrower is required to deposit or cause the property manager to deposit all rents collected. Hospitality properties, multifamily properties and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■	“Soft Springing Hard Lockbox”: An account into which the related borrower is required to deposit, or cause the property manager to deposit, all rents collected until the occurrence of an event of default or one or more specified trigger events under the loan documents, at which time the lockbox account converts to a Hard Lockbox.

■	“Springing Lockbox”: An account that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the loan documents.

■	“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, available rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material and / or the assumptions regarding re-leasing of certain space at the related mortgaged property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: The Terrorism Risk Insurance Program Reauthorization Act of 2015.

■	“TTM”: Trailing twelve months.

■	“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■	“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

■	“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.

■	“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material, and in certain cases contractual rent increases generally within 14 months past the Cut-off Date (or with respect to the Apple Campus 3 mortgage loan, contractual rent steps represent the average over the lease term which expires in February 2031), in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month period or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to mortgaged properties with leases with rent increases during the term of the related mortgage loan, Underwritten Revenues were based on the weighted average rent over the term of the mortgage loan. In certain cases, the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Marina Heights State Farm

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Marina Heights State Farm

EAST RIO SALADO PARKWAY
BLDG A
BLDG B
BLDG R1
BLDG C
BLDG D
BLDG R2
BLDG E
EAST RIO SALADO PARKWAY
Tempe Town Lake
SOUTH PACKARD DRIVE
MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Marina Heights State Farm

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Marina Heights State Farm

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1			Loan Seller	GSMC
Location (City/State)	Tempe, Arizona			Cut-off Date Principal Balance(3)	$72,500,000
Property Type	Office			Cut-off Date Principal Balance per SF(1)	$275.69
Size (SF)	2,031,293			Percentage of Initial Pool Balance	8.2%
Total Occupancy as of 12/7/2017	99.5%			Number of Related Mortgage Loans	None
Owned Occupancy as of 12/7/2017	99.5%			Type of Security	Leasehold
Year Built / Latest Renovation	2015-2017 / NAP			Mortgage Rate	3.5595%
Appraised Value	$960,000,000			Original Term to Maturity (Months)(4)	120
				Original Amortization Term (Months)	NAP
				Original Interest Only Period (Months)	120

Underwritten Revenues	$83,160,015
Underwritten Expenses	$19,826,859		Escrows
Underwritten Net Operating Income (NOI)	$63,333,156			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$63,137,233		Taxes	$0	$0
Cut-off Date LTV Ratio(1)	58.3%		Insurance	$0	$0
Maturity Date LTV Ratio(1) (2)	56.6%		Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	3.13x / 3.12x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	11.3% / 11.3%		Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$560,000,000	58.4%	Purchase Price(6)	$930,000,000	97.1%
Principal’s New Cash Contribution	375,736,548	39.2	Imputed Equity Purchase	22,500,000	2.3
Imputed Equity Contribution(5)	22,500,000	2.3	Closing Costs(7)	5,736,548	0.6

Total Sources	$958,236,548	100.0%	Total Uses	$958,236,548	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Marina Heights State Farm Whole Loan. See “— The Mortgage Loan” below.

(2)	The Maturity Date LTV Ratio is calculated using the “as-stabilized” appraised value of $989,000,000. The Maturity Date LTV Ratio calculated based on the “as-is” appraised value is 58.3%.

(3)	The Cut-off Date Principal Balance of $72,500,000 represents the non-controlling note A-1-C1 of the $560,000,000 Marina Heights State Farm Whole Loan. See “—The Mortgage Loan” below.

(4)	The Marina Heights State Farm Whole Loan has an Anticipated Repayment Date (the “ARD”) of January 6, 2028 and a Stated Maturity Date as of January 6, 2033.

(5)	The Marina Heights State Farm Whole Loan was used to finance the purchase of the Marina Heights State Farm Property by a wholly-owned subsidiary of a joint venture between JDM Partners, LLC (“JDM”) and Transwestern Investment Group (“Transwestern”) in a sale lease-back transaction from State Farm Mutual Automobile Insurance Company and its affiliates (“State Farm”), for total consideration of $958,236,548. Total consideration consists of $560.0 million of loan proceeds, approximately $375.7 million of cash from JDM (for an approximately 94% equity stake) and an imputed equity contribution from Transwestern of $22.5 million (for an approximately 6% equity stake). Transwestern contributed its interest in the purchase agreements with respect to the property, to the joint venture in exchange for its 6% equity interest.

(6)	Represents the contractual purchase price.

(7)	Closing costs include costs associated with the purchase and sale transaction.

■	The Mortgage Loan. The mortgage loan (the “Marina Heights State Farm Loan”) is part of a whole loan (the “Marina Heights State Farm Whole Loan”) consisting of eight pari passu notes with an outstanding aggregate principal balance of $560,000,000 and is secured by a first mortgage encumbering the borrower’s leasehold interest in an office building in Tempe, Arizona (the “Marina Heights State Farm Property”). The Marina Heights State Farm Loan (evidenced by note A-1-C1), has an outstanding principal balance as of the Cut-off Date of $72,500,000 and represents approximately 8.2% of the Initial Pool Balance.

The Marina Heights State Farm Whole Loan was originated by Goldman Sachs Mortgage Company on December 7, 2017. Subsequent to the origination date, 35% of the Marina Heights State Farm Whole Loan, evidenced by Note A-2-C1, Note A-2-C2, Note A-2-C3, Note A-2-C4 and Note A-2-C5, was transferred to Deutsche Bank AG, acting through its New York Branch (“DBNY”). Each note comprising the Marina Heights State Farm Whole Loan has an interest rate of (i) prior to the ARD, 3.5595% per annum and (ii) following the ARD, the sum of (a) the greater of (x) 3.5595% and (y) the rate for U.S. dollar swaps with a 10-year maturity, as of the ARD plus (b) 3.0% per annum. All interest in excess of the initial rate will be deferred and not be payable until the outstanding principal balance of the Marina Heights State Farm Whole Loan has been paid in full. The borrower utilized the proceeds of the Marina Heights State Farm Whole Loan to acquire the Marina Heights State Farm Property, return equity to the borrower sponsors and pay origination costs.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Marina Heights State Farm

The Marina Heights State Farm Whole Loan had an initial term of 120 months to the ARD and has a remaining term of 118 months to the ARD as of the Cut-off Date. The stated maturity date is the due date in January 2033 (the “Stated Maturity Date”). The Marina Heights State Farm Whole Loan will be interest only for the entire term until the ARD. From the first loan due date after the ARD until the Stated Maturity Date, the Marina Heights State Farm Whole Loan will amortize on a 30-year schedule. At any time on or after the loan due date in January 2019, the borrower will have the right to prepay the Marina Heights State Farm Whole Loan in whole or in part. Any voluntary prepayments prior to the due date in July 2027 require a yield maintenance premium, which may be no less the 1% of the amount prepaid.

The following table outlines the eight pari passu notes of the Marina Heights State Farm Whole Loan:

Note	Original Balance	Cut-off Date Principal Balance	Note holder	Controlling Piece
Note A-1-S	$264,000,000	$264,000,000	GSMS 2017-FARM	Yes
Note A-1-C1	72,500,000	72,500,000	GSMS 2018-GS9	No
Note A-1-C2(1)	27,500,000	27,500,000	GSMC	No
Note A-2-C1(2)	45,000,000	45,000,000	DBNY	No
Note A-2-C2(2)	60,000,000	60,000,000	DBNY	No
Note A-2-C3(2)	50,000,000	50,000,000	DBNY	No
Note A-2-C4	20,000,000	20,000,000	Benchmark 2018-B2	No
Note A-2-C5	21,000,000	21,000,000	Benchmark 2018-B2	No
Total	$560,000,000	$560,000,000

(1)	Note A-1-C2 is currently held by GSMC and is expected to be contributed to one or more future securitization transactions.

(2)	Notes A-2-C1, A-2-C2 and A-2-C3 are currently held by DBNY and are expected to be contributed to one or more future securitization transactions.

The Marina Heights State Farm total debt capital structure is shown below:

Marina Heights State Farm Total Debt Capital Structure

(1)	Based on total consideration of approximately $958.2 million, including $560.0 million of loan proceeds, approximately $375.7 million of cash from JDM and an imputed equity contribution from Transwestern of $22.5 million.

(2)	Based on the Appraised Value of $960,000,000 as of November 20, 2017, as determined by the appraiser.

(3)	Calculated based on Underwritten In-Place NOI of $52,901,590 and Underwritten In-Place NCF of $52,901,590. See “Cash Flow Analysis” in this Term Sheet for a description of Underwritten In-Place NOI and Underwritten In-Place NCF.

(4)	Calculated based on Adjusted Underwritten NOI of $63,333,156 and Adjusted Underwritten NCF of $63,137,233. See “Cash Flow Analysis” in this Term Sheet for a description of Adjusted Underwritten NOI and Adjusted Underwritten NCF.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Marina Heights State Farm

■	The Mortgaged Property. The Marina Heights State Farm Property is an approximately 2.03 million SF office campus located in Tempe, Arizona consisting of approximately (i) 1.97 million SF of office space, (ii) approximately 58,000 SF of dining, retail, and wellness space, and (iii) approximately 8,000 SF of management space. The Marina Heights State Farm Property is situated on approximately 20 acres of land located on the Rio Salado Parkway between Arizona State University and Tempe Town Lake, with access to Loop 202 and the Phoenix Sky Harbor International Airport located approximately four miles from the Marina Heights State Farm Property. The Marina Heights State Farm Property consists of five office buildings that were built-to-suit as a super-regional headquarters for State Farm in 2015 through 2017 to serve the southwestern United States markets and are completely leased to State Farm pursuant to five separate triple net leases averaging more than 20 years, with annual 2.0% rent escalations and with the option to renew each lease for up to 20 additional years. The approximately 58,000 SF of dining, retail and wellness space is located on the ground floors of two separate office buildings. State Farm has taken occupancy in each of the five buildings and all in-place retail tenants have taken occupancy. The State Farm leases require the tenant to reimburse operating expenses at the Marina Heights State Farm Property. State Farm is an insurance company, with investment grade credit ratings of AA from S&P.

The Marina Heights State Farm Property was delivered to State Farm in 2015 through 2017 to meet the company’s need for a state-of-the-art campus to accommodate the consolidation of approximately 10,000 employees from across the southwest region. As part of this strategy, the Marina Heights State Farm Property was developed as a Class A office campus offering modern finishes and flexible office configurations for office, conference and training needs. The Marina Heights State Farm Property also offers retail, dining, and wellness amenities for employees and 7,991 parking spaces (approximately 3.9 spaces per 1,000 SF). The Marina Heights State Farm Property has large, raised floor plates, raised ceilings, modern building systems, along with marble and natural hardwood lobby accents and ground floor café and restaurant tenants. Furthermore, the campus offers access to Loop 202 and is approximately four miles from the Phoenix Sky Harbor International Airport. The Marina Heights State Farm Property is also expected to be a future stop for the Tempe Streetcar (which is in an initial construction phase and is not expected to be completed prior to 2020), which is anticipated to provide access to the airport, downtown and central Phoenix, and west Mesa via the Valley Metro Light Rail.

The following table presents certain information relating to the major tenants at the Marina Heights State Farm Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
State Farm Building B	NR / NR / AA	575,639	28.3%	$15,265,946	28.9%	$26.52	12/31/2042	4, 5-year options, 2, 10-year options
State Farm Building E	NR / NR / AA	426,902	21.0	11,321,441	21.4	26.52	12/31/2032	4, 5-year options, 2, 10-year options
State Farm Building D	NR / NR / AA	370,332	18.2	9,821,205	18.6	26.52	12/31/2035	4, 5-year options, 2, 10-year options
State Farm Building A	NR / NR / AA	347,851	17.1	9,225,009	17.5	26.52	12/31/2037	4, 5-year options, 2, 10-year options
State Farm Building C	NR / NR / AA	245,370	12.1	6,507,212	12.3	26.52	12/31/2039	4, 5-year options, 2, 10-year options
MarinaLink (State Farm)	NR / NR / AA	7,154	0.4	182,427	0.3	25.50	3/31/2027	2, 5-year options
Mountainside Fitness	NR / NR / NR	17,485	0.9	174,850	0.3	10.00	3/31/2027	1, 5-year option
Honor Health	NR / NR / NR	5,736	0.3	123,496	0.2	21.53	7/31/2027	1, 5-year option
Compass - Cafe 450	NR / NR / NR	6,610	0.3	69,446	0.1	10.51	12/31/2031	1, 5-year option
Compass - Matt’s Big Breakfast	NR / NR / NR	5,007	0.2	52,605	0.1	10.51	12/31/2031	1, 5-year option
Largest Tenants		2,008,086	98.9%	$52,743,637	99.9%	$26.27
Remaining Tenants		12,719	0.6	54,846	0.1	4.31
Vacant Spaces		10,488	0.5	0	0.0	0.00
Totals / Wtd. Avg. Tenants		2,031,293	100.0%	$52,798,483	100.0%	$26.13

(1)	Ratings for State Farm leases are those for State Farm Mutual Automobile Insurance Company, the tenant on each State Farm lease.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Marina Heights State Farm

The following table presents certain information relating to the lease rollover schedule at the Marina Heights State Farm Property based on initial lease expiration dates:

Lease Expiration Schedule

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases(1)
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025(2)	915	0.0	0.0%	0	0.0	0.00	1
2026(2)	6,621	0.3	0.4%	0	0.0	0.00	3
2027	30,375	1.5	1.9%	480,773	0.9	15.83	3
2028	0	0.0	1.9%	0	0.0	0.00	0
2029 & Thereafter	1,982,894	97.6	99.5%	52,317,710	99.1	26.38	11
Vacant	10,488	0.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	2,031,293	100.0%		$52,798,483	100.0%	$26.13	18

(1)	Some tenants have more than one lease.

(2)	Includes total of 7,536 SF which pertains to the management office, which does not pay rent or reimbursements at the Marina Heights State Farm Property.

The following table presents certain information relating to historical occupancy at the Marina Heights State Farm Property:

Historical Leased %(1)

2015	2016
NAP	NAP

(1)	Historical occupancy is not available as the Marina Heights State Farm Property was constructed between 2015 to 2017. Historical occupancy information was not provided in connection with the sale leaseback transaction.

The following table presents certain information relating to ground lease expense projections at the Marina Heights State Farm Property:

Ground Rent Expense Projection

Year Ending	Ground Rent
11/30/2018	$0
11/30/2019	$0
11/30/2020	$0
11/30/2021	$0
11/30/2022	$0
11/30/2023	$84,983
11/30/2024	$2,232,395
11/30/2025	$4,106,789
11/30/2026 and thereafter	$4,375,033

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Marina Heights State Farm

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Marina Heights State Farm Property:

Cash Flow Analysis(1)

	Borrower Sponsor Budget (11/2018)	Underwritten In-Place(2)	Adjusted Underwritten(2)	Adjusted Underwritten $ per SF
Base Rental Revenue	$51,595,814	$52,798,483	$52,798,483	$25.99
Contractual Rent Steps(3)	0	0	11,242,393	5.53
Overage / Percentage Rent	48,000	0	0	0.00
Total Reimbursement Revenue	17,862,446	17,819,370	19,919,069	9.81
Market Revenue from Vacant Units	0	0	300,493	0.15
Gross Revenue	$69,506,260	$70,617,853	$84,260,438	$41.48
Vacancy / Credit Loss(4)	0	0	(1,100,423)	(0.54)
Effective Gross Revenue	$69,506,260	$70,617,853	$83,160,015	$40.94

Total Operating Expenses(5)	$17,716,262	$17,716,262	$19,826,859	$9.76

Net Operating Income	$51,789,998	$52,901,590	$63,333,156	$31.18
TI/LC	0	0	53,733	0.02
Capital Expenditures	0	0	142,191	0.07
Net Cash Flow	$51,789,998	$52,901,590	$63,137,233	$31.08

(1)	Historical financial information is not available as the Marina Heights State Farm Property was constructed from 2015 to 2017.

(2)	Underwritten cash flow based on contractual rents as of December 7, 2017 and contractual rent steps through January 31, 2019.

(3)	Reflects the net present value of future contractual rent steps for investment grade tenants using a discount rate of 7%.

(4)	Reflects 1.0% vacancy for State Farm space, supported by long-term investment grade tenancy; in-place economic vacancy for retail space of 21.2%; and 0% vacancy on management office space.

(5)	Includes the average of ground rent expense over the Marina Heights State Farm Whole Loan term, which is required to be reimbursed by the tenants.

■	Appraisal. According to the appraisal dated December 5, 2017, the Marina Heights State Farm Property had an “as-is” appraised value of $960,000,000 and a “go dark” value of $573,000,000 as of November 20, 2017. In addition, the appraisal noted an “as-stabilized” value of $989,000,000 as of April 1, 2019, assuming market conditions remain stable.

■	Environmental Matters. According to the Phase I environmental report, dated November 28, 2017, there are no recognized environmental conditions or recommendations for further action at the Marina Heights State Farm Property.

■	Market Overview and Competition.

—	Phoenix Market: According to third party market research reports, the Phoenix office market contains 102.4 million SF of office space within 22 submarkets, and market activity has remained steady recently. The metropolitan area had monthly average employment growth of 2.6% in the first half of 2017. Of the 56,000 jobs added year-over-year through June 2017, roughly 30.0% (16,800) were office-using jobs in the financial activities sector and professional and business services sector, which accounts for 61.0% of the entire office sector employment. Overall net absorption was roughly 996,000 SF for the second quarter of 2017. Class A vacancy was 13.8% as of third quarter 2017, a 0.4% decrease over the prior quarter and 0.9% decrease from year end 2016, with average quoted rents of $28.85 per SF as of the third quarter 2017 for Class A properties, up $0.46 per SF over the prior quarter.

—	Tempe Submarket: The Marina Heights State Farm Property is located in Tempe, Arizona. According to third party market research reports, demand has largely kept pace with the large supply that has come on line in recent years, mainly due to the State Farm headquarters, resulting in a vacancy rate (6.7% for Class A as of third quarter 2017) that has remained near or below the historical average since 2013. Twelve month rent growth as of third quarter 2017 was 4.3% and the average rent commands an approximately 15% premium over the metro average. Gross market rents for Class A office leases are $34.46 per SF.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Marina Heights State Farm

The following table presents select comparable office property leases, including local comparisons and the other State Farm super-regional HQ leases for the Marina Heights State Farm Property:

Office Lease Comparables(1)

Property Name	Location	Class	Lease Type	Quoted Rate per SF		Tenant	Lease Size (SF)	Lease Date	Approx. Lease Term (Years)
Marina Heights State Farm	Tempe, AZ	A	NNN	$26.52		State Farm	1,966,094	2017	20	(2)
Marina Heights State Farm	Tempe, AZ	A	Gross	$35.37	(3)	State Farm	1,966,094	2017	20	(2)
State Farm Atlanta	Dunwoody, GA	AA	NNN	$27.56		State Farm	569,778	2016	20
State Farm Campus at CityLine	Richardson, TX	A	NNN	$21.06		State Farm	2,105,733	2016	21
Hayden Ferry Lakeside – Phase II	Tempe, AZ	A	Gross	$44.00		KPMG	25,577	2017	5
Hayden Ferry Lakeside I	Tempe, AZ	A	Gross	$41.00		Edelman Financial	5,165	2017	5
Papago Gateway Center	Tempe, AZ	A	Gross	$34.00		WSP USA Inc	29,137	2017	1
Rio 2100 – Freedom Financial Building 1	Tempe, AZ	A	NNN	$25.00		Freedom Financial Network	300,000	2017	11
The Grand at Papago Park Center Phase I	Tempe, AZ	A	Gross	$31.50		Union Bank	170,404	2017	11
Comparable Property Average(4)				$24.54	(5)		457,971		11

(1)	Information is based on third party market research reports.

(2)	Represents the average lease term of the Marina Heights State Farm tenants.

(3)	The State Farm lease is triple net, however this represents the total rent including expense reimbursements.

(4)	Comparable property average does not include the Marina Heights State Farm Property.

(5)	$24.54 is comparable property average quoted rate per SF for triple net leases only. Comparable property average quoted rate per SF for gross leases only is $37.63.

The following table presents select comparable recent single tenant office property sales for similar headquarters leases for the Marina Heights State Farm Property:

Single Tenant Office Sales Comparables(1)

Property Name	Location	Sale Year	Year Built	Building SF	Sale Price	Sales Price per SF	Occupancy at Sale	Cap Rate
Marina Heights State Farm(2)	Tempe, AZ	2017	2015-2017	2,031,293	$930,000,000	$457.84	100%	5.25%
State Farm Atlanta	Dunwoody, GA	2017	2016	590,926	$275,400,000	$466.05	100%	5.66%
State Farm Campus at CityLine	Richardson, TX	2016	2016	2,262,902	$825,000,000	$364.58	97%	5.24%
Princeton Place at Hopewell	Hopewell Township, NJ	2017	2001	553,941	$148,000,000	$267.18	100%	8.14%
Three & Four Constitution Square	Washington D.C.	2016	2016	839,000	$495,000,000	$589.99	100%	6.60%
Novo Nordisk NA HQ	Plainsboro, NJ	2016	1985	761,824	$305,000,000	$400.35	70%	5.66%
Verizon Headquarters	Irving, TX	2016	1991	1,150,250	$344,000,000	$299.07	100%	5.35%
Ameriprise HQ Building	Minneapolis, MN	2016	1999	847,667	$200,000,000	$235.94	100%	7.56%
NIAID	Rockville, MD	2016	2014	515,717	$177,846,000	$344.85	100%	6.00%
Comparable Property Average(3)				940,278	$346,280,750	$371.00	96%	6.28%

(1)	Information is based on third party market research reports.

(2)	Includes the Marina Heights State Farm Property retail tenants.

(3)	Comparable Property Average does not include the Marina Heights State Farm Property.

■	The Borrower. The borrower is Corporate Properties Tempe SPE, L.L.C., a Delaware limited liability company and single-purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marina Heights State Farm Whole Loan. Other than the borrower, no person or entity guarantees the non-recourse carveouts with respect to the Marina Heights State Farm Whole Loan.

The Marina Heights State Farm Property is indirectly owned by a joint venture between JDM and Transwestern. JDM is a Phoenix-based real estate development and equity fund management firm. JDM sponsors multiple real estate funds with approximately $1.2 billion in assets under management as of December 31, 2016 and is the limited partner and majority equity holder. As of December 31, 2016, JDM’s fund assets consists of office, commercial, and resort assets, including 23 commercial and office buildings in 16 states, totaling over six million SF (not including the Marina Heights State Farm Property). JDM has an existing relationship with State Farm as State Farm is the tenant in 20 of the 23 commercial and office buildings referenced in the preceding sentence and accounts for over 4.8 million of the over six million SF. Transwestern, an investment advisor with approximately $3.4 billion in assets under management as of third quarter 2017, is the general partner and a minority equity

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Marina Heights State Farm

holder in the joint venture.  Transwestern has an existing relationship with State Farm, including acting as general partner, minority equityholder and property manager of State Farms’ two other super-regional headquarters in Richardson, Texas and Dunwoody, Georgia. One of Transwestern’s affiliates manages the Marina Heights State Farm Property.

■	Escrows. On each due date, during the continuance of a Marina Heights State Farm Trigger Period or after the ARD, the borrower is required to fund certain reserve accounts including but not limited to (i) a tax, ground rent and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes, ground rent and insurance premiums over the then succeeding 12-month period (which will also be required to be funded following any failure of State Farm to pay all required taxes and insurance payments when due), (ii) a tenant improvements and leasing commissions reserve in an amount equal to $338,549 and (iii) a capital expenditure reserve in an amount equal to $50,782.

In addition, on each due date (a) during the continuance of a Marina Heights State Farm Trigger Period, (b) during the continuance of an event of default under the Marina Heights State Farm Whole Loan or (c) after the ARD, the related loan documents require an excess cash flow reserve as discussed under “—Lockbox and Cash Management” below. On the ARD, if the Marina Heights State Farm Whole Loan has not been repaid in full, any amounts then contained in the excess cash flow reserve are required to be applied toward prepayment of the Marina Heights State Farm Whole Loan.

A “Marina Heights State Farm Trigger Period” means any period during which (i) State Farm is in default under any lease beyond any applicable notice and cure period, (ii) State Farm is rated below Baa3 by Moody’s (to the extent that Moody’s is then rating State Farm) or BBB- by S&P, (iii) State Farm has surrendered, cancelled or terminated any of the State Farm leases or given written notice of its intent to surrender, cancel or terminate any of State Farm leases, (iv) State Farm fails to continuously occupy at least 50.0% of the aggregate space demised by all of the State Farm leases, or (v) State Farm is the subject of a voluntary or involuntary bankruptcy proceeding or the subject of any other proceeding under any reorganization, arrangement, adjustment of debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction or State Farm has otherwise dissolved, been adjudicated insolvent or bankrupt or made a general assignment for the benefit of creditors. A Trigger Period will no longer be continuing if a replacement tenant or replacement tenants that are each rated Baa3 or better by Moody’s and BBB- or better by S&P and have assumed the obligations of State Farm under its leases or have entered into a replacement lease(s) for the State Farm space.

■	Lockbox and Cash Management. The Marina Heights State Farm Whole Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the Marina Heights State Farm Property and all other money received by the borrower or the property manager with respect to the Marina Heights State Farm Property (other than tenant security deposits required to be held in escrow accounts) be deposited into such lockbox account or cash management account within one business day of receipt. Prior to the ARD, for so long as no Marina Heights State Farm Trigger Period or event of default under the Marina Heights State Farm Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account on a daily basis. During the continuance of a Marina Heights State Farm Trigger Period, after the ARD or the continuance of an event of default under the Marina Heights State Farm Whole Loan, all funds in the lockbox account are required to be swept into a lender-controlled cash management account on a daily basis and all amounts on deposit in the cash management account after payment of debt service, required reserves (if the lender so elects, with respect to the continuance of an event of default) and operating expenses, are required to be reserved in an excess cash flow reserve account as additional collateral.

■	Property Management. The Marina Heights State Farm Property is currently managed by Transwestern Commercial Services Arizona L.L.C. pursuant to a management agreement. Under the related loan documents, the Marina Heights State Farm Property is required to remain managed by Transwestern Commercial Services Arizona L.L.C., a property manager meeting the qualifications set forth in in the related loan documents, or any other management company approved by the lender in accordance with the related loan documents and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager and require the borrower to engage a property manager selected by the borrower (unless otherwise provided in the related loan documents), subject to the lender’s reasonable approval, (i) during the continuance of an event of default under the Marina Heights State Farm Whole Loan, (ii)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Marina Heights State Farm

following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by a property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Additional Debt. The loan documents permit unsecured partner loans made to Corporate Properties Trust III, L.P. or any entity that owns a direct or indirect interest in Corporate Properties Trust III, L.P. if the borrower has no obligations thereunder. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.

■	Ground Lease. The borrower’s interest with respect to the Marina Heights State Farm Property is through a ground lease with the Arizona Board of Regents, a body corporate, for and on behalf of Arizona State University (the “Ground Lessor”) that commenced on August 16, 2013 and expires on August 16, 2112 (the “Ground Lease”). The borrower has one option to renew for a period of no fewer than 25 and no more than 99 years. The Ground Lease is structured with seven separate phases corresponding to the seven buildings. No rent payments are due with respect to any phase under the ground lease until the 8th anniversary of the day the first certificate of occupancy was issued for such phase. The rent commencement dates for the phases begin on October 13, 2023 and the final phase rent commences March 3, 2025. The maximum ground rent expense once rent commences for all phases is $4,375,033 per annum. There are no contractual ground lease increases. $30,905,569 of rent has previously been paid to the Ground Lessor. In addition to ground rent, the Ground Lease requires the tenant to cover certain additional costs and expenses, including but not limited to:

— annual payments to the City of Tempe, which includes a set of annual payments calculated on gross building space and number of office floors (a portion of these payments fund K-12 city schools) and a $309,315 annual municipal services fee;

— annual payments to the Rio Salado Community Facilities District equal to the Ground Lessor’s proportionate share of maintaining the adjacent public lake and park; and

— all taxes, assessments, utility fees or other charges imposed upon or that are a lien on the Marina Heights State Farm Property or the improvements. For example, pending the execution of the Streetcar Development Agreement in order to develop the Streetcar project, the borrower will be required to pay annual payments of $210,125.30 for 20 years, totaling an aggregate payment of $4,202,506.

The Marina Heights State Farm Property is exempt from property taxes because the Ground Lessor is a tax exempt government agency. The Ground Lease prohibits the Ground Lessor from transferring the fee to any entity that is not the State of Arizona or a political subdivision thereof that is exempt from property taxes.

■	Condominium. The Marina Heights State Farm Property has been divided into multiple condominium units. On the origination date the borrower represented that every condominium unit was owned by the borrower and was part of the collateral by way of the condominium units being part of the ground leasehold interest in the Marina Heights State Farm Property held by the borrower. The borrower further represented it owned 100% of the undivided interests in the common elements of the condominium, that the condominium units owned by the borrower were the only condominium units in the condominium, and that it controls 100% of the condominium association.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Marina Heights State Farm Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement with respect to terrorism insurance will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Apple Campus 3

 The pictures below are artist’s renderings of the Apple Campus 3 Property as it is generally proposed to be completed, and are not actual photographs or depictions of the current construction status of the related improvements. Furthermore, such renderings may differ in material aspects from the final design or the final, as-built condition of the completed improvements. Apple has taken possession of the Apple Campus 3 Property and is currently constructing its interior improvements.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Apple Campus 3

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Apple Campus 3

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Apple Campus 3

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Sunnyvale, California	Cut-off Date Principal Balance(4)	$68,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(2)	$385.20
Size (SF)	882,657	Percentage of Initial Pool Balance	7.7%
Total Occupancy as of 2/28/2018	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 2/28/2018	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2017 / NAP	Mortgage Rate	3.364978%
Appraised Value(1)	$701,400,000	Original Term to Maturity (Months)(5)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120

Underwritten Revenues	$46,190,545
Underwritten Expenses	$4,804,932	Escrows
Underwritten Net Operating Income (NOI)	$41,385,613	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$41,209,082	Taxes	$0	$249,368
Cut-off Date LTV Ratio(2)	48.5%	Insurance	$0	$0
Maturity Date LTV Ratio(2)(3)	44.0%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	3.57x / 3.55x	TI/LC	$2,979,839	$0
Debt Yield Based on Underwritten NOI / NCF(2)	12.2% / 12.1%	Other(6)	$42,800,076	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$340,000,000	59.1%	Loan Payoff	$385,679,999	67.1%
Subordinate Debt(7)	235,000,000	40.9	Principal Equity Distribution	140,904,070	24.5
			Reserves	45,779,915	8.0
			Closing Costs	2,636,016	0.5

Total Sources	$575,000,000	100.0%	Total Uses	$575,000,000	100.0%

(1)	See “—Appraisal” below.

(2)	Calculated based on the aggregate outstanding balance of the Apple Campus 3 Whole Loan. See “—The Mortgage Loan” below.

(3)	The Maturity Date LTV Ratio is calculated utilizing the “as-stabilized” appraised value of $773,600,000. The Maturity Date LTV Ratio calculated based on the “as complete” appraised value is 48.5%. See “—Appraisal” below.

(4)	The Cut-off Date Principal Balance represents the non-controlling note A-5 of the $340,000,000 Apple Campus 3 Whole Loan. See “—The Mortgage Loan” below.

(5)	The Apple Campus 3 Whole Loan has an ARD of January 6, 2028 and a Stated Maturity Date of April 6, 2031.

(6)	Other upfront reserve represents an initial rent concession reserve of $42,706,326 and a punchlist reserve of $93,750.

(7)	See “—Mezzanine or Secured Subordinated Indebtedness” below.

▪	The Mortgage Loan. The mortgage loan (the “Apple Campus 3 Loan”) is part of a whole loan (the “Apple Campus 3 Whole Loan”) consisting of five pari passu notes with an outstanding aggregate principal balance of $340,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in an office building in Sunnyvale, California (the “Apple Campus 3 Property”). The Apple Campus 3 Loan (evidenced by note A-5), has an outstanding principal balance as of the Cut-off Date of $68,000,000 and represents approximately 7.7% of the Initial Pool Balance.

The Apple Campus 3 Whole Loan was originated by Wells Fargo Bank, National Association (“WFBNA”), Deutsche Bank AG, New York Branch (“DBNY”) and Goldman Sachs Mortgage Company (“GSMC”, and together with WFBNA and DBNY the “Originators”) on December 14, 2017. Each note comprising the Apple Campus 3 Whole Loan has an interest rate of (i) prior to the due date in January 2028 (the “ARD”), 3.364978% per annum (the “Initial Rate”) and (ii) following the ARD, the rate per annum equal to the greater of (x) Initial Rate plus 1.50% per annum, and (y) the then 10-year swap rate plus 1.50% per annum. All interest in excess of the Initial Rate will be deferred and not be payable until the outstanding principal balance of the Apple Campus 3 Whole Loan has been paid in full. The borrower utilized the proceeds of the Apple Campus 3 Whole Loan to refinance existing debt on the Apple Campus 3 Property, return equity to the borrower sponsor, fund reserves and pay origination costs.

The Apple Campus 3 Whole Loan had an initial term of 120 months to the ARD and has a remaining term of 118 months to the ARD as of the Cut-off Date. The stated maturity date is the due date in April 2031 (the “Stated Maturity Date”). The Apple Campus 3 Whole Loan will be interest only for the entire term until the ARD. From the first due date after the ARD until the Stated Maturity Date, the Apple Campus 3 Whole Loan will amortize on a 30-year schedule. At any time on or after the due date in July 2027, the borrower will have the right to prepay the Apple Campus 3 Whole Loan. Provided no event of default under the related loan documents has occurred and is continuing, at any time after the earlier to occur of (a) the fourth anniversary of the origination date of the Apple Campus 3 Whole Loan and (b) the second anniversary of the closing date of the securitization into which the last

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Apple Campus 3

piece of the Apple Campus 3 Whole Loan is deposited, the Apple Campus 3 Whole Loan may be defeased in full with direct, non-callable obligations of the United States of America.

The following table outlines the five pari passu notes the Apple Campus 3 Whole Loan:

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1(1)	$80,000,000	$80,000,000	WFBNA	No
Note A-2(1)	30,000,000	30,000,000	WFBNA	No
Note A-3	94,000,000	94,000,000	BANK 2018-BNK10	Yes
Note A-4	68,000,000	68,000,000	Benchmark 2018-B2	No
Note A-5	68,000,000	68,000,000	GSMS 2018-GS9	No
Total	$340,000,000	$340,000,000

(1)	Note A-1 and Note A-2 are expected to be contributed to one or more future securitization trusts or otherwise transferred.

The Apple Campus 3 total debt capital structure is shown below:

Apple Campus 3 Total Debt Capital Structure

(1)	Based on the “Prospective Market Value at Completion” appraised value of $701,400,000 as of December 1, 2017.

(2)	Based on the UW NOI of $41,385,613 and the UW NCF of $41,209,082.

■	The Mortgaged Property. The Apple Campus 3 Property is an 882,657 SF general suburban office property located in Sunnyvale, California. Constructed in 2017, the Apple Campus 3 Property was delivered to Apple Inc. (“Apple”) on December 1, 2017. The interconnected office buildings include four office floors with combined floorplates averaging 180,000 SF above two levels of podium parking with lobbies, services, and amenities at the ground level. The amenities facility will serve as a cafeteria for Apple and other outdoor amenities include a mini amphitheater in the center courtyard, outdoor seating, two bocce ball courts, one basketball court, bus/shuttle stops, accessibility to outdoor balconies at the third floor (first floor of the office buildings) and a fitness/wellness center in one of the buildings. The entire campus contains 2,541 total parking spaces (approximately 2.9 spaces per 1,000 SF). Apple has a right of first offer to purchase the Apple Campus 3 Property if the borrower markets the property for sale (the “Apple ROFO”). The Apple ROFO is not extinguished by foreclosure; however, the Apple ROFO does not apply to foreclosure or deed-in-lieu thereof.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Apple Campus 3

The following table presents certain information relating to the sole tenant at the Apple Campus 3 Property:

Largest Tenant Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Apple Inc.(3)	NR / Aa1 / AA+	882,657	100.0%	$42,675,300	100.0%	$48.35	2/28/2031	2, 7-year options
Total		882,657	100.0%	$42,675,300	100.0%	$48.35

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	UW Base Rent and UW Base Rent $ per SF reflect the average rent over the remaining lease term. Apple is currently in a free rent period, described below, and will begin paying rent of $41.28 per SF on Phase I in February 2019 and Phase II in June 2019.

(3)	Apple has taken possession of its space and is currently constructing its interior improvements. Apple is currently in a free rent period for (i) Phase I (approximately 69.4% of its space) through and including December 2018 and (ii) Phase II (approximately 30.6% of its space) through and including May 2019. In January 2019, Apple will pay reduced rent of approximately $6.93 per SF annually on Phase I only. Through and including February 2018, Apple is required to pay reimbursements for utilities only, and commencing March 2018, Apple will be required to pay reimbursements for utilities, operating expenses, taxes and insurance. All future rent credits and abatements under the Apple lease were reserved at the origination of the Apple Campus 3 Whole Loan. See “—Escrows” below.

The following table presents certain information relating to the lease rollover schedule at the Apple Campus 3 Property based on initial lease expiration date:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028 & Thereafter	882,657	100.0	100.0%	42,675,300	100.0	48.35	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total	882,657	100.0%		$42,675,300	100.0%	$48.35	1

(1)	Calculated based on approximate square footage occupied by the sole tenant.

The following table presents certain information relating to historical occupancy at the Apple Campus 3 Property:

Historical Leased %(1)

As of 2/28/2018
100.0%

(1)	As provided by the borrower. The Apple Campus 3 Property was constructed in 2017 and has been fully leased since the lease commenced in December 2017.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Apple Campus 3

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Apple Campus 3 Property:

Cash Flow Analysis(1)

	Underwritten(2)(3)	Underwritten $ per SF(3)
Base Rent(4)	$42,675,300	$48.35
Grossed Up Vacant Space	0	0.00
Total Reimbursements	3,981,816	4.51
Other Income	0	0.00
Less Vacancy & Credit Loss	(466,571)	(0.53)
Effective Gross Income	$46,190,545	$52.33

Total Operating Expenses	$4,804,932	$5.44

Net Operating Income	$41,385,613	$46.89
TI/LC	0	0.00
Capital Expenditures	176,531	0.20
Net Cash Flow	$41,209,082	$46.69

(1)	Historical operating statements are not applicable, as the Apple Campus 3 Property was built in 2017.

(2)	The underwritten economic vacancy is 1.0%. The Apple Campus 3 Property was 100.0% leased as of February 28, 2018.

(3)	Annual Underwritten Base Rent per SF and Annual Underwritten Base Rent reflect the average rent over the remaining lease term. Apple is currently in a free rent period, and will begin paying rent of $40.08 per SF on Phase I based on 612,655 SF in January 2019 and additional rent of $41.28 per SF based on 270,002 SF for Phase II starting in June 2019.

(4)	Base Rent reflects the average rent over the lease term.

■	Appraisal. According to the appraisal, the Apple Campus 3 Property had an “as-is” value of $624,600,000 as of November 7, 2017. The appraisal also provided a “prospective market value at completion” of $701,400,000 as of December 1, 2017, which assumes construction of the Apple Campus 3 Property was completed. As the conditions for completion were satisfied on December 1, 2017, the Appraised Value and related LTV calculations for the Apple Campus 3 Property reflects the “prospective market value at completion” unless otherwise stated herein. The appraiser also concluded to a “go dark” value of $566,750,000 as of November 7, 2017. Additionally, the appraisal also provided a “prospective market value at stabilization” value of $773,600,000 which assumes that contractual TI/LC obligations have been fulfilled and there is no outstanding free rent. The borrower deposited upfront reserves totaling $45,779,915 for such contractual TI/LC obligations and free rent (see “—Escrows” below).

■	Environmental Matters. According to a Phase I environmental report, dated November 20, 2017, the report identified a recognized environmental condition relating to soil gas and groundwater potentially being impacted by certain volatile organic compounds and other petroleum-related compounds. The volatile organic compounds detected in soil gas appear to be attributable to offsite sources that likely extends under the Apple Campus 3 Property from several upgradient sources in the vicinity and a nearby superfund site. In addition, based on a review of a 2017 “Draft” Soil Management Plan (“SMP”), prepared for the Apple Campus 3 Property, residual soil impacts from prior agricultural orchard operations have been identified, which consists of pesticides and arsenic above the unrestricted landfill disposal criteria. In addition, low levels of volatile organic compounds may be present in groundwater. According to the Draft SMP, a vapor intrusion membrane system (“VIMS”) has been installed underneath a portion of the Apple Campus 3 Property. Based on the presence of residual soil impacts and possible vapor intrusion concerns, they are considered a recognized environmental condition. The Phase I environmental report recommended the continued implementation of the SMP and vapor intrusion barrier.

■  Market Overview and Competition. The Apple Campus 3 Property is located in Sunnyvale, California. Sunnyvale is the seventh most populous city in the San Francisco Bay Area and one of the major cities comprising Silicon Valley. According to a third party market research report, as of the third quarter of 2017, the San Jose/Sunnyvale/Santa Clara metropolitan statistical area had an unemployment rate of 3.2%. In 2015 the San Jose metropolitan statistical area reported an 8.9% GDP growth rate compared to an overall 2.5% growth rate for the United States.

The Apple Campus 3 Property is centrally located within 1.4 miles of two Santa Clara Valley Transportation Authority Light Rail stations (the Sunnyvale station in the Heritage District Downtown and the Lawrence Station in eastern Sunnyvale), 3.9 miles from the Downtown Mountain View Caltrain Station, and within close proximity to highways 101, 280, 237 and 85. According to a third-party market research report, the 2017 estimated population within a one-, three- and five-mile radius of the Apple Campus 3 Property was 26,490, 193,228, and 466,901,

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Apple Campus 3

respectively; while the 2017 estimated average household income within the same radius was $93,664, $103,399, and $104,780, respectively.

According to a third-party market research report, as of the third quarter of 2017, the Sunnyvale submarket contained approximately 10.9 million SF of office space exhibiting a vacancy rate of approximately 3.1% and an average asking rental rate of $64.44 per SF, gross. The appraiser identified 15 comparable class A office properties totaling approximately 2.4 million SF, which reported a 99.7% occupancy rate and average asking rents of $50.58 per SF, triple net.

Competitive Set – Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Apple Campus 3 222 North Wolfe Road Sunnyvale, CA	2017/NAV	882,657	-	Apple	December 2017/ 13.25 Yrs	882,657	$48.35	NNN
Moffett Towers II 905 11th Avenue Sunnyvale, CA	2016/NAV	350,663	3.0 mile	Lab 126	March 2017/ 10.0 Yrs	350,663	$47.40	NNN
Moffett Gateway 1225 Crossman Avenue Sunnyvale, CA	2016/NAV	298,924	2.3 miles	Google, Inc.	November 2016/ 11.0 Yrs	298,924	$44.40	NNN
10900 Tantau Avenue Cupertino, CA	2008/NAV	102,540	3.5 miles	Panasonic	May 2017/ 5.0 Yrs	43,034	$51.00	NNN
Tree Farm 4440 El Camino Real Los Altos, CA	1999/NAV	96,562	6.8 mile	Toyota	March 2017/ 5.5 Yrs	96,562	$63.00	NNN
Moffett Tower II Bldg. 2 905 11th Avenue Sunnyvale, CA	2017/NAV	362,600	3.0 miles	Amazon	December 2016/ 10.0 Yrs	362,600	$48.00	NNN

(1)	Per a market research report.

■	The Borrower. The borrower is CW SPE LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Apple Campus 3 Whole Loan. Paul Guarantor LLC is the guarantor of certain non-recourse carveouts under the Apple Campus 3 Whole Loan.

■	Escrows. On the origination date, the borrower funded (i) a punchlist reserve in the amount of $93,750 in connection with outstanding landlord obligations and (ii) a tenant improvements and leasing commissions reserve equal to $2,979,839 for leasing expenses and $42,706,326 for free rent. Following origination, an additional $506,100 was deposited by borrower due to additional punchlist items identified by Apple.

On each due date, the borrower is required to fund (a) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period unless in the case of insurance premiums, the borrower is maintaining a blanket policy in accordance with the related loan documents, (b) during the continuance of an Apple Campus 3 Trigger Period, a capital expenditure reserve equal to approximately $14,711, (c) during the continuance of a Lease Sweep Period, a lease sweep account in an amount equal to approximately $1,838,869 capped at (x) with respect to a Lease Sweep Period continuing solely as a result of a tenant default or downgrade below an investment grade rating, $30,892,995 or (y) with respect to a Lease Sweep Period continuing solely as a result of a tenant cancelling or terminating its lease or by going dark, $35.00 per rentable SF of terminated space or dark space for the avoidance of doubt, if such Lease Sweep Period is continuing as a result of a tenant cancelling or terminating its lease or by going dark and no other Lease Sweep Period is continuing, the cap will be calculated based on the aggregate rentable square footage of both the dark space and the terminated space) and (d) during the continuance of a Lease Sweep Period, if funds in the lease sweep account are equal to the cap on such account, all excess funds are required to be swept into a debt service reserve account until the aggregate amount of funds in such account and the lease sweep account equals the Lease Sweep and Debt Service Reserve Cap.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Apple Campus 3

A “Lease Sweep and Debt Service Reserve Cap” means (1) with respect to a Lease Sweep Period continuing solely pursuant to clause (i), $35.00 per rentable SF of terminated space; (2) with respect to a Lease Sweep Period continuing pursuant to clause (ii), $50.00 per rentable SF of dark space; (3) with respect to a Lease Sweep Period continuing solely pursuant to clause (iii), $30,892,995, and (4) with respect to a Lease Sweep Period continuing pursuant to clause (v), $44,132,850.

In addition, on each due date during the continuance of an Apple Campus 3 Trigger Period, the related loan documents require an excess cash reserve as discussed under “—Lockbox and Cash Management” below.

An “Apple Campus 3 Trigger Period” means any period (i) commencing upon the ARD until the loan is repaid in full, (ii) commencing upon an event of default under the Apple Campus 3 Loan until cured, (iii) as of the end of any fiscal quarter during which the debt service coverage ratio (as calculated under the related loan documents) for the trailing 12-month period for the Apple Campus 3 Loan is less than 1.85x or for the aggregate of the Apple Campus 3 Loan and the Apple Campus 3 Mezzanine Loans is less than 1.10x until the debt service coverage ratio is equal to 1.85x or 1.10x, respectively or greater for two consecutive calendar quarters, (iv) during the continuance of a Lease Sweep Period or (v) commencing upon a default of the Apple Campus 3 Mezzanine Loans until cured.

A “Lease Sweep Period” means any period (i) commencing upon the date that Apple (or any replacement tenant) cancels or terminates its lease with respect to all or a material portion of its space (at least 40,000 or more SF of space (or, if a full floor of space is less than 40,000 SF of space, a full floor of space) or delivers notice to the borrower of its intent to terminate with respect to all or a material portion of its space (unless the borrower simultaneously enters into an replacement lease with an investment grade tenant under a lease meeting certain qualifications under the loan agreement) until a replacement tenant is in occupancy and paying rent under a qualified replacement lease or $35.00 per SF for the terminated space has been reserved, (ii) commencing upon the date that Apple (or any replacement tenant) goes dark at 20% or more of its leased space (unless such tenant or replacement tenant is an investment grade entity) until a replacement tenant is in occupancy and paying rent under a qualified replacement lease or an investment grade subtenant has assumed the lease, (iii) commencing upon a default of the lease beyond any applicable notice and cure period until cured or $30,892,995 has been reserved, (iv) upon the occurrence of an insolvency proceeding involving Apple (or any replacement tenant) until such insolvency proceedings have been terminated and the lease has been affirmed, assumed or assigned in a manner satisfactory to the lender, or (v) commencing upon the date on which Apple (or any replacement tenant) is downgraded below investment grade until (a) a replacement tenant is in occupancy and paying rent under a qualified replacement lease, (b) an investment grade subtenant has assumed the lease or (c) $44,132,850 has been reserved.

■	Lockbox and Cash Management. The Apple Campus 3 Whole Loan is structured with a hard lockbox and in-place cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the Apple Campus 3 Property and all other money received by the borrower or the property manager with respect to the Apple Campus 3 Property be deposited into such lockbox account or the cash management account within one business day of receipt. All funds in the lockbox account are required to be swept into the cash management account on a daily basis. For so long as no Apple Campus 3 Trigger Period or event of default under the Apple Campus 3 Whole Loan is continuing, all funds in the cash management account in excess of those required to pay amounts due to the lender on the next due date (including any applicable reserves) are required to be disbursed to the borrower. On each due date during the continuance of an Apple Campus 3 Trigger Period or, at the lenders’ discretion, during an event of default under the Apple Campus 3 Whole Loan, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and that all remaining amounts be reserved in an excess cash flow reserve account.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Apple Campus 3

■	Property Management. The Apple Campus 3 Property is currently managed by Paul Holdings, Inc., d/b/a Jay Paul Company, an affiliate of the borrower, pursuant to a management agreement. Under the related loan documents, if the Apple Campus 3 Property is no longer managed by Paul Holdings, Inc., the Apple Campus 3 Property is required to be managed by any other management company approved by the lenders in accordance with the related loan documents and with respect to which a Rating Agency Confirmation has been received. The lenders have the right to require the borrower to replace the property manager with an unaffiliated manager meeting the qualifications set forth in the loan agreement or another manager selected by the borrower and approved by the lender (i) following the occurrence of an event of default under the Apple Campus 3 Whole Loan, (ii) if the property manager is in default under the management agreement beyond any applicable notice and cure periods, (iii) if the property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding or (iv) if at any time the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

■	Mezzanine or Secured Subordinate Indebtedness. Concurrently with the origination of the Apple Campus 3 Whole Loan, the original lenders made a $117,500,000 senior mezzanine loan (the “Apple Campus 3 Mezzanine A Loan”) and a $117,500,000 junior mezzanine loan (the “Apple Campus 3 Mezzanine B Loan”) (collectively the, “Apple Campus 3 Mezzanine Loans”) to the direct (and indirect) parents of the borrower secured by a pledge of 100% of the direct or indirect equity interests in the borrower. The Apple Campus 3 Mezzanine A Loan was sold to Athene Annuity and Life Company American Equity Investment Life Insurance Company and Midland National Life Insurance Company and the Apple Campus 3 Mezzanine B Loan has since been sold to CPPIB Credit Investments II Inc. The Apple Campus 3 Mezzanine A Loan carries an interest rate of (i) prior to the ARD, 4.6200% per annum and (ii) following the ARD, a rate per annum equal to the greatest of (x) 4.6200% plus 1.50% per annum and (y) the swap rate plus 1.50% per annum. The Apple Campus 3 Mezzanine B Loan carries an interest rate of (i) prior to the ARD, 6.0000% per annum and (ii) following the ARD, a rate per annum equal to the greatest of (x) 6.0000% plus 1.50% per annum, and (y) the swap rate plus 1.50% per annum. The lenders on the Apple Campus 3 Whole Loan and the Apple Campus 3 Mezzanine Loans entered into an intercreditor agreement that provides for customary consent rights, cure rights and the right to purchase defaulted loans. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Apple Campus 3 Property, as well as 24 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

TWELVE OAKS MALL

TWELVE OAKS

WATER

The Cheesecake Factory
TWELVE OAKS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

TWELVE OAKS MALL

NORDSTROM
SEPHORA
sears
jcpenney
macy's
H&M
LOFT
TALBOTS
chico's
charlotte russe
EXPRESS
PACSUN
GARAGE
aerie
Clarks
T-Mobile
amazon.com
verizon
Levi's
LUSH
Sprint
GUESS
zumiez
THE M DEN
sleep number
Foot Locker
AMERICAN EAGLE OUTFITTERS
abercrombie kids
KAY
J.Jill
FOSSIL
Häagen-Dazs
FRESH HEALTHY CAFE
NORTH AMERICAN BANCARD
ALDO
Abercrombie & Fitch
DETROIT CITY SPORTS
CAMPUS DEN
crocs
WINDSOR
GAMEDAY DETROIT
BACHRACH
Soma
GYMBOREE
WONDERFUL NAILS
DUET SALON & SPA
RELAX & WELLNESS CENTER
VACANT
LOWER LEVEL
Anchor / Major
Non Anchor / In-line
Vacant
N

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

TWELVE OAKS MALL

NORDSTROM
BANANA REPUBLIC
kate spade
COACH
ecco
CLUB MONACO
lululemon
ATHLETA
VICTORIA'S SECRET
Bath&BodyWorks
ZALES
LUSH
VANS
claire's
Buckle
GAP
H&M
jcpenney
sears
Finish Line
HOT TOPIC
ATHLETA
HOLLISTER
PANDORA
POTTERY BARN
GNC
Lids
FOREVER 21
ANN TAYLOR
AVEDA
Brookstone
CHAMPS
Eddie Bauer
Scrubs
VACANT
macy's
UPPER LEVEL
Anchor / Major
Non Anchor / In-line
Vacant
N

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

TWELVE OAKS MALL

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

TWELVE OAKS MALL

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Novi, Michigan	Cut-off Date Principal Balance(4)	$66,666,668
Property Type	Retail	Cut-off Date Principal Balance per SF(3)	$281.78
Size (SF)(1)	709,771	Percentage of Initial Pool Balance	7.5%
Total Occupancy as of 2/1/2018 (2)	96.1%	Number of Related Mortgage Loans	None
Owned Occupancy as of 2/1/2018(2)	91.8%	Type of Security	Fee Simple
Year Built / Latest Renovation	1977 / 2007	Mortgage Rate	4.3985%
Appraised Value	$552,900,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP

Underwritten Revenues	$42,899,192
Underwritten Expenses	$12,304,366	Escrows
Underwritten Net Operating Income (NOI)	$30,594,826	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$30,011,109	Taxes	$0	$0
Cut-off Date LTV Ratio(3)	36.2%	Insurance	$0	$0
Maturity Date LTV Ratio(3)	29.6%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(3)	2.60x / 2.55x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)	15.3% / 15.0%	Other(5)	$4,627,403	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$200,000,000	66.7%	Loan Payoff	(6)	(6)
Subordinate Companion Loan Amount	100,000,000	33.3	Principal Equity Distribution	(6)	(6)
Reserves	$4,627,403	1.5%
Closing Costs	853,367	0.3

Total Sources	$300,000,000	100.0%	Total Uses	$300,000,000	100.0%

(1)	Size (SF) does not include 799,053 SF for anchors which are not part of the collateral. Total SF inclusive of the non-collateral spaces is 1,508,824 SF.

(2)	Total Occupancy includes Macy’s (300,212 SF), Sears (228,429 SF), JCPenney (148,812 SF) and Lord & Taylor (121,600 SF), which are not part of the collateral. Total Occupancy and Owned Occupancy includes three tenants that have executed leases but have not yet taken occupancy or begun paying rent. H&M (24,440 SF) has executed a lease to relocate to a new suite at the Twelve Oaks Mall Property and is anticipated to take occupancy and begin paying rent for the new suite in November 2018, lululemon athletica (5,392 SF) has executed a lease to relocate to a new suite at the Twelve Oaks Mall Property and is anticipated to take occupancy and begin paying rent for the new suite in June 2018, and Pinkberry (718 SF) has executed a lease and is anticipated to take occupancy and begin paying rent in March 2018. Total Occupancy and Owned Occupancy also includes seven tenants who are currently in occupancy at the Twelve Oaks Mall Property and have lease renewals out for signature, but not yet executed including Sephora (5,700 SF), J Jill (4,075 SF), Journeys (2,191 SF), Journeys Kidz (1,108 SF), GNC Livewell (954 SF), SGH Sunglass Hut (581 SF) and 3D Innovations (64 SF). Total Occupancy and Owned Occupancy also includes one tenant Bachrach (4,494 SF) who has filed for bankruptcy, but is currently in-place and paying rent. We cannot assure you that these tenants will take occupancy, execute the renewals, begin paying rent or continue paying rent as anticipated or at all.

(3)	Calculated based on the aggregate outstanding principal balance of the Twelve Oaks Mall Senior Loans. See “—The Mortgage Loan” below.

(4)	The Cut-off Date Principal Balance of $66,666,668 represents the non-controlling note A-1 of a $300,000,000 whole loan.

(5)	See “—Escrows” below.

(6)	Prior to origination, the Twelve Oaks Mall Property did not secure a mortgage loan but was included in a pool of assets supporting corporate borrowing by The Taubman Realty Group Limited Partnership. The entities that own Twelve Oaks Mall and certain other Taubman assets are guarantors under Taubman’s primary unsecured revolving credit facility (net balance of $355 million as of September 30, 2017), $475 million unsecured term loan, and $300 million unsecured term loan, and are unencumbered assets under such facility and term loans. The proceeds of the Twelve Oaks Mall Whole Loan were used to repay a portion of the outstanding corporate loan, fund reserves and pay origination costs. As of February 28, 2018, the Twelve Oaks Mall Property was no longer included in the pool of assets supporting the aforementioned unsecured loans and the related guaranties had been released.

■	The Mortgage Loan. The mortgage loan (the “Twelve Oaks Mall Loan”) is part of a whole loan (the “Twelve Oaks Mall Whole Loan”) consisting of three senior pari passu notes (note A-1, note A-2 and note A-3) with an outstanding principal balance of $200,000,000 (the “Twelve Oaks Mall Senior Loans”) and three subordinate pari passu notes (note B-1, note B-2 and note B-3) with an outstanding principal balance of $100,000,000 (collectively the “Twelve Oaks Mall Subordinate Loan”). The Twelve Oaks Mall Whole Loan has an aggregate outstanding principal balance of $300,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a retail building in Novi, Michigan (the “Twelve Oaks Mall Property”). The Twelve Oaks Mall Loan (evidenced by note A-1), which represents a non-controlling interest in the Twelve Oaks Mall Whole Loan, has an outstanding principal balance as of the Cut-off Date of $66,666,668 and represents approximately 7.5% of the Initial Pool Balance. The related companion loans (the “Twelve Oaks Mall Companion Loans”), evidenced by the controlling Twelve Oaks Mall Subordinate Loan and the non-controlling notes A-2 and A-3 of the Twelve Oaks Mall Senior Loans, have an outstanding principal balance as of the Cut-off Date of $233,333,332. Note A-2 is currently held by Wells Fargo Bank, National Association (“WFBNA”), note A-3 is currently held by JPMorgan Chase Bank, National Association (“JPM”) and notes B-1, B-2 and B-3 are expected to be acquired by Teachers Insurance and Annuity Association of America or its affiliates. Notes A-2 and A-3 are each expected to be contributed to one or more future securitization transactions. The Twelve Oaks Mall Whole Loan was originated on February 28, 2018. The Twelve Oaks Mall Senior Loans have an interest rate of 4.3985% per annum and the Twelve Oaks Mall Subordinate Loan has an interest rate of 5.7500% per annum resulting in a weighted average interest rate of 4.8490% per annum on the Twelve Oaks Mall Whole Loan. The borrower utilized the proceeds of

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

TWELVE OAKS MALL

the Twelve Oaks Mall Whole Loan to partially prepay an existing corporate borrowing, fund reserves, return equity to the borrower sponsor and pay origination costs.

The Twelve Oaks Mall Whole Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Twelve Oaks Mall Whole Loan requires payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule, and principal is applied to the Twelve Oaks Mall Senior Loans as set forth on Annex F of the Preliminary Prospectus. The stated maturity date is the due date in March 2028. Voluntary prepayment of the Twelve Oaks Mall Whole Loan is prohibited prior to the due date in December 2027. At any time after the earlier to occur of (a) the third anniversary of the origination date of the Twelve Oaks Mall Whole Loan and (b) the second anniversary of the closing date of the securitization into which the last of the Twelve Oaks Mall Companion Loans are securitized, the Twelve Oaks Mall Whole Loan may be defeased in full with direct, non-callable obligations of the United States of America.

The following table outlines the Twelve Oaks Mall Companion Loans:

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
Note A-1	$66,666,668	$66,666,668	GSMS 2018-GS9	No
Note A-2	66,666,666	66,666,666	WFBNA	No
Note A-3	66,666,666	66,666,666	JPMCB	No
Note B-1	33,333,333	33,333,333	GSMC	Yes
Note B-2	33,333,334	33,333,334	WFBNA	Yes
Note B-3	33,333,333	33,333,333	JPMCB	Yes
Total	$300,000,000	$300,000,000

The Twelve Oaks Mall total debt capital structure is shown below:

Twelve Oaks Mall Total Debt Capital Structure

(1)	Based on the appraised value of $552,900,000 as of December 14, 2017.

(2)	Based on the UW NOI of $30,594,826 and the UW NCF of $30,011,109.

(3)	Based on the appraised value of $552,900,000, the Implied Borrower Sponsor Equity is $252,900,000.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

TWELVE OAKS MALL

■	The Mortgaged Property. The Twelve Oaks Mall Property is an approximately 1,508,824 SF super-regional mall, of which, 709,771 SF is collateral, located in Novi, Michigan. The Twelve Oaks Mall Property was constructed in 1977 and renovated in 2007. The Twelve Oaks Mall Property is anchored by Nordstrom which is collateral for the loan (on a ground lease) and four unowned anchor tenants including Macy’s, JCPenney, Sears and Lord & Taylor. The Twelve Oaks Mall Property’s tenants include Apple, Tumi, H&M, Soma, Banana Republic, lululemon athletica, Club Monaco, Hollister, Gap and Michael Kors. Taubman has been the indirect owner of the Twelve Oaks Mall Property since it was constructed in 1977. The Twelve Oaks Mall Property underwent an expansion and renovation of approximately 322,000 SF in 2007 at a cost of approximately $63 million that included adding Nordstrom as a fifth anchor tenant.

As of December 31, 2017, the comparable sales and occupancy cost for inline tenants (less than 10,000 SF (excluding Apple)) were approximately $534 per SF and approximately 16.3%, respectively, while including Apple the comparable sales and occupancy cost for inline tenants (less than 10,000 SF) were approximately $654 per SF and approximately 13.4%, respectively.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Twelve Oaks Mall Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Macy’s	NR / Baa3 / BBB-	300,212	19.9%	No	$315,223	$1.05	NA	$233	0.5%	NA
Sears	C / C / CC	228,429	15.1	No	$6,000	$0.03	NA	$61	0.0%	NA
JCPenney	NR / NR / B+	148,812	9.9	No	$170,294	$1.14	NA	$105	1.1%	NA
Lord & Taylor	NR / NR / NR	121,600	8.1	No	$127,680	$1.05	NA	$151	0.7%	NA
Nordstrom	BBB+ / Baa1 / BBB+	160,000	10.6	Yes	$20,000	$0.13	2/28/2023	$338	0.0%	NA
Total Anchors		959,053	63.6%

Junior Anchors
H&M(3)	NR / NR / NR	24,440	1.6%	Yes	$725,000	$29.66	1/31/2029	$280	18.6%	5, 2-year options
Forever 21	NR / NR / NR	22,996	1.5	Yes	$1,476,160	$64.19	1/31/2025	$218	29.4%	NA
Victorias Secret	NR / NR / NR	14,798	1.0	Yes	$1,221,544	$82.55	1/31/2025	$654	12.6%	NA
Pottery Barn	NR / NR / NR	10,299	0.7	Yes	$206,816	$20.08	1/31/2020	$364	5.5%	NA
Total Junior Anchors		72,533	4.8%

Occupied In-line(4)		418,045	27.7%	Yes	$30,486,407	$72.93
Occupied Kiosk		747	0.0%	Yes	$223,433	$299.11
Occupied Other		50	0.0%	Yes	$43,200	$864.00
Vacant Spaces		58,396	3.9%	Yes	$0	$0.00

Total Owned SF		709,771	47.0%
Total SF		1,508,824	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Sales information presented with respect to the Twelve Oaks Mall Property is based upon information provided by the borrower and in certain instances, sales figures represent estimates as tenants are not required to report, or otherwise may not have timely reported sales. The borrower does not independently verify sale information because such information is self-reported.

(3)	H&M (24,440 SF) has executed a lease to relocate to a new suite at the Twelve Oaks Mall Property and is anticipated to take occupancy and begin paying rent for the new suite in November 2018. Tenant Sales $ per SF and Occupancy Cost is based on the SF for the old suite of 9,171 SF. H&M has the right to terminate its lease if the landlord does not deliver the new suite by March 2019.

(4)	Includes one tenant Bachrach (4,494 SF) who has filed for bankruptcy, but is currently in-place and paying rent. We cannot assure you that Bachrach will remain open or continue paying rent.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

TWELVE OAKS MALL

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Twelve Oaks Mall Property based on initial lease expiration dates:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Tenant Sales $ per SF(2)	Occupancy Cost	Lease Expiration	Renewal / Extension Options
Forever 21	NR / NR / NR	22,996	3.2%	$1,476,160	6.3%	$64.19	$218	29.4%	1/31/2025	NA
Victoria’s Secret	NR / NR / NR	14,798	2.1	887,880	3.8	60.00	$654	12.6%	1/31/2025	NA
H&M(3)	NR / NR / NR	24,440	3.4	725,000	3.1	29.66	$280	18.6%	1/31/2029	5, 2-year options
Apple	NR / Aa1 / AA+	7,018	1.0	501,575	2.1	71.47	$6,692	1.6%	1/31/2024	1, 5-year option
Express	NR / NR / NR	8,000	1.1	480,000	2.0	60.00	$408	14.7%	1/31/2021	NA
American Eagle	NR / NR / NR	5,796	0.8	465,975	2.0	80.40	$703	16.5%	1/31/2021	NA
Sephora(4)	NR / NR / A+	5,700	0.8	458,328	2.0	80.41	$1,155	10.0%	1/31/2028	NA
Hollister	NR / NR / BB-	6,018	0.8	451,350	1.9	75.00	$408	23.7%	4/30/2022	NA
Abercrombie & Fitch	NR / NR / BB-	9,817	1.4	441,765	1.9	45.00	$199	33.6%	1/31/2021	NA
lululemon athletica(5)	NR / NR / NR	5,392	0.8	412,488	1.8	76.50	$2,673	3.1%	1/31/2025	1, 5-year option
Ten Largest Owned Tenants		109,975	15.5%	$6,300,522	26.8%	$57.29
Remaining Owned Tenants		541,400	76.3	17,177,403	73.2	31.73
Vacant Spaces (Owned Space)		58,396	8.2	0	0.0	0.00
Totals / Wtd. Avg. All Owned Tenants		709,771	100.0%	$23,477,925	100.0%	$36.04

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Sales information presented with respect to the Twelve Oaks Mall Property is based upon information provided by the borrower and in certain instances, sales figures represent estimates as tenants are not required to report, or otherwise may not have timely reported sales. Because sales information is self-reported, such information is not independently verified by the borrower.

(3)	H&M (24,440 SF) has executed a lease to relocate to a new suite at the Twelve Oaks Mall Property and is anticipated to take occupancy and begin paying rent for the new suite in November 2018. Tenant Sales $ per SF and Occupancy Cost are based on the SF and total rent for the old suite of 9,171 SF. H&M has the right to terminate its lease if the landlord does not deliver the new suite by March 2019.

(4)	Sephora is currently in occupancy and has a lease renewal out for signature.

(5)	lululemon athletica (5,392 SF) has executed a lease to relocate to a new suite at the Twelve Oaks Mall Property and is anticipated to take occupancy and begin paying rent for the new suite in June 2018. Tenant Sales $ per SF and Occupancy Cost based on the SF and total rent for the old suite of 3,467 SF.

The following table presents certain information relating to the lease rollover schedule at the Twelve Oaks Mall Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	645	0.1%	0.1%	$132,500	0.6%	$205.43	2
2018	48,525	6.8	6.9%	120,932	0.5	2.49	16
2019	45,952	6.5	13.4%	1,421,451	6.1	30.93	20
2020	68,621	9.7	23.1%	2,995,226	12.8	43.65	28
2021	68,686	9.7	32.7%	3,185,639	13.6	46.38	21
2022(2)	48,335	6.8	39.6%	3,048,766	13.0	63.08	19
2023	193,012	27.2	66.8%	2,099,433	8.9	10.88	13
2024	31,630	4.5	71.2%	1,781,287	7.6	56.32	8
2025(3)	72,659	10.2	81.4%	4,673,080	19.9	64.32	13
2026	10,866	1.5	83.0%	754,087	3.2	69.40	7
2027	20,500	2.9	85.9%	1,363,232	5.8	66.50	10
2028(4)	9,079	1.3	87.1%	798,168	3.4	87.91	4
2029 & Thereafter(5)	32,865	4.6	91.8%	1,104,125	4.7	33.60	2
Vacant	58,396	8.2	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	709,771	100.0%		$23,477,925	100.0%	$36.04	163

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	Includes one tenant Bachrach (4,494 SF) who has filed for bankruptcy, but is currently in-place and paying rent. We cannot assure you that Bachrach will remain open or continue paying rent.

(3)	lululemon athletica (5,392 SF) has executed a lease to relocate to a new suite at the Twelve Oaks Mall Property and is anticipated to take occupancy and begin paying rent for the new suite in June 2018.

(4)	Pinkberry (718 SF) has executed a lease and is anticipated to take occupancy and begin paying rent in March 2018.

(5)	H&M (24,440 SF) has executed a lease to relocate to a new suite at the Twelve Oaks Mall Property and is anticipated to take occupancy and begin paying rent for the new suite in November 2018.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

TWELVE OAKS MALL

The following table presents certain information relating to historical occupancy and estimated tenant sales at the Twelve Oaks Mall Property:

Historical Leased % & In-line Sales(1)

	2015	2016	TTM 11/30/2017
Total Occupancy(2)	97.1%	97.1%	95.8%
Owned Occupancy(2)	94.5%	94.6%	92.0%
In-line Tenant (<10,000 SF) Sales per SF(3)	$594	$608	$654
In-line Tenant (<10,000 SF) Sales per SF (excl. Apple)(3)	$504	$508	$534

(1)	As provided by the borrower.

(2)	Reflects average for the indicated year ended December 31 unless specified otherwise.

(3)	Sales per SF are as of December 31 unless otherwise indicated.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Twelve Oaks Mall Property:

Cash Flow Analysis(1)

	2015	2016	TTM 11/30/2017	Underwritten(2)(3)(4)	Underwritten $ per SF
Base Rental Revenue	$25,272,604	$25,599,940	$24,380,484	$23,477,925	$33.08
Overage / Percentage Rent	1,008,401	770,060	785,905	519,807	0.73
Kiosks / Temporary / Specialty	2,999,058	3,135,407	2,628,241	2,628,241	3.70
Operating Expenses (CAM)	11,697,019	11,762,631	11,404,267	11,024,024	15.53
Real Estate Tax Reimbursement	1,965,627	1,954,631	1,922,258	1,627,276	2.29
Utility Reimbursement	1,605,805	1,565,601	1,464,797	1,464,797	2.06
HVAC	2,223,605	2,230,123	2,129,206	2,129,206	3.00
Promotion Revenue	1,326,242	1,321,552	1,226,741	1,054,997	1.49
Mark to Market Rental Adjustment	0	0	0	(1,947,875)	(2.74)
Market Revenue from Vacant Units	0	0	0	4,724,224	6.66
Parking Revenue	16,669	17,337	25,268	25,484	0.04
Other Revenue	830,528	1,112,793	1,128,653	895,310	1.26
Gross Revenue	$48,945,558	$49,470,075	$47,095,819	$47,623,417	$67.10
Vacancy Loss	0	0	0	(4,724,224)	(6.66)
Effective Gross Revenue	$48,945,558	$49,470,075	$47,095,819	$42,899,192	$60.44

Real Estate Taxes	$2,439,073	$2,447,669	$2,472,418	$2,560,525	$3.61
Insurance	342,324	344,741	206,068	285,766	0.40
Utilities	2,545,401	2,349,166	2,406,265	2,406,265	3.39
Repairs & Maintenance	2,176,631	2,024,697	1,923,513	1,923,513	2.71
Janitorial	812,648	822,755	831,148	831,148	1.17
Management Fee	1,790,090	1,882,962	1,895,625	1,072,480	1.51
Payroll (Office, Security, Maintenance)	1,032,397	1,134,181	1,160,575	1,160,575	1.64
General and Administrative - Direct	831,682	800,263	740,771	740,771	1.04
Other Expenses	1,278,147	1,394,533	1,323,323	1,323,323	1.86
Total Operating Expenses	$13,248,393	$13,200,966	$12,959,706	$12,304,366	$17.34

Net Operating Income	$35,697,165	$36,269,109	$34,136,114	$30,594,826	$43.11
Tenant Improvements	0	0	0	223,137	0.31
Leasing Commissions	0	0	0	223,137	0.31
Replacement Reserves	0	0	0	137,443	0.19
Net Cash Flow	$35,697,165	$36,269,109	$34,136,114	$30,011,109	$42.28

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of February 1, 2018 and contractual rent steps through February 28, 2019.

(3)	Underwritten base rent includes 16 tenants that are paying reduced rent. The base rent in the leases is $2,349,960 for these 16 tenants, and the UW base rent for these tenants is $1,180,463.

(4)	Includes one tenant Bachrach (4,494 SF) who has filed for bankruptcy, but is currently in-place and paying rent. We cannot assure you that Bachrach will remain open or continue paying rent.

■	Appraisal. According to the appraisal, the Twelve Oaks Mall Property had an “as-is” appraised value of $552,900,000 as of December 14, 2017.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

TWELVE OAKS MALL

■	Environmental Matters. According to a Phase I environmental report, dated February 22, 2018, there are no recognized environmental conditions or recommendations for further action at the Twelve Oaks Mall Property other than the implementation of an asbestos operations and maintenance plan, disposing of the contents in accordance with state and local requirements of an unlabeled and abandoned 55-gallon drum located on the Twelve Oaks Mall Property.

■	Market Overview and Competition. According to the appraisal, the Twelve Oaks Mall Property is a super-regional mall located in the Detroit-Warren-Livonia and Ann Arbor metropolitan statistical area. The Twelve Oaks Mall Property is located at the intersection of Twelve Mile Road and Novi Road and is less than one mile from Interstate 96. The total population within a 1-mile, 3-mile and 5-mile radius of the Twelve Oaks Mall Property is 1,655, 54,918 and 155,524 respectively. The average household income within a 1-mile, 3-mile and 5-mile radius of the Twelve Oaks Mall Property is $108,440, $116,114 and $115,649, respectively. Fortune 500 companies located in the Southeast Michigan region include Ally, Autoliv, BorgWarner, DTE Energy, Ford Motor Company, General Motors and Kelly Services.

The following table presents certain information relating to the primary competition for the Twelve Oaks Mall Property:

Competitive Set(1)

	Twelve Oaks Mall	The Somerset Collection	Westland Shopping Center	Fairlane Town Center	Southland Center	Briarwood Mall
Distance from Subject	-	20 miles	16 miles	25 miles	30 miles	35 miles
Property Type	Super-Regional Mall	Super-Regional Mall	Super-Regional Mall	Super-Regional Mall	Super-Regional Mall	Super-Regional Mall
Year Built	1977	1968	1965	1976	1970	1973
Total GLA	1,508,824	1,790,000	1,055,000	1,850,000	925,000	1,040,000
Total Occupancy	91.8%	98%	90%	88%	90%	95%
Sales per SF(2)	$654	$820	$400	$425	$400	$550
Anchors & Jr. Anchors	Macy’s, Sears, JCPenney, Lord & Taylor and Nordstrom	Macy’s, Neiman Marcus, Nordstrom and Saks Fifth Avenue	JCPenney, Kohl’s, Sears and Macy’s (vacant)	JCPenney, Macy’s, Sears and AMC Theatres	JCPenney, Macy’s and Cinemark Theatres	JCPenney, Macy’s, Sears and Von Maur

(1)	Source: Appraisal.

(2)	Represents sales for comparable in-line tenants for most recent period from appraisal, or for the subject property, reported by the tenants to the borrower sponsor and not independently verified.

■	The Borrower. The borrower is TVO Mall Owner LLC, a Delaware limited liability company and single purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Twelve Oaks Mall Whole Loan. The non-recourse carveout guarantor under the Twelve Oaks Mall Whole Loan is The Taubman Realty Group Limited Partnership, an indirect owner of the borrower.

Taubman Centers, Inc. (NYSE: TCO “Taubman”) is a Michigan corporation (incorporated in 1973) that operates as a self-administered and self-managed real estate investment trust. The Taubman Realty Group Limited Partnership (the Operating Partnership or TRG) is a majority-owned partnership subsidiary of Taubman that owns direct or indirect interests in all of Taubman’s real estate properties.

Taubman owns, leases, acquires, disposes of, develops, expands, and manages shopping centers and interests in shopping centers. Their owned portfolio of operating centers as of December 31, 2017 consisted of 24 urban and suburban shopping centers operating in the U.S., Puerto Rico, South Korea, and China. The centers range in size between 236,000 and 1.7 million SF of GLA and between 186,000 and 1.0 million SF of Mall GLA, with an average of 1.0 million and 0.5 million SF, respectively. The smallest center has approximately 60 stores, and the largest has over 275 stores with an average of 150 stores per shopping center.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

TWELVE OAKS MALL

■	Escrows. On the origination date, the borrower funded an unfunded obligations reserve in the amount of $4,627,403.

On each due date during a Twelve Oaks Mall Trigger Period or an event of default the borrower is required to fund certain reserve accounts including (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, unless in the case of insurance premiums, the borrower is maintaining a blanket policy (ii) a tenant improvement and leasing commissions reserve in an amount equal to $68,625, subject to a cap of $1,647,000 (excluding any termination fees deposited) and (iii) a capital expenditure reserve in an amount equal to approximately $11,438, subject to a cap of $274,500.

In addition, on each due date during the continuance of a Twelve Oaks Mall Trigger Period (other than a Twelve Oaks Mall Trigger Period (Tier 1), the related loan documents require an excess cash reserve as discussed under “—Lockbox and Cash Management” below.

A “Twelve Oaks Mall Trigger Period” means any period from (a) the conclusion of any two consecutive 12-month periods ending on the last day of a fiscal quarter during which the net operating income of such 12-month periods is less than $29,250,000 until the conclusion of the fourth consecutive 12-month period ending on the last day of a fiscal quarter thereafter during which the net operating income is equal to or greater than $29,250,000 (such period a “Twelve Oaks Mall Tier 1 Trigger Period”), (b) the conclusion of any two consecutive 12-month periods ending on the last day of a fiscal quarter during which the net operating income is less than $26,000,000 until the conclusion of the fourth consecutive 12-month periods ending on the last day of a fiscal quarter thereafter during which the net operating income is equal to or greater than $26,000,000 (such period a “Twelve Oaks Mall Tier 2 Trigger Period”) or (c) the period during which a Twelve Oaks Mall Tier 1 Trigger Period but not also a Twelve Oaks Mall Tier 2 Trigger Period is occurring and during which any two anchor properties (other than Sears) have gone dark (such period a “Twelve Oaks Mall Dark Anchors Trigger Period”).

■	Lockbox and Cash Management. The Twelve Oaks Mall Whole Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the Twelve Oaks Mall Property and all other money received by the borrower or the property manager with respect to the Twelve Oaks Mall Property (other than tenant security deposits required to be held in escrow accounts) be deposited into such lockbox account or cash management account within one business day of receipt. The borrower is permitted to maintain a bank account (the “Kiosk Account”) into which rents from persons who are parties to a license agreement or miscellaneous amounts received by the borrower that are not rents, payments, reimbursements or other amounts paid under any lease may be deposited. Any fund in excess of $150,000 are required to be remitted from the Kiosk Account into a borrower-controlled account. During the continuance of a Twelve Oaks Mall Trigger Period or an event of default under the Twelve Oaks Mall Whole Loan, all amounts contained in the Kiosk Account that exceed $50,000 are required to be remitted to the cash management account. During the continuance of a Twelve Oaks Mall Trigger Period or event of default under the Twelve Oaks Mall Whole Loan, all funds in the lockbox account are required to be swept into the cash management account on a daily basis and, so long as only a Twelve Oaks Mall Tier 1 Trigger Period is continuing, remitted to the borrower on each due date after payment of the monthly debt service payment and all required reserves. During a Twelve Oaks Mall Trigger Period (other than a Twelve Oaks Mall Tier 1 Trigger Period) or event of default under the Twelve Oaks Mall Whole Loan all amounts on deposit in the cash management account after payment of debt service, required reserves (if the lender so elects, with respect to the continuance of an event of default) and operating expenses, are required to be reserved in an excess cash flow reserve account.

■	Property Management. The Twelve Oaks Mall Property is currently managed by The Taubman Company LLC, an affiliate of the borrower, pursuant to a management agreement. Under the related loan documents, the Twelve Oaks Mall Property is required to remain managed by The Taubman Company LLC, or any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to require the borrower to terminate the property manager and engage a new property manager selected by the lender upon (i) the acceleration of the Twelve Oaks Mall Whole Loan following the occurrence of an event of default under the Twelve Oaks Mall Whole Loan, (ii) a material default by the

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

TWELVE OAKS MALL

property manager and after the expiration of any applicable cure period or (iii) the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager.

■	Release of Collateral. Provided no event of default under the Twelve Oaks Mall Whole Loan documents is then continuing, the borrower is permitted to obtain the release of certain unimproved parcels or outlots each subject to the satisfaction of certain conditions set forth in the Twelve Oaks Mall Whole Loan documents, including among others, the delivery of a REMIC opinion. The borrower may not convey to third parties any release parcel that in the aggregate exceed 10% of the total acreage of all of the release parcels, without prior written consent from the lender.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Twelve Oaks Mall Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ESA Portfolio

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ESA Portfolio

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ESA Portfolio

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	20	Loan Seller	GSMC
Location (City/State)	Various	Cut-off Date Principal Balance	$66,214,500
Property Type	Hospitality	Cut-off Date Principal Balance per Room	$33,973.58
Size (Rooms)	1,949	Percentage of Initial Pool Balance	7.5%
Total TTM Occupancy as of 12/31/2017	72.2%	Number of Related Mortgage Loans(2)	6
Owned TTM Occupancy as of 12/31/2017	72.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	1987-2004 / 2015-2017	Mortgage Rate	4.7545%
Appraised Value	$97,900,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	36

Underwritten Revenues	$28,171,979
Underwritten Expenses	$18,126,866	Escrows
Underwritten Net Operating Income (NOI)	$10,045,113	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$8,918,234	Taxes	$342,116	$147,999
Cut-off Date LTV Ratio	67.6%	Insurance	$81,821	$40,911
Maturity Date LTV Ratio(1)	56.1%	Replacement Reserves(3)	$0	(3)
DSCR Based on Underwritten NOI / NCF	2.42x / 2.15x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	15.2% / 13.5%	Other(4)	$220,075	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$66,214,500	70.2%	Purchase Price	$92,385,000	98.0%
Principal’s New Cash Contribution	28,090,528	29.8	Closing Costs	1,276,016	1.4
Reserves	644,011	0.7

Total Sources	$94,305,028	100.0%	Total Uses	$94,305,028	100.0%

(1)	The Maturity Date LTV Ratio is calculated using the “when stabilized” appraised value of $104,000,000. The Maturity Date LTV Ratio calculated based on the “as-is” appraised value is 59.6%.

(2)	The borrower sponsor for the ESA Portfolio Loan is also the borrower sponsor for the ESA Fort Worth Medical Center Loan, the ESA Cincinnati Blue Ash Reagan HIG Loan, the ESA Indianapolis Airport Loan, the ESA Dallas Vantage Point Drive Loan and the ESA Indianapolis Northwest College Loan.

(3)	See “—Escrows” below.
(4)	Other upfront reserve represents a deferred maintenance reserve. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “ESA Portfolio Loan”) is evidenced by a note in the original principal amount of $66,214,500 and is secured by a first mortgage encumbering the borrowers’ fee simple interests in 20 hospitality properties (the “ESA Portfolio Properties”) located in four states. The ESA Portfolio Loan was originated by Goldman Sachs Mortgage Company on February 21, 2018 and represents approximately 7.5% of the Initial Pool Balance. The note evidencing the ESA Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $66,214,500 and an interest rate of 4.7545% per annum. The borrowers utilized the proceeds of the ESA Portfolio Loan to acquire the ESA Portfolio Properties, pay origination costs and fund reserves.

The ESA Portfolio Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The ESA Portfolio Loan requires interest only payments on each due date through and including the due date in March 2021 and thereafter requires payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date of the ESA Portfolio Loan is the due date in March 2028. Voluntary prepayment of the ESA Portfolio Loan is prohibited prior to the due date in September 2027. Provided that no event of default under the ESA Portfolio Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■	The Mortgaged Properties. The ESA Portfolio Properties are a hotel portfolio comprised of 20 properties located in four states. The ESA Portfolio Properties consist of 1,949 rooms and are 72.2% occupied as of TTM December 31, 2017. The ESA Portfolio Properties carry the Extended Stay America (“ESA”) flag and are under an approximately 21-year management franchise agreement with ESA Management LLC. The ESA Portfolio Properties were constructed between 1987 and 2004 with recent renovations taking place between 2015 and 2017 for all 20 properties. As of December 31, 2017, the ESA Portfolio Properties were 72.2% occupied and reported an average ADR and RevPAR of $53.77 and $38.83, respectively.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ESA Portfolio

The largest ESA Portfolio Property by 2017 NCF, ESA Fort Wayne South, represents approximately 9.1% of the aggregate portfolio 2017 NCF, while the top 10 ESA Portfolio Properties by NCF account for approximately 63.0% of the 2017 NCF. The ESA Portfolio Properties average 97 rooms per hotel in size, with the properties ranging in size from the 72-room ESA Lexington Tates Creek to the 139-room ESA Indianapolis Northwest I 465.

The following table presents certain information relating to the ESA Portfolio Properties:

				2017 Metrics			Net Cash Flow
Property Name	ALA %	# Rooms	2017 NCF %	Occupancy	ADR	RevPAR	2016	2017
ESA Fort Wayne South	7.5%	101	9.1%	85.1%	$55.53	$47.26	$679,919	$833,874
ESA Lexington Nicholasville Road	6.6	126	6.9	69.6%	$52.13	$36.27	683,436	632,705
ESA Indianapolis Northwest I 465	6.6	139	6.2	61.9%	$59.84	$37.02	454,532	565,379
ESA Dayton North	6.5	104	8.2	77.0%	$57.35	$44.14	637,511	747,609
ESA Indianapolis Airport West Southern Avenue	6.5	121	5.9	69.4%	$58.72	$40.78	356,544	536,245
ESA Dallas Greenville Avenue	6.4	116	4.6	63.1%	$52.16	$32.90	525,816	423,941
ESA Waco Woodway	6.2	95	5.7	69.0%	$56.76	$39.18	473,733	520,327
ESA Fort Worth Fossil Creek	5.9	85	6.0	84.2%	$55.51	$46.73	559,650	546,094
ESA El Paso Airport	5.4	120	4.9	67.3%	$48.49	$32.64	332,621	445,616
ESA Cincinnati Blue Ash Kenwood Road	5.2	133	5.5	68.8%	$43.25	$29.74	555,783	502,762
ESA Fort Worth City View	5.0	104	4.7	74.1%	$52.77	$39.10	526,130	427,708
ESA Dallas Plano Parkway	4.7	97	3.4	78.4%	$51.93	$40.69	678,443	314,638
ESA Cincinnati Blue Ash Reed Hartman	3.9	101	4.6	66.3%	$55.87	$37.07	685,833	419,122
ESA Dayton South	3.8	72	4.5	77.6%	$52.19	$40.50	341,853	408,526
ESA Lexington Tates Creek	3.8	72	4.1	72.9%	$55.18	$40.24	391,834	374,203
ESA Dayton Fairborn	3.7	72	3.9	69.2%	$58.63	$40.58	333,981	353,384
ESA Fort Worth Southwest	3.4	73	3.7	77.2%	$55.01	$42.47	310,581	340,056
ESA Fort Wayne North	3.4	72	4.1	77.3%	$53.51	$41.35	176,588	372,357
ESA El Paso West	3.0	73	2.5	72.5%	$50.46	$36.58	145,588	227,626
ESA Dallas Plano Parkway Medical Center	2.3	73	1.7	79.7%	$52.40	$41.79	468,560	154,276
Total / Wtd. Avg.	100.0%	1,949	100.0%	72.2%	$53.77	$38.83	$9,318,937	$9,146,450

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the ESA Portfolio Properties:

ESA Portfolio(1)

	2015	2016	2017
Occupancy	71.5%	74.1%	72.2%
ADR	$48.03	$51.60	$53.77
RevPAR	$34.33	$38.23	$38.83

(1)	As provided by the borrowers and represents averages for the year ended December 31, unless otherwise specified.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ESA Portfolio

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the ESA Portfolio Properties:

Cash Flow Analysis(1)

	2015	2016	2017	Underwritten	Underwritten $ per Room
Rooms Revenue	$24,332,059	$27,222,393	$27,624,658	$27,624,658	$14,174
Other Revenue(2)	461,424	489,953	547,321	547,321	281
Total Revenue	$24,793,483	$27,712,346	$28,171,979	$28,171,979	$14,455

Room Expense	$3,222,490	$3,225,157	$3,346,062	$3,346,062	$1,717
Total Departmental Expense	$3,222,490	$3,225,157	$3,346,062	$3,346,062	$1,717
Total Undistributed Expense	11,502,300	12,339,544	12,526,349	12,526,349	6,427
Total Fixed Expense	1,894,374	1,720,213	2,026,238	2,254,455	1,157
Total Operating Expenses	$16,619,164	$17,284,915	$17,898,649	$18,126,866	$9,301

Net Operating Income	$8,174,319	$10,427,431	$10,273,330	$10,045,113	$5,154
FF&E	991,739	1,108,494	1,126,879	1,126,879	578
Net Cash Flow	$7,182,580	$9,318,937	$9,146,450	$8,918,234	$4,576

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue includes guest laundry, pet, smoking penalty fees and other miscellaneous revenue.

■	Appraisal. According to the appraisals, the ESA Portfolio Properties had an aggregate “as-is” appraised value of $97,900,000 as of January 4, 2018 and a “when stabilized” value of $104,000,000 as of January 1, 2020, assuming a no abnormalities or transitory conditions with respect to the operations at the ESA Portfolio Properties.

■	Environmental Matters. According to Phase I environmental reports, dated January 8, 2018 through January 12, 2018, there are no recognized environmental conditions or recommendations for further action at the ESA Portfolio Properties other than: (i) with respect to the ESA Dallas Greenville Avenue property, an onsite groundwater monitoring well be properly plugged and abandoned by a State of Texas licensed driller on behalf of Exxon, the responsible party, (ii) with respect to the ESA Waco Woodway property, the cleanup of all observed mold growth over elevator and mechanical room, (iii) with respect to the ESA Dallas Plano Parkway Medical Center property, the immediate repair of the roof leak and cleanup of all observed mold growth, and (iv) with respect to the ESA Fort Worth Southwest property, a stained transformer that may contain polychlorinated biphenyls and this was noted on the report as an environmental concern, however, no further action was recommended.

■	The Borrowers. The ESA Portfolio Loan was made to 20, single-purpose, single-asset entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the ESA Portfolio Loan. The non-recourse carveout guarantor is Alan Kanders, an indirect owner of the borrowers.

Alan Kanders is the managing member and founder of Three Wall Capital. Founded in 2008 by Alan Kanders, Three Wall Capital has subsequently completed over $500 million in transactions in a principal investor capacity. From 1997 to 2008, Mr. Kanders worked in the Global Real Estate Group at Lehman Brothers, where he was promoted to managing director.

■	Escrows. On the origination date, the borrowers funded (i) a tax and insurance reserve in an amount equal to $342,116 with respect to taxes and $81,821 with respect to insurance and (ii) a deferred maintenance and environmental escrow in an amount equal to $220,075 with respect to ADA compliance and environmental remediation costs.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ESA Portfolio

On each due date, the borrowers are required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, unless in the case of insurance premiums, the borrowers are maintaining a blanket policy in accordance with the related loan documents and there is no continuing event of default, and upon request of the lender, the borrowers provide evidence of renewals of such policies and payment of related premiums, and (ii) an FF&E reserve in the amount of the greater of (1) the monthly amount required to be reserved for the replacement of furniture, fixtures and equipment pursuant to the franchise agreement or (2) one-twelfth of 4% of the operating income for the ESA Portfolio Properties for the previous 12-month period (as determined on the last day of February of each year).

In addition, on each due date during the continuance of an ESA Portfolio Trigger Period or an event of default under the ESA Portfolio Loan, the related loan documents require an excess cash flow reserve as discussed under “—Lockbox and Cash Management” below.

An “ESA Portfolio Trigger Period” means any period (i) commencing when the debt yield as of the conclusion of any fiscal quarter falls below 10.4% until (a) the debt yield as of the conclusion of a single fiscal quarter is equal to or greater than 10.4% or (b) there is no existing event of default and the borrowers deposit with the lender a letter of credit in an amount that would cause the debt yield to exceed 10.4%, (ii) if monthly, quarterly or annual financial reports required under the related loan documents are not delivered to the lender when required until such reports are delivered and they indicate that no ESA Portfolio Trigger Period is ongoing and (iii) during the continuance of a Franchise Trigger Event.

A “Franchise Trigger Event” means any period (i) when the franchise agreement or management agreement, as applicable, is no longer is in full force and effect as to more than two of the ESA Portfolio Properties until a replacement franchise agreement or management agreement is in full force and effect, (ii) when more than two of the ESA Portfolio Properties are removed from the “Extended Stay America” brand, until such ESA Portfolio Properties are rebranded as “Extended Stay America” or as a comparable or better brand or (iii) the implementation of a property improvement plan (“PIP”) for any ESA Portfolio Property if the amount is in excess of $50,000 or if the aggregate amount of all required PIP for all affected Properties is in excess of $250,000, whether as a condition to entering a replacement franchise agreement with ESH Strategies Franchise LLC and/or management agreement with ESA Management LLC or another franchisor or licensor acceptable to the lender or the extension of the existing franchise agreement and/or management agreement, as applicable until (a) deposits are made in amounts equal to the estimated costs to complete any PIP within 10 business days of the implementation of such PIP or (b) evidence satisfactory to the lender in its sole discretion confirming that all PIP has been completed to the satisfaction of ESA Management LLC or the replacement franchisor, as applicable.

■	Lockbox and Cash Management. The ESA Portfolio Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrowers to require that all credit card receivables be remitted directly into the lockbox account and all cash revenues relating to the ESA Portfolio Properties and all other money received by the borrowers or the property manager with respect to the ESA Portfolio Properties (other than tenant security deposits) be deposited into such lockbox account or the cash management account once per week following receipt. For so long as no ESA Portfolio Trigger Period or event of default is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account on a daily basis. During the continuance of a ESA Portfolio Trigger Period or event of default, all funds in the lockbox account are required to be swept into a lender-controlled cash management account on a daily basis and all amounts on deposit in the cash management account after payment of debt service, required reserves and operating expenses, are required to be reserved in an excess cash flow reserve account as additional collateral.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ESA Portfolio

■	Property Management. The ESA Portfolio Properties are currently managed by ESA Management LLC pursuant to a management agreement. Under the related loan documents, the ESA Portfolio Properties are required to remain managed by ESA Management LLC or any other management company approved by the lender in accordance with the related loan documents and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrowers to replace, the property manager and require the borrowers to engage a property manager selected by the borrowers and (unless otherwise provided in the related loan documents) reasonably approved by the lender (i) during the continuance of an event of default under the ESA Portfolio Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Release of Collateral. Provided no event of default under the ESA Portfolio Loan has occurred and is continuing, the borrowers have the right, at any time after the second anniversary of the securitization Closing Date to obtain the release of one or more of the ESA Portfolio Properties from the liens of the related mortgages in connection with a partial defeasance, subject to certain conditions, including, among others (i) delivery of defeasance collateral in an amount equal to the applicable ESA Portfolio Release Price, (ii) after giving effect to the release, the debt yield (as calculated under the loan documents) for the remaining ESA Portfolio Properties for the 12-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 13.5% and (b) the debt yield immediately prior to the release, (iii) delivery of a REMIC opinion and (iv) receipt of a Rating Agency Confirmation.

An “ESA Portfolio Release Price” means, with respect to any ESA Portfolio Property, an amount equal to (i) until such time as the principal balance of the ESA Portfolio Loan is $52,971,600 or less, 110% of the allocated loan amount for such ESA Portfolio Property, and (ii) thereafter, 120% of the allocated loan amount for such ESA Portfolio Property.

Property	Allocated Loan Amount
ESA Fort Wayne South	$4,959,400
ESA Lexington Nicholasville Road	$4,400,100
ESA Indianapolis Northwest I 465	$4,400,100
ESA Dayton North	$4,325,500
ESA Indianapolis Airport West Southern Avenue	$4,288,200
ESA Dallas Greenville Avenue	$4,226,800
ESA Waco Woodway	$4,101,800
ESA Fort Worth Fossil Creek	$3,878,000
ESA El Paso Airport	$3,579,700
ESA Cincinnati Blue Ash Kenwood Road	$3,467,900
ESA Fort Worth City View	$3,281,400
ESA Dallas Plano Parkway	$3,139,500
ESA Cincinnati Blue Ash Reed Hartman	$2,610,200
ESA Lexington Tates Creek	$2,535,600
ESA Dayton South	$2,535,600
ESA Dayton Fairborn	$2,461,100
ESA Fort Worth Southwest	$2,237,300
ESA Fort Wayne North	$2,226,100
ESA El Paso West	$2,013,600
ESA Dallas Plano Parkway Medical Center	$1,546,600

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ESA Portfolio

■	Mezzanine or Secured Subordinate Indebtedness. Provided no event of default under the ESA Portfolio Loan, the loan documents permit future mezzanine financing of no more than $9,932,175, subject to satisfaction of certain conditions, including, among others (i) execution of an intercreditor agreement in form and substance reasonably acceptable to the lender and the Rating Agencies, (ii) the mezzanine loan and the ESA Portfolio Loan have a combined loan-to-value ratio (as calculated under the loan documents) of no greater than 64.3%, (iii) the debt service coverage ratio (as calculated under the loan documents and taking into account the mezzanine loan and the ESA Portfolio Loan) is at least 2.27x, (iv) the debt yield (as calculated under the loan documents and taking into account the mezzanine loan and the ESA Portfolio Loan) is at least 14.1% and (v) receipt of a Rating Agency Confirmation. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

■	Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the ESA Portfolio Properties, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrowers’ requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the properties and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

U.S. INDUSTRIAL PORTFOLIO

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

U.S. INDUSTRIAL PORTFOLIO

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

U.S. INDUSTRIAL PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	11	Loan Seller		GSMC
Location (City/State)	Various / Various	Cut-off Date Principal Balance(3)		$64,000,000
Property Type	Industrial	Cut-off Date Principal Balance per SF(2)		$39.17
Size (SF)	2,701,192	Percentage of Initial Pool Balance		7.2%
Total Occupancy as of 2/28/2018	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/28/2018	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1930-2009 / 1977-2016	Mortgage Rate		4.5240%
Appraised Value(1)	$157,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$13,162,158
Underwritten Expenses	$3,008,954	Escrows
Underwritten Net Operating Income (NOI)	$10,153,204		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$9,369,858	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	67.4%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	67.4%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	2.09x / 1.93x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	9.6% / 8.9%	Other(4)	$361,809	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$105,800,000	67.1%	Purchase Price	$156,682,543	99.3%
Principal’s New Cash Contribution	51,970,241	32.9	Closing Costs	725,889	0.5
			Reserves	361,809	0.2

Total Sources	$157,770,241	100.0%	Total Uses	$157,770,241	100.0%

(1)	The Appraised Value represents the aggregate “as-is” appraised value of the U.S. Industrial Portfolio Properties of $149,380,000 plus an approximately 5.1% portfolio premium. The Cut-off Date LTV Ratio for the U.S. Industrial Portfolio Whole Loan calculated on the basis of the aggregate “as-is” appraised value without the portfolio premium is 70.8%. See “—Appraisals” below.
(2)	Calculated based on the aggregate outstanding balance of the U.S. Industrial Portfolio Whole Loan. See “—The Mortgage Loan” below.
(3)	The Cut-off Date Principal Balance of $64,000,000 represents the controlling note A-1 of the $105,800,000 whole loan evidenced by two pari passu notes. See “—The Mortgage Loan” below.
(4)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “U.S. Industrial Portfolio Loan”) is part of a whole loan (the “U.S. Industrial Portfolio Whole Loan”) consisting of two pari passu notes with an outstanding aggregate principal balance of $105,800,000 and is secured by first mortgages encumbering the fee simple interests in a portfolio of 11 industrial buildings in seven states (the “U.S. Industrial Portfolio Properties”). The U.S. Industrial Portfolio Loan, evidenced by the controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $64,000,000 and represents approximately 7.2% of the Initial Pool Balance. The related companion loan (the “U.S. Industrial Portfolio Companion Loan”), evidenced by the non-controlling note A-2, has an outstanding principal balance as of the Cut-off date of $41,800,000. The U.S. Industrial Portfolio Whole Loan was originated by Goldman Sachs Mortgage Company on March 2, 2018. The U.S. Industrial Portfolio Whole Loan has an interest rate of 4.5240% per annum. The borrower utilized the proceeds of the U.S. Industrial Portfolio Whole Loan to acquire the U.S. Industrial Portfolio Properties, pay origination costs and fund reserves.

The U.S. Industrial Portfolio Whole Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The U.S. Industrial Portfolio Whole Loan requires payments of interest only for the entire term of the U.S. Industrial Portfolio Whole Loan. The stated maturity date is the due date in March 2028. Voluntary prepayment of the U.S. Industrial Portfolio Whole Loan is prohibited prior to the due date in December 2027. At any time after the earlier to occur of (a) the third anniversary of the origination date of the U.S. Industrial Portfolio Whole Loan and (b) the second anniversary of the closing date of the securitization into which the last U.S. Industrial Portfolio Companion Loan is securitized, the U.S. Industrial Portfolio Whole Loan may be defeased in whole or in part with direct, non-callable obligations of the United States of America.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

U.S. INDUSTRIAL PORTFOLIO

The following table outlines the two pari passu notes the U.S. Industrial Portfolio Whole Loan:

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$64,000,000	$64,000,000	GSMS 2018-GS9	Yes
Note A-2	41,800,000	41,800,000	GSMC	No
Total	$105,800,000	$105,800,000

■	The Mortgaged Properties. The U.S. Industrial Portfolio Whole Loan is comprised of 11 properties built between 1930 and 2009, located in seven states. The U.S. Industrial Portfolio Properties consist of 2,701,192 SF and Total and Owned Occupancy are both 100.0%. One tenant, Rohrer Corporation, is in occupancy at three of the U.S. Industrial Portfolio Properties, and no other tenant occupies more than one U.S. Industrial Portfolio Property.

The following table presents certain information relating to the U.S. Industrial Portfolio Properties:

Property Name	City	State	% of Allocated Loan Amount	Total GLA	Year Built	As-Is Appraised Value	UW NCF
DialogDirect	Highland Park	Michigan	23.1%	578,050	Various	$34,000,000	$2,012,378
JIT Packaging	Elgin	Illinois	11.8	443,103	1968	18,600,000	1,134,222
Markel	Plymouth Meeting	Pennsylvania	10.7	167,666	1930	15,650,000	992,845
Dedicated Logistics	New Hope	Minnesota	10.1	355,185	1967	14,890,000	923,449
Wilbert	White Bear Township	Minnesota	9.6	296,876	Various	14,880,000	926,958
Landmark Plastics	Akron	Ohio	7.3	212,000	1994	10,920,000	857,600
Matandy Steel	Hamilton	Ohio	7.3	174,170	Various	10,550,000	663,979
Rohrer Corporation (OH)	Wadsworth	Ohio	6.7	169,000	1979	10,090,000	602,125
Rohrer Corporation (IL)	Huntley	Illinois	5.3	90,000	2004	8,200,000	516,294
Rohrer Corporation (GA)	Buford	Georgia	4.3	117,215	1994	6,250,000	415,431
AAP Metals	Dallas	Texas	3.7	97,927	Various	5,350,000	324,578
Total			100.0%	2,701,192		$149,380,000	$9,369,858

The following table presents certain information relating to the major tenants for the U.S. Industrial Portfolio Properties:

Nine Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
DialogDirect, Inc.	NR / NR / NR	578,050	21.4%	$2,387,718	21.7%	$4.13	3/31/2030	3, 5-year options
Rohrer Corporation(2)	NR / NR / NR	376,215	13.9	1,800,254	16.3	4.79	12/31/2025	2, 5-year options
JIT Packaging, LLC	NR / NR / NR	443,103	16.4	1,326,510	12.0	2.99	6/30/2028	NA
Markel Corporation	NR / NR / NR	167,666	6.2	1,124,880	10.2	6.71	9/30/2030	4, 5-year options
Wilbert Plastic Services, Inc.	NR / NR / NR	296,876	11.0	1,116,000	10.1	3.76	12/31/2026	2, 5-year options
Dedicated Logistics Warehousing	NR / NR / NR	355,185	13.1	1,095,327	9.9	3.08	10/31/2032	NA
Landmark Plastic Corporation	NR / NR / NR	212,000	7.8	1,012,556	9.2	4.78	4/30/2023	1, 10-year option
Matandy Steel & Metal Products	NR / NR / NR	174,170	6.4	777,052	7.0	4.46	12/31/2032	2, 10-year options
AAP Metals	NR / NR / NR	97,927	3.6	384,810	3.5	3.93	5/31/2035	NA
Nine Largest Tenants		2,701,192	100.0%	$11,025,107	100.0%	$4.08
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Totals / Wtd. Avg. Tenants		2,701,192	100.0%	$11,025,107	100.0%	$4.08

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Rohrer Corporation leases space at three properties, which all expire on December 31, 2025, comprised of: Rohrer Corporation (OH): 169,000 SF; $4.22 underwritten base rent per SF Rohrer Corporation (GA): 117,215 SF; $4.16 underwritten base rent per SF; and Rohrer Corporation (IL): 90,000 SF; $6.66 underwritten base rent per SF.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

U.S. INDUSTRIAL PORTFOLIO

The following table presents certain information relating to the lease rollover schedule for the U.S. Industrial Portfolio Properties based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	212,000	7.8	7.8%	1,012,556	9.2	4.78	1
2024	0	0.0	7.8%	0	0.0	0.00	0
2025	376,215	13.9	21.8%	1,800,254	16.3	4.79	3
2026	296,876	11.0	32.8%	1,116,000	10.1	3.76	1
2027	0	0.0	32.8%	0	0.0	0.00	0
2028	443,103	16.4	49.2%	1,326,510	12.0	2.99	1
2029 & Thereafter	1,372,998	50.8	100.0%	5,769,787	52.3	4.20	5
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	2,701,192	100.0%		$11,025,107	100.0%	$4.08	11

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy for the U.S. Industrial Portfolio Properties:

Historical Leased %(1)

2015	2016	2017
100.0%	100.0%	100.0%

(1)	As provided by the borrower and reflects average occupancy as of December 31 for the indicated year unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow for the U.S. Industrial Portfolio Properties:

Cash Flow Analysis(1)

	2015	2016	2017	Underwritten(2)(3)	Underwritten $ per SF
Base Rental Revenue	$4,324,619	$8,350,952	$10,741,930	$11,025,107	$4.08
Reimbursement Revenue	1,507,084	2,177,512	2,821,400	2,829,796	1.05
Gross Revenue	$5,831,703	$10,528,464	$13,563,330	$13,854,903	$5.13
Vacancy Loss	0	0	0	(692,745)	(0.26)
Effective Gross Revenue	$5,831,703	$10,528,464	$13,563,330	$13,162,158	$4.87

Expenses	$1,507,108	$2,085,214	$2,737,004	$2,745,711	$1.02
Management Fee	0	0	0	263,243	0.10
Total Operating Expenses	$1,507,108	$2,085,214	$2,737,004	$3,008,954	$1.11

Net Operating Income	$4,324,595	$8,443,250	$10,826,326	$10,153,204	$3.76
TI/LC	0	0	0	513,226	0.19
Replacement Reserves	0	0	0	270,119	0.10
Net Cash Flow	$4,324,595	$8,443,250	$10,826,326	$9,369,858	$3.47

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten cash flow based on contractual rents as of January 31, 2018 and contractual rent steps through February 28, 2019.
(3)	Underwritten cash flow assumes market vacancy for the submarkets in which the properties are located.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

U.S. INDUSTRIAL PORTFOLIO

■	Appraisals. According to the appraisals, the U.S. Industrial Portfolio Properties had an aggregate “as-is” portfolio appraised value, inclusive of an approximately 5.1% portfolio premium, of $157,000,000 as of January 31, 2018. The aggregate “as-is” value of the U.S. Industrial Portfolio Properties without the portfolio premium is $149,380,000.

■	Environmental Matters. According to Phase I environmental reports, dated between January 25, 2018 and January 30, 2018, there are no recognized environmental conditions or recommendations for further action at the U.S. Industrial Portfolio Properties other than (i) with respect to the U.S. Industrial Portfolio Properties identified as Rohrer Corporation (OH), AAP Metals, Dedicated Logistics, JIT Packaging, Markel and DialogDirect, the implementation of asbestos operations and maintenance plans, (ii) with respect to the U.S. Industrial Portfolio Property identified as Markel, a limited subsurface investigation to assess the potential for releases that may negatively impact the soil and groundwater with contaminants, (iii) with respect to the U.S. Industrial Portfolio Property identified as DialogDirect, the continuation of a due care plan which includes proper management of soils during excavation and dewatering activities and (iv) with respect to the U.S. Industrial Portfolio Properties identified as Rohrer Corporation (GA) and Landmark Plastics the development and implementation of stricter housekeeping policies and secondary containment with regard to the handling of chemicals.

■	Market Overview and Competition. The U.S. Industrial Portfolio Properties consists of 11 properties in seven states. The following highlights the four largest markets by allocated loan amount:

Highland Park, Michigan (23.1% of Cut-off Date Allocated Loan Amount): The Metro Detroit industrial market currently has approximately 510.2 million SF of industrial space, an average rent of $6.05 per SF/year with vacancy of 2.1%.

Akron and Wadsworth, Ohio (14.0% of Cut-off Date Allocated Loan Amount): The Cleveland industrial market currently has approximately 492.3 million SF of industrial space, an average rent of $4.37 per SF/year with vacancy of 3.9%.

Plymouth Meeting, Pennsylvania (10.7% of Cut-off Date Allocated Loan Amount): The Suburban Philadelphia industrial market currently has approximately 110.6 million SF of industrial space, an average rent of $4.39 per SF/year with vacancy of 5.5%.

New Hope, Minnesota (10.1% of Cut-off Date Allocated Loan Amount): The Minneapolis/St. Paul industrial market currently has approximately 333.9 million SF of industrial space, an average rent of $5.62 per SF/year with vacancy of 4.5%.

■	The Borrower. The U.S. Industrial Portfolio Whole Loan was made to SC USIP Property Company, LLC, a single-purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the U.S. Industrial Portfolio Whole Loan. The non-recourse carveout guarantors under the U.S. Industrial Portfolio Whole Loan are, collectively, jointly and severally, Michael W. Brennan, Robert G. Vanecko, Scott D. McKibben, Samuel A. Mandarino, Eduardo Paneque, Brad O’Halloran, Allen Crosswell, and Troy MacMane, each an individual and Greenwood Holding Company, LLC, a Delaware limited liability company.

The borrower sponsor is BIG SC-USIP LLC, an Illinois limited liability company, an affiliate of the eight principals of Brennan Investment Group (“BIG”): Michael W. Brennan, Robert G. Vanecko, Scott D. McKibben, Samuel A. Mandarino, Eduardo Paneque, Brad O’Halloran, Allen Crosswell and Troy MacMane. BIG is a real estate investments firm specializing in investments in industrial properties. Brennan Management LLC (an affiliate of BIG) manages industrial assets including the U.S. Industrial Portfolio Properties. Affiliates of BIG own a portfolio of industrial properties totaling approximately 35 million SF. Michael Brennan, the co-founder and chairman of BIG, was the co-founder of First Industrial Realty Trust in 1994 and served as President, CEO and member of the Board of Directors until 2008.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

U.S. INDUSTRIAL PORTFOLIO

■	Escrows. On the origination date, the borrower funded an unfunded obligations reserve in the amount of $361,809.

On each due date the borrower is required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, unless in the case of taxes, one or more tenants are obligated to pay taxes directly and the borrower provides evidence that the payment has occurred prior to any delinquency, or if a tenant is required to pay taxes to the operating lessee and such amounts are received and retained in a lender-controlled account, or in the case of insurance premiums, the borrower is maintaining a blanket policy in accordance with the related loan documents or a tenant is requirement to maintain insurance for the applicable property and there is no continuing event of default, and upon request of the lender, the borrower provides evidence of renewals of such policies and payment of related premiums.

On each due date during the continuance of a U.S. Industrial Portfolio Trigger Period, the borrower is required to fund certain reserve accounts including (i) a tenant improvements and leasing commissions reserve in an amount equal to one-twelfth of $0.25 per SF of the then current SF capped at $0.75 per SF of the then current SF and (ii) a capital expenditure reserve in an amount equal to one-twelfth of $0.10 per SF of the then current SF capped at $0.20 per SF of the then current SF.

On each due date during the continuance of a U.S. Industrial Portfolio Lease Reserve Period, the borrower is required to fund certain reserve accounts including (i) a tenant improvements and leasing commissions reserve in an amount equal to one-twelfth of $2.00 per SF of the then current SF capped at $6.00 per SF of the then current SF and (ii) a capital expenditure reserve in an amount equal to one-twelfth of $0.10 per SF of the then current SF capped at $0.30 per SF of the then current SF.

In addition, on each due date during the continuance of an U.S. Industrial Portfolio Trigger Period or event of default, the related loan documents require an excess cash reserve as discussed under “—Lockbox and Cash Management” below.

A “U.S. Industrial Portfolio Trigger Period” means (i) each period that commences when debt service coverage ratio, determined as of the first day of any fiscal quarter, is less than 1.25x and concludes when debt service coverage ratio, determined as of the first day of each of two consecutive fiscal quarters thereafter, is equal to or greater than 1.25x and (ii) the period commencing upon the borrower’s failure to deliver required monthly, quarterly or annual financial reports and ending when such reports are delivered and indicate that no other U.S. Industrial Portfolio Trigger Period is ongoing. The borrower is permitted to cure or terminate a U.S. Industrial Portfolio Trigger Period by delivering a letter of credit or a cash deposit in an amount that would result in a debt service coverage ratio that exceeds 1.25x (so long as the aggregate notional amount of all outstanding letters of credit do not exceed 10% of the balance of the U.S. Industrial Portfolio Whole Loan) or defeasing a portion of the U.S. Industrial Portfolio Whole Loan in amount that would cause debt service coverage ratio to equal or exceed 1.25x.

A “U.S. Industrial Portfolio Lease Reserve Period” means, with respect to any U.S. Industrial Portfolio Property, any period during which any tenant at such U.S. Industrial Portfolio Property (x) is in default under its lease beyond all applicable grace, notice and cure periods, (y) has ceased operations at its leased premises or gone dark or (z) has failed to renew its lease by the earlier of (i) the termination of the renewal option period under its lease and (ii) six months prior to the expiration date of its lease.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

U.S. INDUSTRIAL PORTFOLIO

■	Lockbox and Cash Management. The U.S. Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the U.S. Industrial Portfolio Properties and all other money received by the borrower, guarantors, a master lease party or the property manager with respect to the U.S. Industrial Portfolio Properties (other than tenant security deposits required to be held in escrow accounts) be deposited into such lockbox account or cash management account within one business day of receipt. For so long as no U.S. Industrial Portfolio Trigger Period or event of default under the U.S. Industrial Portfolio Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account on a daily basis. During the continuance of a U.S. Industrial Portfolio Trigger Period or event of default under the U.S. Industrial Portfolio Whole Loan, all funds in the lockbox account are required to be swept into the cash management account on a daily basis and all amounts on deposit in the cash management account after payment of debt service, required reserves (if the lender so elects, with respect to the continuance of an event of default) and operating expenses are required to be reserved in an excess cash flow reserve account.

■	Master Lease. The mortgage loan was structured with a master lease to be a Shari’ah compliant loan. Title to the related U.S. Industrial Portfolio Properties is held by wholly-owned single purpose subsidiaries of the borrower (the “Property Owners”), who master lease each related U.S. Industrial Portfolio Property to a single-purpose master lessee, which is indirectly owned by certain investors. The rent payable pursuant to the master lease is intended to cover the debt service payments required under the U.S. Industrial Portfolio Whole Loan, as well as reserve payments and any other sums due under the U.S. Industrial Portfolio Whole Loan. At origination, the lender received a fee mortgage from each Property Owner on its interest in the applicable U.S. Industrial Portfolio Property. The lender also secured a full subordination of the master lease and related operating lease. See “Description of the Mortgage Pool-Shari’ah Compliant Lending Structure” in the Preliminary Prospectus.

■	Operating Lease. An affiliate of the non-recourse carveout guarantor, SC USIP Operating Company, LLC (“Operating Lessee”), a single-purpose entity, leases the U.S. Industrial Portfolio Properties from the Master Lessees pursuant to a sublease agreement (the “Operating Lease”). The Operating Lessee, in turn, sub sub-leases the U.S. Industrial Portfolio Properties to end-user tenants. The Operating Lease is subordinate to the lien of the mortgages and the Operating Lease and the rent due thereunder are pledged to the lender as additional collateral for the U.S. Industrial Portfolio Loan under the mortgages. Upon foreclosure, the lender may terminate the Operating Lease and the Master Lease at its sole option without the payment of any termination fee and, pursuant to subordination non-disturbance and attornment agreements with each of the end-user tenants, can enter into a direct lease with such end-user tenants at the U.S. Industrial Portfolio Properties.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

U.S. INDUSTRIAL PORTFOLIO

■	Property Management. The U.S. Industrial Portfolio Properties is currently managed by Brennan Management, LLC, an affiliate of BIG, pursuant to a management agreement. Under the related loan documents, the U.S. Industrial Portfolio Properties is required to remain managed by Brennan Management, LLC or any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to terminate, or require the borrower, its subsidiaries or the parties to the Master Lease to terminate the property manager and replace with a property manager selected by the borrower (unless otherwise provided in the related loan documents) and reasonably approved by the lender (i) during the continuance of an event of default under the U.S. Industrial Portfolio Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement after the expiration of any applicable notice and/or cure periods, (iv) if the property manager files for or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Release of Collateral. Provided no event of default under the U.S. Industrial Portfolio Whole Loan has occurred and is continuing, the borrower and its subsidiaries have the right after the earlier to occur of (i) the second anniversary of the closing date of the securitization into which the last U.S. Industrial Portfolio Companion Loan is deposited and (ii) the third anniversary of the origination of the U.S. Industrial Portfolio Whole Loan to obtain release of one or more of the U.S. Industrial Portfolio Properties subject to the satisfaction of certain conditions, including, among others: (i) delivery of defeasance collateral in an amount equal to 115% of the allocated loan amount of the individual U.S. Industrial Portfolio Properties, (ii) after giving effect to such release, the debt service coverage ratio (calculated in accordance with the related loan documents) for the trailing 12-month period, recalculated to include only income and expense attributable to the portion of the U.S. Industrial Portfolio Properties remaining after the contemplated release and to exclude the interest expense on the aggregate amount defeased in connection with such release, is equal to or greater than the greater of (x) 2.23x and (y) the lesser of (i) 2.33x and (ii) debt service coverage ratio immediately prior to such release, and (iii) compliance with REMIC requirements.

■	Mezzanine or Secured Subordinate Indebtedness. Provided no event of default under the U.S. Industrial Portfolio Whole Loan, the loan documents permit future mezzanine financing, subject to satisfaction of certain conditions, including, among others (i) execution of an intercreditor agreement in form and substance reasonably acceptable to the lender and the Rating Agencies, (ii) the mezzanine loan and the U.S. Industrial Portfolio Whole Loan have a combined loan-to-value ratio (as calculated under the loan documents) of no greater than 64.0%, (iii) the debt service coverage ratio (as calculated under the loan documents and taking into account the mezzanine loan and the U.S. Industrial Portfolio Whole Loan) is at least 2.34x and (iv) receipt of a Rating Agency Confirmation. In addition, Goldman Sachs Mortgage Company (regardless of whether it is then the lender), or its designee has a right of first refusal in connection with such permitted mezzanine debt. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the U.S. Industrial Portfolio Properties, as well as 12 months of rental loss and/or business interruption coverage, together with a six-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of insurance premiums payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Brunswick Commons

Lowe's
KOHL'S

DICK'S

FITNESS

verizon

P.C.
RICHARD
& SON

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Brunswick Commons

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Brunswick Commons

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Brunswick Commons

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	East Brunswick, New Jersey	Cut-off Date Principal Balance	$63,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$147.45
Size (SF)	427,267	Percentage of Initial Pool Balance	7.1%
Total Occupancy as of 1/31/2018	100.0%	Number of Related Mortgage Loans(1)	2
Owned Occupancy as of 1/31/2018	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1957 / 2004	Mortgage Rate	4.3835%
Appraised Value	$99,100,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	NAP
		Original Interest Only Period (Months)	120

Underwritten Revenues	$8,301,354
Underwritten Expenses	$2,242,144	Escrows
Underwritten Net Operating Income (NOI)	$6,059,209		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,645,182	Taxes	$0	$0
Cut-off Date LTV Ratio	63.6%	Insurance	$0	$0
Maturity Date LTV Ratio	63.6%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	2.16x / 2.02x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.6% / 9.0%	Other	$0	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$63,000,000	100.0%	Loan Payoff	$33,419,000	53.0%
			Principal Equity Distribution	28,803,624	45.7
			Closing Costs	777,376	1.2

Total Sources	$63,000,000	100.0%	Total Uses	$63,000,000	100.0%

(1)	The borrower sponsor for the Brunswick Commons Loan is also the borrower sponsor for the Rutherford Commons Loan.

■	The Mortgage Loan. The mortgage loan (the “Brunswick Commons Loan”) is evidenced by a note in the original principal amount of $63,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in an anchored retail property in East Brunswick, New Jersey (the “Brunswick Commons Property”). The Brunswick Commons Loan was originated by Goldman Sachs Mortgage Company on November 15, 2017 and represents approximately 7.1% of the Initial Pool Balance. The note evidencing the Brunswick Commons Loan has an outstanding principal balance as of the Cut-off Date of $63,000,000 and an interest rate of 4.3835% per annum. The borrower utilized the proceeds of the Brunswick Commons Loan to refinance existing debt on the Brunswick Commons Property, return equity to the borrower and pay origination costs.

The Brunswick Commons Loan had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The Brunswick Commons Loan requires interest only payments during its term. The scheduled maturity date of the Brunswick Commons Loan is the due date in December 2027. Voluntary prepayment of the Brunswick Commons Loan is prohibited prior to the due date in September 2027. Provided that no event of default under the Brunswick Commons Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.

■	The Mortgaged Property. The Brunswick Commons Property consists of five one-story single-tenant and multi-tenant buildings that contain 427,267 SF of rentable area. The Brunswick Commons Property was built in 1957 and renovated in 2004. The Brunswick Commons Property is currently 100% occupied by eight tenants. The tenants include: Lowe’s, Kohl’s, Dick’s Sporting Goods, PC Richards & Son, TJ Maxx, LA Fitness, Carrabbas / Bonefish and Verizon.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Brunswick Commons

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Brunswick Commons Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Lowe’s	NR / A3 / A-	162,758	38.1%	Yes	$2,069,877	$12.72	4/30/2026	$186	6.8%	6, 5-year options
Kohl’s	BBB / Baa2 / BBB-	91,391	21.4	Yes	$1,547,893	$16.94	1/31/2023	NA	NA	4, 5-year options
Dick’s Sporting Goods	NR / NR / NR	49,960	11.7	Yes	$1,464,207	$29.31	1/31/2019	$165	17.7%	2, 5-year options
PC Richards & Son	NR / NR / NR	37,338	8.7	Yes	$967,247	$25.91	3/31/2019	NA	NA	4, 5-year options
TJ Maxx	NR / A2 / A+	34,311	8.0	Yes	$836,530	$24.38	1/31/2024	$375	6.5%	2, 5-year options
LA Fitness	NR / NR / NR	33,000	7.7	Yes	$792,309	$24.01	7/31/2029	NA	NA	3, 5-year options
Total Anchors		408,758	95.7%

Jr. Anchors
Carrabbas / Bonefish	NR / NR / BB	10,493	2.5%	Yes	$295,030	$28.12	5/31/2023	$499	5.6%	1, 10-year option
Total Jr. Anchors		10,493	2.5%

Occupied In-line		8,016	1.9%		$609,610	$76.05

Total Owned SF		427,267	100.0%
Total SF		427,267	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Tenant sales $ per SF are as of December 31, 2017 except for Lowe’s which is as of December 31, 2016.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Brunswick Commons Property:

Eight Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Lowe’s	NR / A3 / A-	162,758	38.1%	$1,400,000	21.7%	$8.60	4/30/2026	$186	6.8%	6, 5-year options
Kohl’s	BBB / Baa2 / BBB-	91,391	21.4	1,036,332	16.1	11.34	1/31/2023	NA	NA	4, 5-year options
Dick’s Sporting Goods	NR / NR / NR	49,960	11.7	1,124,100	17.4	22.50	1/31/2019	$165	17.7%	2, 5-year options
PC Richards & Son	NR / NR / NR	37,338	8.7	746,760	11.6	20.00	3/31/2019	NA	NA	4, 5-year options
LA Fitness	NR / NR / NR	33,000	7.7	660,000	10.2	20.00	7/31/2029	NA	NA	3, 5-year options
TJ Maxx	NR / A2 / A+	34,311	8.0	641,616	9.9	18.70	1/31/2024	$375	6.5%	2, 5-year options
Verizon	A- / Baa1 / BBB+	8,016	1.9	561,120	8.7	70.00	3/31/2027	NA	NA	2, 5-year options
Carrabbas / Bonefish	NR / NR / BB	10,493	2.5	279,324	4.3	26.62	5/31/2023	$499	5.6%	1, 10-year option
Eight Largest Tenants		427,267	100.0%	$6,449,252	100.0%	$15.09
Vacant		0	0.0	0	0.0	0.00
Total Wtd. Avg. All Owned Tenants		427,267	100.0%	$6,449,252	100.0%	$15.09

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Sales are as of December 31, 2017 except for Lowe’s which is as of December 31, 2016.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Brunswick Commons

The following table presents certain information relating to the lease rollover schedule at the Brunswick Commons Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	87,298	20.4	20.4%	1,870,860	29.0	21.43	2
2020	0	0.0	20.4%	0	0.0	0.00	0
2021	0	0.0	20.4%	0	0.0	0.00	0
2022	0	0.0	20.4%	0	0.0	0.00	0
2023	101,884	23.8	44.3%	1,315,656	20.4	12.91	2
2024	34,311	8.0	52.3%	641,616	9.9	18.70	1
2025	0	0.0	52.3%	0	0.0	0.00	0
2026	162,758	38.1	90.4%	1,400,000	21.7	8.60	1
2027	8,016	1.9	92.3%	561,120	8.7	70.00	1
2028	0	0.0	92.3%	0	0.0	0.00	0
2029 & Thereafter	33,000	7.7	100.0%	660,000	10.2	20.00	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	427,267	100.0%		$6,449,252	100.0%	$15.09	8

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the Brunswick Commons Property:

Historical Leased %(1)

2015	2016	As of 1/31/2018
100.0%	100.0%	100.0%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Brunswick Commons Property:

Cash Flow Analysis(1)

	2015	2016	2017	Underwritten(2)	Underwritten $ per SF
Base Rent	$5,322,879	$5,831,575	$6,294,355	$6,449,252	$15.09
Contractual Rent Steps	0	0	0	76,290	0.18
Kiosks	9,000	12,990	14,160	16,549	0.04
Total Reimbursables	2,275,079	2,069,152	2,221,571	2,133,451	4.99
Gross Revenue	$7,606,957	$7,913,717	$8,530,087	$8,675,541	$20.30
Other Income	0	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	(374,188)	(0.88)
Effective Gross Income	$7,606,957	$7,913,717	$8,530,087	$8,301,354	$19.43

Total Operating Expenses	$2,330,316	$2,322,585	$2,335,231	$2,242,144	$5.25

Net Operating Income	$5,276,641	$5,591,132	$6,194,855	$6,059,209	$14.18
TI/LC	0	0	0	328,574	0.77
Capital Expenditures	0	0	0	85,453	0.20
Net Cash Flow	$5,276,641	$5,591,132	$6,194,855	$5,645,182	$13.21

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of January 31, 2018 and contractual rent steps through November 30, 2018.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Brunswick Commons

■	Appraisal. According to the appraisal, the Brunswick Commons Property had an “as-is” appraised value of $99,100,000 as of September 29, 2017.

■	Environmental Matters. According to a Phase I environmental report, dated October 25, 2017, there is a recognized environmental condition at the Brunswick Commons Property resulting from an active New Jersey Department of Environmental Protection Industrial Site Recovery Act (ISRA) investigation relating to underground storage tanks at the Brunswick Commons Property. According to the licensed site remediation professional assigned to the Brunswick Commons Property, the majority of the site has been remediated. Additional monitoring is required to achieve regulatory closure for the ISRA case, and the environmental consultant recommended quarterly updates be provided to ensure ongoing regulatory compliance until regulatory closure is obtained.

■	Market Overview and Competition. The Brunswick Commons Property is located in the Southeast Middlesex submarket per REIS. The average asking rent in the Southeast Middlesex submarket is $22.30. Submarket vacancy according to a market research report is 5.9% and the submarket vacancy is 13.0% per REIS. Per the appraisal, community shopping centers constitute 61.5% of existing inventory in the submarket, and have a higher average asking rent of $24.61 compared to neighborhood centers. Community centers and neighborhood centers have a submarket vacancy of 13.6% and 12.3%, respectively.

The following table presents certain information relating to the primary competition for the Brunswick Commons Property:

Competitive Set(1)

	Brunswick Commons	Mid-State Mall	Ryders Crossing	North Brunswick Plaza	Brunswick Square Mall
Distance from Subject	-	Across Route 18	2.5 miles southeast	2.5 miles south	3.0 miles south
Property Type	Retail	Power Center	Power Center	Power Center	Regional Center
Year Built / Renovation	1957 / 2004	1956 / 1989	1950	1987	1976 / 2000
Total GLA	427,267	380,000	400,000	445,000	766,500
Total Occupancy	100.0%	98%	98%	90%	85%
Anchors & Jr. Anchors	Lowe’s, Kohl’s, Dick’s Sporting Goods, PC Richards & Son, TJ Maxx, LA Fitness and Carrabbas / Bonefish	AC Moore, Best Buy, New York Sports Club, PetSmart and Shoprite	Acme Market, Home Depot, Petco and Target	Burlington Coat Factory, Macy’s Furniture Gallery, Marshalls and Walmart	JCPenney, Macy’s and AMC Theaters

(1)	Source: Appraisal.

■	The Borrower. The borrower is East Brunswick UE Owner LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Brunswick Commons Loan. The non-recourse carveout guarantor is Urban Edge Properties LP, the direct owner of the borrower.

■	Escrows. On each due date, during the continuance of a Brunswick Commons Trigger Period the borrower is required to fund certain reserve accounts including (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, (ii) a tenant improvements and leasing commissions reserve in an amount equal to $35,606 and (iii) a capital expenditure reserve in an amount equal to $7,121.

On each due date during the continuance of an Anchor Lease Reserve Period, all amounts on deposit in the cash management account after payment of debt service, required reserves and operating expenses, are required to be reserved in an anchor lease rollover reserve account. In addition, on each due date during the continuance of a Brunswick Commons Trigger Period the related loan documents require an excess cash flow reserve as discussed under “—Lockbox and Cash Management” below.

The borrower may substitute one or more letters of credit in lieu of cash reserves. The aggregate letters of credit and guaranties in lieu of reserves as described above and below may not exceed 10% of the outstanding principal balance of the Brunswick Commons Loan unless as a condition to delivery of such letters of credit or guarantees, the borrower delivers a satisfactory non-consolidation opinion.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Brunswick Commons

A “Brunswick Commons Trigger Period” means, (i) subject to the right of the borrower to partially defease the Brunswick Commons Loan, each period that commences when debt yield (as calculated under the loan documents), determined as of the first day of any fiscal quarter, is less than the 8.16% and concludes when debt yield, determined as of the first day of each of two consecutive fiscal quarters thereafter, is equal to or greater than the 8.16%, and (ii) the period commencing upon 10 business days’ prior written notice of the borrower’s failure to deliver required monthly, quarterly or annual financial reports and ending when such reports are delivered and indicate that no other Brunswick Commons Trigger Period is ongoing.

An “Anchor Lease Reserve Period” means, with respect to (a) any major tenant that has any lease that expires prior to the maturity date, (b) the Dick’s Sporting Goods lease or (c) the PC Richards & Son lease (each, an “Anchor Lease”): (i) the period that commences upon the occurrence of the last day on which the term can be extended by delivery of notice to the borrower, if not previously renewed for an extended term of at least five years past the then current expiration until so renewed, (ii) the period that commences when the tenant (A) “goes dark”, (B) materially defaults (and if a payment default remains uncured for 45 days) and has not cured within 45 days after delivery of notice of such default (excluding defaults pertaining to a tenant’s failure to pay common area maintenance charges and similar “pass through” payments so long as the borrower is contesting same in good faith and in a commercially reasonable manner) until the related tenant resumes operations, cures the applicable default or revokes or withdraws its written notice to vacate the Brunswick Commons Property, as applicable or (iii) the period that commences when the tenant under such Anchor Lease delivers written notice to the borrower of its intention to vacate the space with respect to the period described in each of clauses (i) and (ii) above and this clause (iii) until (a) the borrower has entered into one or more qualifying replacement leases with respect to at least 80% of the space leased under the related Anchor Lease, and (b) after giving effect to such qualifying replacement leases, debt yield is at least equal to 10.2%.

■	Lockbox and Cash Management. The Brunswick Commons Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the Brunswick Commons Property and all other money received by the borrower or the property manager with respect to the Brunswick Commons Property (other than tenant security deposits required to be held in escrow accounts) be deposited into such lockbox account or cash management account within one business day of receipt. For so long as no Brunswick Commons Trigger Period, Anchor Lease Reserve Period or event of default under the Brunswick Commons Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account on a daily basis. During the continuance of a Brunswick Commons Trigger Period, Anchor Lease Reserve Period or event of default under the Brunswick Commons Loan, all funds in the lockbox account are required to be swept into a lender-controlled cash management account on a daily basis and all amounts on deposit in the cash management account after payment of debt service, required reserves (if the lender so elects, with respect to the continuance of an event of default) and operating expenses, are required to be reserved in an excess cash flow reserve account.

■	Property Management. The Brunswick Commons Property is currently managed by UE Property Management LLC, an affiliate of the borrower, pursuant to a management agreement. Under the related loan documents, the Brunswick Commons Property is required to remain managed by UE Property Management LLC or any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager and require the borrower to engage a property manager selected by the borrower, subject to the lender’s reasonable approval (or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, selected by the lender) (i) during the continuance of an event of default under the Brunswick Commons Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by a property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Brunswick Commons

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Brunswick Commons Property, as well as 24 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Pin Oak North Medical Office

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Pin Oak North Medical Office

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Pin Oak North Medical Office

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Pin Oak North Medical Office

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Bellaire, Texas	Cut-off Date Principal Balance	$56,740,000
Property Type	Office	Cut-off Date Principal Balance per SF	$161.41
Size (SF)	351,528	Percentage of Initial Pool Balance	6.4%
Total Occupancy as of 1/5/2018(1)	90.5%	Number of Related Mortgage Loans	None
Owned Occupancy as of 1/5/2018(1)	90.5%	Type of Security	Fee Simple
Year Built / Latest Renovation	1974-1977 / NAP	Mortgage Rate	4.6475%
Appraised Value	$78,475,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	36

Underwritten Revenues	$10,045,323
Underwritten Expenses	$4,113,010	Escrows
Underwritten Net Operating Income (NOI)	$5,932,314	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,538,016	Taxes	$213,830	$106,915
Cut-off Date LTV Ratio	72.3%	Insurance	$0	$0
Maturity Date LTV Ratio	63.5%	Replacement Reserves	$0	$7,324
DSCR Based on Underwritten NOI / NCF	1.69x / 1.58x	TI/LC	$0	$29,294
Debt Yield Based on Underwritten NOI / NCF	10.5% / 9.8%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount(2)	$56,740,000	74.2%	Purchase Price	$75,650,000	98.9%
Principal’s New Cash Contribution	11,546,642	15.1	Closing Costs	624,362	0.8
Convertible Equity(3)	8,201,550	10.7	Reserves	213,830	0.3

Total Sources	$76,488,192	100.0%	Total Uses	$76,488,192	100.0%

(1)	Total Occupancy and Owned Occupancy includes one tenant (Tranquility Dental Spa 1,600 SF) that has executed a lease but has not yet taken occupancy and/or begun paying rent. Tranquility Dental Spa is anticipated to take occupancy in March 2018 and begin paying rent in April 2018. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all.

(2)	The loan amount represents $43,000,000 funded on the origination date, plus an advance of a holdback amount of $13,740,000 funded and released to the borrowers five days after origination.

(3)	See “—Unsecured Debt” below.

■	The Mortgage Loan. The mortgage loan (the “Pin Oak North Medical Office Loan”) is evidenced by a note in the original principal amount of $56,740,000 and is secured by a first mortgage encumbering the borrowers’ fee simple interest in a medical office property in Bellaire, Texas (the “Pin Oak North Medical Office Property”). The Pin Oak North Medical Office Loan was originated by Goldman Sachs Mortgage Company on January 19, 2018 and represents approximately 6.4% of the Initial Pool Balance. The note evidencing the Pin Oak North Medical Office Loan has an outstanding principal balance as of the Cut-off Date of $56,740,000 and an interest rate of 4.6475% per annum. The borrowers utilized the proceeds of the Pin Oak North Medical Office Loan to acquire the Pin Oak North Medical Office Property, pay origination costs and fund reserves.

The Pin Oak North Medical Office Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Pin Oak North Medical Office Loan requires interest only payments on each due date through and including the due date in February 2021 and thereafter requires monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date of the Pin Oak North Medical Office Loan is the due date in February 2028. Voluntary prepayment of the Pin Oak North Medical Office Loan is prohibited prior to the due date in October, 2027. Provided that no event of default under the Pin Oak North Medical Office Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■	The Mortgaged Property. The Pin Oak North Medical Office Property is a 351,528 SF, 3-10-story, suburban medical office complex located in Bellaire, Texas. The Pin Oak North Medical Office Property consists of three, Class B office buildings located within the greater Houston market at the intersection of Bellaire Boulevard and W Loop South, and the frontage road to Interstate 610. The Pin Oak North Medical Office Property was built between 1974 and 1977 and is currently 90.5% occupied by 85 tenants. No individual tenant occupies more than 8.0% of the net rentable area or contributes more than 10.3% of underwritten base rent, with medical office tenants contributing approximately 56.6% of underwritten base rent.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Pin Oak North Medical Office

The following table presents certain information relating to the major tenants at the Pin Oak North Medical Office Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
UT Physicians	NR / NR / NR	27,993	8.0%	$931,454	10.3%	$33.27	5/3/2022	NA
The Frost National Bank(2)	NR / NR / A	25,146	7.2	768,178	8.5	30.55	Various	NA
Girling Health Care, Inc.	NR / B3 / B+	23,438	6.7	629,472	7.0	26.86	11/30/2021	1, 5-year option
Memorial Hermann Health System(3)	NR / NR / NR	12,892	3.7	372,389	4.1	28.89	Various	1, 5-year option
McGovern Allergy Clinic, P.A.	NR / NR / NR	13,635	3.9	368,963	4.1	27.06	8/31/2019	NA
Methodist Primary Care Group(4)	NR / NR / NR	12,440	3.5	339,640	3.8	27.30	Various	1, 5-year option
Goree Architects, Inc.	NR / NR / NR	7,956	2.3	218,790	2.4	27.50	10/31/2020	NA
Neurology Consultants of Houston, PA	NR / NR / NR	7,705	2.2	211,579	2.3	27.46	8/31/2019	1, 5-year option
Gilbreth & Associates, P.C.(5)	NR / NR / NR	7,771	2.2	201,383	2.2	25.91	Various	2, 5-year options
Woman Rejuvenation, PLLC	NR / NR / NR	5,990	1.7	161,729	1.8	27.00	3/31/2019	NA
Ten Largest Owned Tenants		144,966	41.2%	$4,203,577	46.6%	$29.00
Remaining Owned Tenants		173,098	49.2	4,808,812	53.4	27.78
Vacant Spaces (Owned Space)		33,464	9.5	0	0.0	0.00
Total All Owned Tenants		351,528	100.0%	$9,012,389	100.0%	$28.34

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	The Frost National Bank has the right to terminate a portion of its lease (a 1 SF space utilized for a drive-through bank) any time after April 30, 2021 with 90 days’ notice. The Frost National Bank has 25,145 SF of space expiring April 30, 2023 and 1 SF of space expiring April 30, 2021.

(3)	Memorial Hermann Health System has the right to terminate 11,279 SF of space on June 30, 2019 (lease expiration June 30, 2021) with nine months’ notice and 1,613 SF of space on August 31, 2018 (lease expiration August 31, 2020) with nine months’ notice.

(4)	Methodist Primary Care Group has 3,737 SF of space expiring July 31, 2018 and 8,703 SF of space expiring April 30, 2022.

(5)	Gilbreth & Associates, P.C. has the right to terminate its storage space 880 SF (lease expiration January 31, 2022) with 30 days’ notice. Gilbreth & Associates, P.C. has 6,891 SF of space with a lease expiration of February 28, 2022.

The following table presents certain information relating to the lease rollover schedule at the Pin Oak North Medical Office Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM(2)	841	0.2%	0.2%	$0	0.0%	$0.00	0
2018(3)	41,081	11.7	11.9%	1,110,281	12.3	27.03	19
2019	65,858	18.7	30.7%	1,822,709	20.2	27.68	21
2020	40,970	11.7	42.3%	1,156,248	12.8	28.22	14
2021	52,861	15.0	57.4%	1,474,392	16.4	27.89	12
2022	65,485	18.6	76.0%	1,953,610	21.7	29.83	15
2023	33,033	9.4	85.4%	961,029	10.7	29.09	3
2024	10,217	2.9	88.3%	313,486	3.5	30.68	2
2025	2,590	0.7	89.0%	75,450	0.8	29.13	1
2026	0	0.0	89.0%	0	0.0	0.00	0
2027	0	0.0	89.0%	0	0.0	0.00	0
2028	5,128	1.5	90.5%	145,184	1.6	28.31	2
2029 & Thereafter	0	0.0	90.5%	0	0.0	0.00	0
Vacant	33,464	9.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	351,528	100.0%		$9,012,389	100.0%	$28.34	89

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	MTM represents a conference room occupied by Griffin Partners.

(3)	Tranquility Dental Spa (1,600 SF) has executed a lease but has not yet taken occupancy and/or begun paying rent. Tranquility Dental Spa is anticipated to take occupancy in March 2018 and begin paying rent in April 2018. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all.

The following table presents certain information relating to historical occupancy at the Pin Oak North Medical Office Property:

Historical Leased %(1)

2015	2016	2017
96.0%	94.0%	93.1%

(1)	As provided by the borrowers and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Pin Oak North Medical Office

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Pin Oak North Medical Office Property:

Cash Flow Analysis(1)

	2015	2016	2017	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue	$8,452,207	$8,363,923	$8,813,393	$9,012,389	$25.64
Contractual Rent Steps	0	0	0	76,166	0.22
Total Reimbursement Revenue	292,941	337,475	294,160	421,108	1.20
Market Revenue from Vacant Units	0	0	0	937,247	2.67
Parking Revenue	503,981	485,530	460,745	463,982	1.32
Other Revenue	105,430	111,276	92,459	88,791	0.25
Gross Revenue	$9,354,559	$9,298,204	$9,660,757	$10,999,681	$31.29
Vacancy Loss	0	0	0	(954,358)	(2.71)
Credit Loss	0	0	0	0	0.00
Effective Gross Revenue	$9,354,559	$9,298,204	$9,660,757	$10,045,323	$28.58

Total Operating Expenses	$3,503,280	$3,684,812	$3,708,777	$4,113,010	$11.70

Net Operating Income	$5,851,278	$5,613,392	$5,951,980	$5,932,314	$16.88

TI/LC	0	0	0	306,415	0.87
Replacement Reserves	0	0	0	87,882	0.25
Net Cash Flow	$5,851,278	$5,613,392	$5,951,980	$5,538,016	$15.75

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of January 5, 2018 and contractual rent steps through February 28, 2019.

■	Appraisal. According to the appraisal, the Pin Oak North Medical Office Property had an “as-is” appraised value of $78,475,000 as of November 17, 2017.

■	Environmental Matters. According to a Phase I environmental report, dated December 12, 2017, there is a recognized environmental condition at the Pin Oak North Medical Office Property relating to an undefined upgradient, Methyl tert-butyl ether plume relating to leaking petroleum storage tank releases and for which an unaffiliated third party has been identified as the responsible party. The environmental report made no recommendations for further action at the Pin Oak North Medical Office Property other than the implementation of an operations and maintenance plan for asbestos containing materials.

■	Market Overview and Competition. The Pin Oak North Medical Office Property is located in the Bellaire office submarket of the greater Houston market. The submarket had a 9.1% Class B vacancy compared to the overall Houston market vacancy of 15.4% as of third quarter 2017 per a market research report.

The following table presents certain information relating to the primary competition for the Pin Oak North Medical Office Property:

Competitive Set(1)

Property	Location	Building SF	Year Built/Renovated	Rent per SF	Occupancy %	Distance (mi)
Pin Oak North Medical Office	Bellaire, Texas	351,528	1974-1977	$21.93 - $33.38	90.5%	-
Competitors
One Fannin Medical Building	Houston, Texas	213,130	1990	$33.00	88.0%	4.2
6565 West Loop South	Bellaire, Texas	169,536	1979	$28.50	93.0%	0.4
Greenpark I	Houston, Texas	135,000	1984 / 2011	$32.00	78.0%	3.5
Greenpark II	Houston, Texas	80,098	1985	$32.00	83.0%	3.5

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Pin Oak North Medical Office

■	The Borrowers. The borrowers, six tenants-in-common, are Norvin Pin Oak North LLC, Norvin Pin Oak North II LLC, Norvin Pin Oak North III LLC, Norvin Pin Oak North IV LLC, Norvin Pin Oak North V LLC and Norvin Pin Oak North VI LLC, each a Delaware limited liability company and single-purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Pin Oak North Medical Office Loan. The non-recourse carveout guarantor is Norman Livingston, an indirect owner of the borrowers.

■	Escrows. On the origination date, the borrowers funded a tax reserve in the amount of $213,830.

On each due date, the borrowers are required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, unless in the case of insurance premiums, the borrowers are maintaining a blanket policy in accordance with the related loan documents and there is no continuing event of default, and the borrowers provide evidence of payment of related premiums, (ii) a tenant improvements and leasing commissions reserve in the amount of $29,294, subject to a cap of $1,054,584 and (iii) a capital expenditure reserve in the amount of approximately $7,324.

In addition, on each due date during the continuance of a Pin Oak North Medical Office Trigger Period or an event of default under the Pin Oak North Medical Office Loan, the related loan documents require an excess cash flow reserve as discussed under “—Lockbox and Cash Management” below, unless the borrowers have deposited with lender a letter of credit in order to prevent a DSCR Trigger Event from occurring.

A “Pin Oak North Medical Office Trigger Period” means any period (i) commencing as of the last day of any 12-month period ending on the last day of a fiscal quarter during which the debt service coverage ratio (as calculated under the related loan documents) is less than 1.20x (which has not been cured by the borrowers posting cash or a letter of credit), until the debt service coverage ratio is equal to or greater than 1.20x for two consecutive fiscal quarters and (ii) if monthly, quarterly or annual financial reports required under the related loan documents are not delivered to the lender when required until such reports are delivered and they indicate that no Pin Oak North Medical Office Portfolio Trigger Period is ongoing.

■	Lockbox and Cash Management. The Pin Oak North Medical Office Loan is structured with a hard lockbox and in-place cash management. The related loan documents require the borrowers to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the Pin Oak North Medical Office Property and all other money received by the borrowers or the property manager with respect to the Pin Oak North Medical Office Property (other than tenant security deposits) be deposited into such lockbox account or the cash management account by the end of the third business day following receipt. All funds in the lockbox account are required to be swept into the cash management account at the end of each business day. For so long as no Pin Oak North Medical Office Trigger Period or event of default under the Pin Oak North Medical Office Loan is continuing, all funds in the cash management account in excess of those required to pay amounts due to the lender on the next due date (including any applicable reserves) are required to be swept into a borrower-controlled operating account on a daily basis. On each due date during the continuance of a Pin Oak North Medical Office Trigger Period or, at the lender’s discretion, during an event of default under the Pin Oak North Medical Office Loan, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and that all remaining amounts be reserved in an excess cash flow reserve account.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Pin Oak North Medical Office

■	Property Management. The Pin Oak North Medical Office Property is currently managed by Norvin Operating Corp., pursuant to a management agreement. Under the related loan documents, the Pin Oak North Medical Office Property is required to remain managed by (i) Norvin Operating Corp., (ii) a property manager meeting the qualifications set forth in the loan agreement or (iii) any other management company approved by the lender in accordance with the related loan documents and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrowers to replace, the property manager and require the borrowers to engage a property manager selected by the borrowers (meeting the requirements in the previous sentence) or, in the event of an event of default under the Pin Oak North Medical Office Loan or following any foreclosure or conveyance in lieu of foreclosure, reasonably approved by the lender (i) during the continuance of an event of default under the Pin Oak North Medical Office Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Unsecured Debt. As of the origination date, equity interests in three of the borrowers are held by a qualified intermediary in order to facilitate a reverse like-kind exchange. The membership interests are pledged by the qualified intermediary to investors in a 1031 exchange as collateral for loans made to the borrowers by such investors. The loan amount equals in the exact amount of the capital contributions ultimately to be made by the investors for their interest in the Pin Oak North Medical Office Property. Such amounts will be repaid out of the proceeds from the relinquished property that is part of the 1031 exchange or, if the related exchange is not completed within 185 days of the origination date, the debt obligation will automatically convert to an equity position in the borrowers. The loans are subject to a subordination and standstill agreement in favor of the lender.

■	Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the Pin Oak North Medical Office Property, as well as 18 months of rental loss and/or business interruption coverage, together with a six month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrowers’ requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Sola Apartments

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Sola Apartments

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Sola Apartments

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Sola Apartments

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Jacksonville, Florida	Cut-off Date Principal Balance	$40,230,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$121,909.09
Size (Units)	330	Percentage of Initial Pool Balance	4.5%
Total Occupancy as of 1/10/2018	90.9%	Number of Related Mortgage Loans	None
Owned Occupancy as of 1/10/2018	90.9%	Type of Security	Fee Simple
Year Built / Latest Renovation	2016 / NAP	Mortgage Rate	4.6295%
Appraised Value	$60,600,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120

Underwritten Revenues	$5,304,651
Underwritten Expenses	$2,110,355	Escrows
Underwritten Net Operating Income (NOI)	$3,194,296	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,111,796	Taxes	$0	$50,647
Cut-off Date LTV Ratio	66.4%	Insurance	$0	$0
Maturity Date LTV Ratio	66.4%	Replacement Reserves	$0	$6,250
DSCR Based on Underwritten NOI / NCF	1.69x / 1.65x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	7.9% / 7.7%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$40,230,000	67.0%	Purchase Price	$59,600,000	99.2%
Principal’s New Cash Contribution	19,832,775	33.0	Closing Costs	462,775	0.8

Total Sources	$60,062,775	100.0%	Total Uses	$60,062,775	100.0%

■	The Mortgage Loan. The mortgage loan (the “Sola Apartments Loan”) is evidenced by a note in the original principal amount of $40,230,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a multifamily property located in Jacksonville, Florida (the “Sola Apartments Property”). The Sola Apartments Loan was originated by Goldman Sachs Bank USA on January 24, 2018 and represents approximately 4.5% of the Initial Pool Balance. The note evidencing the Sola Apartments Loan has an outstanding principal balance as of the Cut-off Date of $40,230,000 and an interest rate of 4.6295% per annum. The borrower utilized the proceeds of the Sola Apartments Loan to acquire the Sola Apartments Property and pay origination costs.

The Sola Apartments Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Sola Apartments Loan requires interest only payments on each due date through the scheduled maturity date in February 2028. Voluntary prepayment of the Sola Apartments Loan is prohibited prior to the due date in October 2027. Provided that no event of default under the related loan documents is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■	The Mortgaged Property. The Sola Apartments Property is a 330 unit multifamily property located at 8074 Gate Parkway West, Jacksonville, Florida. The Sola Apartments Property is located off of J. Turner Butler Boulevard and I-95 in Jacksonville’s Southside/Baymeadows submarket. The Sola Apartments Property was constructed in 2016 and began leasing in July 2016. Since opening, the Sola Apartments Property has leased-up at an average rate of approximately 17 units per month and is currently 90.9% occupied as of January 10, 2018. There are over 65,000 jobs within the Sola Apartments Property’s submarket at companies including Blue Cross Blue Shield of Florida, Bank of America, Fidelity, PNC, American Express, GE Capital Mortgage, JP Morgan Chase Bank, and Deutsche Bank. The Sola Apartments Property has a mix of one, two, and three-bedroom apartments across five, four-story residential buildings. Property amenities include a resort-style pool with a cabana, a clubhouse, fitness center, business center, gaming room, billiards, gated entrance, a dog park and a dog wash station.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Sola Apartments

The following table presents certain information relating to the units and rent at the Sola Apartments Property:

Unit Mix(1)

Unit Type	Floorplan	# of Units	Average SF per Unit	NRA (SF)	Average In-Place Rent Per Month
1 BR / 1 BA	A1	10	529	5,290	$1,024
1 BR / 1 BA	A2	38	729	27,702	$1,111
1 BR / 1 BA	A2A	6	763	4,578	$1,096
1 BR / 1 BA	A3	55	795	43,725	$1,118
1 BR / 1 BA	A4	18	870	15,660	$1,180
2 BR / 2 BA	B1	8	941	7,528	$1,298
2 BR / 2 BA	B1A	3	954	2,862	$1,327
2 BR / 2 BA	B2	129	1,067	137,643	$1,387
2 BR / 2 BA	B2A	6	1,117	6,702	$1,409
2 BR / 2 BA	B3	8	1,303	10,424	$1,449
3 BR / 2 BA	C1	49	1,288	63,112	$1,589
Total / Wtd. Avg.		330	986	325,226	$1,312

(1)	As provided by the borrower per the underwritten rent roll dated January 10, 2018.

The following table presents certain information relating to historical occupancy at the Sola Apartments Property:

Historical Leased %(1)

Annualized T6 Ending 12/31/2017	As of 1/10/2018
NAV	90.9%

(1)	As provided by the borrower. The Sola Apartments Property completed construction in 2016 and began leasing in July 2016.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Sola Apartments Property:

Cash Flow Analysis(1)

	Annualized T6 Ending 12/31/2017	Underwritten(2)	Underwritten $ per Unit
Potential Rent Revenue	$5,163,920	$5,194,691	$15,741
Vacancy, Credit Loss and Concessions(3)	(1,267,236)	(550,468)	(1,668)
Total Rent	$3,896,684	$4,644,223	$14,073

Other Revenue(4)	$517,798	$660,428	$2,001
Effective Gross Income	$4,414,482	$5,304,651	$16,075

Total Operating Expenses	$2,016,544	$2,110,355	$6,395

Net Operating Income	$2,397,938	$3,194,296	$9,680
Replacement Reserves	0	82,500	250
Net Cash Flow	$2,397,938	$3,111,796	$9,430

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of January 10, 2018.

(3)	Annualized T6 Ending 12/31/2017 vacancy, credit loss and concessions based on actual physical vacancy over the period. The Sola Apartments Property began leasing in July 2016.

(4)	Other revenue includes reimbursement revenue, forfeited security deposits, pet fees, application fees, late fees and termination fees.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Sola Apartments

■	Appraisal. According to the appraisal, the Sola Apartments Property had an “as-is” appraised value of $60,600,000 as of November 30, 2017.

■	Environmental Matters. According to a Phase I environmental report dated December 7, 2017, there are no recognized environmental conditions or recommendations for further action at the Sola Apartments Property.

■	Market Overview and Competition. The Sola Apartments Property is located in Jacksonville, Florida which is the fourth largest metropolitan area in Florida.

The Sola Apartments Property is located in the Southside/Baymeadows submarket of Jacksonville, Florida, 8.7 miles south east of the central business district. With access off of J. Turner Butler Boulevard and I-95, the Sola Apartments Property benefits from its proximity to two major thoroughfares. The Southside/Baymeadows submarket has over 65,000 jobs in the Southside district, and the Southside district offers residents close proximity to major employers. Major employers in the region include Blue Cross Blue Shield of Florida, Bank of America, Fidelity, PNC, American Express, GE Capital Mortgage, JP Morgan Chase Bank, and Deutsche Bank. Ten companies, including Medtronic, AT&T, Vistakon, Deutsche Bank, and FDIC have recently expanded their footprint in the market, adding a total of 3,725 jobs over the last several years.

The Sola Apartments Property is located immediately east of St. Vincent’s Southside Hospital, a 313-bed facility that employs over 3,000 people. The University of North Florida is located 6.0 miles east of the Sola Apartments Property and enrolls approximately 17,000 students annually. The Sola Apartments Property is located 3.7 miles east of the St. John’s Town Center, a 1.4 million SF, open air retail center whose tenant roster includes Dillard’s, Dick’s Sporting Goods, Barnes & Noble, P.F. Chang’s, The Cheesecake Factory, Maggiano’s, Starbucks, Publix, Target, DSW, Ross, BCBG, Coach, Louis Vuitton, Capital Grille, and Seasons 52. Markets at Town Center is an approximately 383,000 SF retail center located across from St. John’s Town Center and is home to Nordstrom Rack, West Marine, REI, and Best Buy. Avenues Mall & Walk is located 7.1 miles south of the Sola Apartments Property. The mall is anchored by Belk, Dillard’s, Forever 21, JCPenney and Sears.

The following table presents certain information relating to the primary competition for the Sola Apartments Property:

Competitive Set(1)

	Sola Apartments(2)	5 Thousand Town	Uptown at St. John’s	The Four at Deerwood	The Loree	Lux	Spyglass
Address	8074 Gate Parkway West	5000 Big Island Drive	5290 Big Island Drive	4870 East Deer Lake Drive	8649 A C Skinner Parkway	11901 Abess Boulevard	8540 Homeplace Drive
City, State	Jacksonville, FL	Jacksonville, FL	Jacksonville, FL	Jacksonville, FL	Jacksonville, FL	Jacksonville, FL	Jacksonville, FL
Avg. SF	986	1,171	981	943	1,094	1,023	981
Avg. Rent	$1,312	$1,542	$1,425	$1,321	$1,367	$1,370	$1,504
Rent per SF	$1.33	$1.32	$1.45	$1.40	$1.25	$1.34	$1.53

(1)	Source: Appraisal.

(2)	As provided by the borrower per the underwritten rent roll dated January 10, 2018.

■	The Borrower. The borrower is BW Sola Apartments LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sola Apartments Loan. The non-recourse carveout guarantors under the Sola Apartments Loan are Beachwold Partners, L.P. (“Beachwold”) and Gideon Z. Friedman, indirect owners of the borrower. Beachwold has over 40 years of experience building, owning and managing multifamily properties. Beachwold is based in New York, New York and manages multifamily properties in Connecticut, Texas, Florida, Georgia, New Jersey, Tennessee, and Virginia. Gideon Z. Friedman is the general partner of Beachwold and the managing member and CEO of Beachwold Residential. Mr. Friedman is a principal in over 20 real estate operating companies and at Beachwold he oversees the acquisition and financing process. Prior to joining Beachwold, Mr. Friedman was the director of Planning and Research for the Alliance for Downtown New York, the business improvement district for lower Manhattan. Beachwold’s portfolio as of January 2018 consisted of 57 properties totaling over 15,000 units with a current estimated portfolio value of $1.5 billion. Between 2010 and 2016, Beachwold raised approximately $225.0

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Sola Apartments

million in equity and raised/assumed approximately $1.0 billion in debt for the acquisition of 38 properties totaling more than 10,000 units.

■	Escrows. On each due date, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, unless in the case of insurance premiums, the borrower is maintaining a blanket policy in accordance with the related loan documents and there is no continuing event of default, and the borrower provides evidence of payment of related premiums and (ii) a capital expenditure reserve in the amount of approximately $6,250.

Additionally, on each due date during the continuance of a Sola Apartments Trigger Period, all excess cash flow after payment of debt service, operating expenses and other reserves will be held in an excess cash flow reserve as discussed under “—Lockbox and Cash Management” below.

A “Sola Apartments Trigger Period” means (i) the period as of the conclusion of any 12-month period (ending on the last day of any fiscal quarter) on and after the period ending March 2020 during which the debt service coverage ratio (as calculated under the related loan documents) is less than 1.20x until the debt service coverage ratio is 1.25x for two consecutive fiscal quarters and (ii) the period commencing upon the borrower’s failure to deliver required monthly, quarterly or annual financial reports and ending when such reports are delivered and indicate that no other Sola Apartments Trigger Period is ongoing.

■	Lockbox and Cash Management. The Sola Apartments Loan is structured with a soft lockbox and springing cash management. The related loan documents require that the borrower cause all cash revenues relating to the Sola Apartments Property to be deposited in the lockbox account or a lender controlled cash management account by the end of the first business day following receipt. Absent an ongoing Sola Apartments Trigger Period or event of default under the Sola Apartments Loan, all funds in the lockbox account are required to be swept daily into a borrower operating account. During the continuance of a Sola Apartments Trigger Period or event of default under the Sola Apartments Loan all funds in the lockbox account are required to be swept daily into the cash management account. On each due date during a continuing Sola Apartments Trigger Period, the related loan documents require that all amounts on deposit in the cash management account in excess of the monthly debt service payment, required reserves and operating expenses be reserved in an excess cash flow reserve account. If no Sola Apartments Trigger Period is continuing, all amounts remaining in the cash management account after payment of debt service, budgeted operating expenses, and required reserves, will be transferred to the borrower’s operating account. During the continuance of an event of default, funds on deposit in the cash management account may be applied by the lender in such order and priority as it determines in its sole discretion.

■	Property Management. The Sola Apartments Property is managed by South Oxford Management LLC, an affiliate of the borrower, pursuant to a management agreement. Under the related loan documents, the Sola Apartments Property is required to remain managed by South Oxford Management LLC, or any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the lender (i) during the continuance of an event of default under the Sola Apartments Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement or Beachwold Residential, LLC (an affiliate of the borrower that is providing consulting services in connection with the operation of the Sola Apartments Property), each after the expiration of any applicable notice and/or cure periods, (iv) if either the property manager or Beachwold Residential, LLC files for or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s or Beachwold Residential, LLC’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Sola Apartments

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Sola Apartments Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

WORLDWIDE PLAZA

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

WORLDWIDE PLAZA

Building Storage
BUILDING STORAGE
LOBBY
VACANT

WEST 50TH STREET
NINTH AVENUE
EIGHTH AVENUE
WEST 49TH STREET

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

WORLDWIDE PLAZA

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

WORLDWIDE PLAZA

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	New York, New York	Cut-off Date Principal Balance(3)	$35,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)	$300.69
Size (SF)	2,049,553	Percentage of Initial Pool Balance	3.9%
Total Occupancy as of 12/31/2017	98.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 12/31/2017	98.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	1987 / 1996	Mortgage Rate	3.6045425532%
Appraised Value	$1,740,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120

Underwritten Revenues	$141,343,932
Underwritten Expenses	$54,051,285	Escrows
Underwritten Net Operating Income (NOI)	$87,292,647	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$85,021,775	Taxes	$0	$0
Cut-off Date LTV Ratio(1)(2)	35.4%	Insurance	$0	$0
Maturity Date LTV Ratio(1)(2)	35.4%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	3.88x / 3.77x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	14.2% / 13.8%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Total Debt	$1,200,494,924	81.9%	Repayment of Existing Debt	$983,098,561	67.0%
SL Green Equity	133,061,700	9.1	Proceeds to NY REIT & an affiliate of George Comfort & Sons	449,536,079	30.7
RXR Fund Equity	133,069,504	9.1	Closing Costs	33,991,488	2.3

Total Sources	$1,466,626,128	100.0%	Total Uses	$1,466,626,128	100.0%

(1)	Calculated based on the aggregate outstanding balance of the Worldwide Plaza Senior Loans and excludes the Worldwide Plaza Subordinate Loans unless otherwise specified. See “—The Mortgage Loan” below.

(2)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on an appraised value of $1,740,000,000 that includes separate appraised values for the Office Tower ($1,620,000,000) and Amenity Parcel ($120,000,000). Based on the appraised value of the Office Tower, the Cut-off Date LTV Ratio and the Maturity Date LTV Ratio are both 38.0%.

(3)	The Cut-off Date Principal Balance represents the non-controlling note A-1-C2 of the $940,000,000 Worldwide Plaza Whole Loan. See “—The Mortgage Loan” below.

■	The Mortgage Loan. The mortgage loan (the “Worldwide Plaza Loan”) is part of a whole loan (the “Worldwide Plaza Whole Loan”) consisting of eight senior pari passu notes with an outstanding aggregate principal balance of $616,286,000 (the “Worldwide Plaza Senior Loans”) and two subordinate notes with an outstanding aggregate principal balance of $323,714,000 (the “Worldwide Plaza Subordinate Loans”). The Worldwide Plaza Whole Loan has an aggregate outstanding principal balance of $940,000,000 and is secured by a first mortgage encumbering the borrowers’ fee simple interest in an office building in New York, New York (the “Office Tower”) and the pledge of loans, together with a collateral assignment of the mortgage securing such loans, held by an indirectly wholly-owned borrower affiliate relating to an adjacent amenities parcel (the “Amenity Parcel” and, together with the Office Tower, the “Worldwide Plaza Property”). The Worldwide Plaza Loan (evidenced by note A-1-C2), has an outstanding principal balance as of the Cut-off Date of $35,000,000 and represents approximately 3.9% of the Initial Pool Balance.

The Worldwide Plaza Whole Loan was originated by Goldman Sachs Mortgage Company on October 18, 2017. Subsequent to the origination date, 25% of the Worldwide Plaza Whole Loan was transferred to Deutsche Bank AG, acting through its New York Branch (“DBNY”) and was subsequently securitized. The Worldwide Plaza Whole Loan has an original principal balance of $940,000,000 and each note has an interest rate of 3.6045425532% per annum. The borrowers utilized the proceeds of the Worldwide Plaza Whole Loan to refinance existing debt on the Worldwide Plaza Property, return equity to the borrower sponsors and pay origination costs.

The Worldwide Plaza Whole Loan had an initial term of 120 months and has a remaining term of 116 months as of the Cut-off Date. The Worldwide Plaza Whole Loan requires interest only payments on each due date through the scheduled maturity date in November 2027. Voluntary prepayment of the Worldwide Plaza Whole Loan is prohibited prior to the due date in July 2027. At any time after the second anniversary of the securitization Closing Date, the Worldwide Plaza Whole Loan may be defeased in full with direct, non-callable obligations of the United States of America.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

WORLDWIDE PLAZA

The following table outlines the Worldwide Plaza Senior Loans and the Worldwide Plaza Subordinate Loans:

Note	Original Balance	Cut-off Date Balance	Note holder	Controlling Piece

Note A-1-S	$327,214,500	$327,214,500	WPT 2017-WWP	No
Note A-2-S	54,071,500	54,071,500	WPT 2017-WWP	No
Note B-1-S	242,785,500	242,785,500	WPT 2017-WWP	Yes
Note B-2-S	80,928,500	80,928,500	WPT 2017-WWP	Yes
Note A-1-C1	100,000,000	100,000,000	GSMS 2017-GS8	No
Note A-1-C2	35,000,000	35,000,000	GSMS 2018-GS9	No
Note A-2-C1	30,000,000	30,000,000	Benchmark 2018-B1	No
Note A-2-C2	30,000,000	30,000,000	Benchmark 2018-B2	No
Note A-2-C3	20,000,000	20,000,000	Benchmark 2018-B1	No
Note A-2-C4	20,000,000	20,000,000	Benchmark 2018-B2	No
Total	$940,000,000	$940,000,000

The Worldwide Plaza total debt capital structure is shown below:

Worldwide Plaza Total Debt Capital Structure

(1)	Based on the appraised value of $1,740,000,000 as of October 1, 2017. Based on the appraised value of the Office Tower, the Worldwide Plaza Whole Loan LTV is 58.0% and the Worldwide Plaza Total Debt LTV is 74.1%.

(2)	Based on the UW NOI of $87,292,647 and the UW NCF of $85,021,775.

(3)	The interest rate to full precision is 3.6045425532%.

(4)	The Mezzanine Loans were sold to six unrelated third parties. One or more of the Mezzanine Loans were sold to an affiliate of the entity who is the initial controlling class holder and retaining third party purchaser for risk retention purposes in the WPT 2017-WWP transaction.

(5)	Based on the appraised value of $1,740,000,000, the Implied Borrower Sponsor Equity is $540,000,000.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

WORLDWIDE PLAZA

■	The Mortgaged Property. The Worldwide Plaza Property consists of the Office Tower, a 49-story Class A office property with 1,807,231 SF located in New York, New York, and the Amenity Parcel, which consists of multi-tenant retail, a parking garage, theater and a health club. Worldwide Plaza (which also includes a residential tower that is not part of the collateral) occupies an entire block bounded by Eighth Avenue and Ninth Avenue and offers 360-degree panoramic views of New York City. The Worldwide Plaza Property features a copper tower top known as “David’s Diamond”. As of December 31, 2017, the Worldwide Plaza Property had an underwritten and physical occupancy of 98.4%. The Worldwide Plaza Property is anchored by Nomura Holding America Inc. (“Nomura”) (Fitch: A- / Moody’s: Baa1 / S&P: A-) and Cravath, Swaine & Moore LLP (“Cravath”) (AM Law #46 based on AM Law 2016 revenue) under long term leases until 2033 and 2024, respectively. Nomura and Cravath have invested over $280 million of their own capital on build-outs including cafeterias with full kitchens, internal staircases, executive dining rooms, media rooms, conference rooms, rooftop (setback) terraces, as well as details and finishes throughout. Cravath has been headquartered at the Worldwide Plaza Property since 1989. Nomura signed a lease in June 2011 to locate its North American headquarters to the Worldwide Plaza Property.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Worldwide Plaza Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Cravath, Swaine & Moore LLP(2)	NR / NR / NR	617,135	30.1%	$57,269,382	45.5%	$92.80	8/31/2024	NA
Nomura Holding America Inc.(3)	A- / Baa1 / A-	819,906	40.0	40,259,280	32.0	49.10	9/30/2033	(4)
WNET.ORG and THIRTEEN	NR / NR / NR	102,709	5.0	4,985,663	4.0	48.54	8/31/2026	1, 5-year option
Rubenstein Associates, Inc.	NR / NR / NR	68,432	3.3	4,242,784	3.4	62.00	4/30/2031	1, 5-year option
WEBMD LLC.	NR / NR / NR	50,798	2.5	2,746,462	2.2	54.07	8/31/2021	1, 5-year option
Mercury Parking LLC(5)	NR / NR / NR	131,971	6.4	2,686,244	2.1	20.35	11/30/2027	NA
M. Shanken Communications	NR / NR / NR	38,418	1.9	2,252,555	1.8	58.63	3/31/2025	1, 5-year option
New World Stages Holding Co.(5)	NR / NR / NR	56,934	2.8	2,205,268	1.8	38.73	5/31/2024	2, 5-year options
CBS Broadcasting Inc.	NR / NR / NR	32,598	1.6	1,988,478	1.6	61.00	1/31/2027	1, 5-year option
Prometheus Global Media, LLC	NR / NR / NR	33,181	1.6	1,916,203	1.5	57.75	11/30/2025	1, 5-year option
Largest Tenants		1,952,082	95.2%	$120,552,319	95.8%	$61.76
Remaining Tenants		64,025	3.1	5,304,085	4.2	82.84
Vacant Spaces		33,446	1.6	0	0.0	0.00
Totals / Wtd. Avg. Tenants		2,049,553	100.0%	$125,856,404	100.0%	$62.43

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Cravath subleases approximately 29,688 SF on the 18th floor to AMA Consulting Engineers, P.C. at a base rent of approximately $54.65 PSF. Cravath subleases 34,210 SF on the 31st floor to McCarter & English LLP at a base rent of $51.00 PSF. Cravath defined these spaces as non-attorney spaces and, as their space needs changed over time, decided to sublease the space. The subleases are structured to be co-terminus with the rest of the Cravath space.

(3)	Nomura has the right to reduce its space upon 15 months’ notice prior to January 1, 2022 (if it has not exercised an expansion option in the prior 12 months) by a single contiguous block of space and/or any full or partial floor of its space that is not contiguous to any other space then leased by Nomura so long as the total contraction space includes no more than 10% of its rentable square footage. Nomura may also reduce its space in the same manner once after January 1, 2022 and prior to January 1, 2027. Both contraction options are subject to certain payments associated with the option. Nomura also has a one-time right to terminate its lease, in whole or in part as of January 1, 2027 upon 18 months’ notice upon payment of a termination fee equal to six months fixed rent on the terminated space and certain costs associated with the termination.

(4)	Nomura has three, five or 10-year extension options and a fourth five-year option, which may be exercised to extend the term of the lease for no more than a total of 20 years.

(5)	Mercury Parking LLC and New World Stages Holding Co. are located in the Amenity Parcel, the other top ten tenants are located in the Office Tower.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

WORLDWIDE PLAZA

The below chart provides a breakout of the collateral between the Office Tower and Amenity Parcel:

Office Tower	SF	Occupied SF	% of SF	Occupancy	UW Base Rental Income	UW Base Rent per SF	UW Total Rental Income	UW Total Rental per SF	% of UW Total Rent
Office	1,793,695	1,763,177	87.5%	98.3%	$115,660,807	$65.60	$123,936,609	$70.29	89.1%
Retail - Office	10,592	10,592	0.5	100.0%	1,288,114	$121.61	1,406,162	$132.76	1.0
Telecom	16	16	0.0	100.0%	106,290	$6,643.15	106,290	$6,643.15	0.1
Other	2,928	0	0.1	0.0%	0	$0.00	0	$0.00	0.0
Utility Reimbursements							4,078,317		2.9
Total / Wtd. Avg. Office Tower	1,807,231	1,773,785	88.2%	98.1%	$117,055,212	$65.99	$129,527,379	$73.02	93.1%

Amenity Parcel
Theater	56,934	56,934	2.8%	100.0%	$2,205,268	$38.73	$2,715,201	$47.69	2.0%
Parking Garage	131,971	131,971	6.4	100.0%	2,686,244	$20.35	2,686,244	$20.35	1.9
Health Club	35,241	35,241	1.7	100.0%	1,800,000	$51.08	1,865,614	$52.94	1.3
Retail - Amenities	18,176	18,176	0.9	100.0%	2,109,680	$116.07	2,127,336	$117.04	1.5
Utility Reimbursements							179,553		0.1
Total / Wtd. Avg. Amenity Parcel	242,322	242,322	11.8%	100.0%	$8,801,192	$36.32	$9,573,948	$39.51	6.9%

Total / Wtd. Avg. Worldwide Plaza Property	2,049,553	2,016,107	100.0%	98.4%	$125,856,404	$62.43	$139,101,326	$69.00	100.0%

The following table presents certain information relating to the lease rollover schedule at the Worldwide Plaza Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM(2)	2	0.0%	0.0%	$0	0.0%	$0.00	2
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	4,700	0.2	0.2%	601,453	0.5	127.97	4
2019	3	0.0	0.2%	41,400	0.0	13,800.00	3
2020	2,343	0.1	0.3%	367,843	0.3	157.00	2
2021	59,759	2.9	3.3%	3,694,878	2.9	61.83	7
2022	1,819	0.1	3.3%	171,944	0.1	94.53	1
2023	0	0.0	3.3%	0	0.0	0.00	0
2024	674,069	32.9	36.2%	59,474,650	47.3	88.23	2
2025	71,609	3.5	39.7%	4,186,758	3.3	58.47	3
2026	105,580	5.2	44.9%	5,510,721	4.4	52.19	4
2027	167,071	8.2	53.0%	5,125,578	4.1	30.68	4
2028 & Thereafter	929,152	45.3	98.4%	46,681,179	37.1	50.24	4
Vacant	33,446	1.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	2,049,553	100.0%		$125,856,404	100.0%	$62.43	36

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	Includes telecom services at the Worldwide Plaza Property.

The following table presents certain information relating to historical occupancy at the Worldwide Plaza Property:

Historical Leased %(1)

2014	2015	2016	2017
93.4%	100.0%	100.0%	98.4%

(1)	As provided by the borrowers and reflects average occupancy for the indicated year ended December 31.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

WORLDWIDE PLAZA

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Worldwide Plaza Property:

Cash Flow Analysis(1)

	2014	2015	2016	2017	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue	$109,386,364	$112,900,860	$121,265,796	$123,425,233	$125,856,404	$61.41
Contractual Rent Steps	0	0	0	0	6,534,145	3.19
Total Reimbursement Revenue	7,973,726	10,495,072	13,378,603	11,973,246	13,244,922	6.46
Market Revenue from Vacant Units	0	0	0	0	2,441,440	1.19
Other Revenue	610,797	729,513	805,522	689,702	706,175	0.34
Gross Revenue	$117,970,886	$124,125,445	$135,449,920	$136,088,181	$148,783,086	$72.59
Vacancy / Credit Loss	0	0	0	0	(7,439,154)	(3.63)
Effective Gross Revenue	$117,970,886	$124,125,445	$135,449,920	$136,088,181	$141,343,932	$68.96

Total Operating Expenses	$49,895,080	$51,403,142	$52,275,875	$54,543,568	$54,051,285	$26.37

Net Operating Income	$68,075,807	$72,722,303	$83,174,046	$81,544,613	$87,292,647	$42.59
TI/LC	0	0	0	0	1,860,962	0.91
Capital Expenditures	0	0	0	0	409,911	0.20
Net Cash Flow	$68,075,807	$72,722,303	$83,174,046	$81,544,613	$85,021,775	$41.48

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of June 30, 2017 and contractual rent steps through November 30, 2018.

■	Appraisal. According to the appraisal, the Office Tower had an “as-is” appraised value of $1,620,000,000, and the Amenity Parcel had an “as-is” appraised value of $120,000,000, each as of October 1, 2017. The appraisal considered seven Manhattan office building sales to be directly comparable with the Worldwide Plaza Property in terms of location, building classification, rentable office area and current occupancy:

Office Sales Comparables(1)

Property Address	Sale Date	Year Built / Renovated	Total Area (NRA)	Sale Price	Sales Price per SF	Occupancy	NOI per SF
1221 Avenue of the Americas	Oct-16	1969/2016	2,677,007	$2,300,000,000	$859.17	90%	$24.89
11 Madison Avenue	Aug-16	1932/1998	2,287,905	$2,600,000,000	$1,136.41	96%	$26.78
10 Hudson Yards	Aug-16	2015	1,861,084	$2,150,000,000	$1,155.24	100%	$51.75
480 Lexington Avenue	May-17	1966/2000	1,779,515	$2,210,000,000	$1,241.91	94%	$60.23
1095 Avenue of the Americas	Aug-16	1973/2008	1,179,033	$2,353,000,000	$1,995.70	95%	$75.44
1250 Broadway	Aug-16	1969	773,215	$565,000,000	$730.72	88%	$22.46
1140 Avenue of the Americas	May-16	1925/1968	191,000	$180,000,000	$942.41	91%	$45.99
Weighted Average					$1,149.71	94%	$41.54

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

WORLDWIDE PLAZA

■	Environmental Matters. According to a Phase I environmental report, dated September 14, 2017, there are no recognized environmental conditions or recommendations for further action at the Worldwide Plaza Property.

■	Market Overview and Competition. The Worldwide Plaza Property is located at 825 Eighth Avenue in the area known as the Midtown West Office Market.

The overall average rent reached $76.05 per SF in the second quarter of 2017, up $0.85 quarter-over-quarter. Class A asking rents increased $1.88 per SF to $82.28. Class A vacancy fell to 7.7%, a 150-basis point decline year-over-year.

The following table presents certain information relating to the primary competition for the Worldwide Plaza Property:

Competitive Set(1)

Property	Office Area (NRA)	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent
						Low	High
1515 Broadway	1,721,858	0	0	100.00%	100.00%	NA	NA
1585 Broadway	1,220,732	0	0	100.00%	100.00%	NA	NA
1633 Broadway	2,240,000	168,355	57,845	92.48%	89.90%	$74.00	$95.00
1675 Broadway	747,546	78,255	0	89.53%	89.53%	$75.00	$75.00
750 Seventh Avenue	533,076	0	0	100.00%	100.00%	NA	NA
787 Seventh Avenue	1,429,610	0	0	100.00%	100.00%	NA	NA
Total	7,892,822	246,610	57,845
Average / Wtd. Avg.	1,315,470	41,102	9,641	96.88%	96.14%	$74.50	$85.00

(1)	Source: Appraisal

■	The Borrowers. The borrowers are WWP Office, LLC and WWP Amenities Holdings, LLC, both Delaware limited liability companies, and single-purpose entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Worldwide Plaza Whole Loan. The non-recourse carveout guarantors are SL Green Operating Partnership, L.P. and RXR Fund III (consisting of RXR Real Estate Value Added Fund – Fund III LP, RXR RE VAF – Fund III Parallel A LP, RXR RE VAF – Fund III Parallel B LP, RXR RE VAF – Fund III Parallel B (REIT) LP, RXR RE VAF, Fund III Parallel C LP, and RXR RE VAF – Fund III Parallel D LP), jointly and severally both indirect owners of the borrowers. The Worldwide Plaza Whole Loan is non-recourse with standard carveouts to the borrowers; however the guarantee is limited to certain carveouts, including (i) limited recourse for any violation of the transfer restrictions contained in the loan documents and any unsecured, unpermitted additional debt and (ii) full recourse for insolvency events (capped at $94,000,000), unpermitted transfers and unpermitted additional debt secured by the collateral.

SL Green Realty Corp. (“SL Green”), the sole general partner of SL Green Operating Partnership, L.P., is an S&P 500 company and a large New York City office landlord and a fully integrated real estate investment trust, or “REIT” with a market cap of $10.8 billion (as of 2016) that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of December 31, 2017, SL Green held interests in 121 Manhattan buildings totaling 50.0 million SF. This included ownership interests in 29.5 million SF of Manhattan buildings and debt and preferred equity investments secured by 20.5 million SF of buildings.

RXR Realty LLC (“RXR”) is a New York-based, approximately 500-person, vertically integrated real estate owner/operator and investment manager in the New York Metropolitan market.  RXR is comprised of members of the former senior management and operating team of Reckson Associates (“Reckson”), a NYSE-listed REIT which was acquired by SL Green in January 2007 for over $6.0 billion.  RXR re-entered the New York City market in August 2009.  RXR’s platform manages 72 commercial properties and investments with an aggregate gross asset value of approximately $17.7 billion as of December 31, 2017, comprising approximately 23.1 million SF of commercial operating properties and approximately 6,300 multi-family rental and for sale units under active development in the New York Metropolitan area.  Gross asset value compiled by RXR in accordance with company fair value measurement policy and is comprised of capital invested by RXR and its partners, as well as leverage).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

WORLDWIDE PLAZA

■	Escrows. The loan documents require the borrowers to fund the following monthly reserves during a Worldwide Plaza Trigger Period:

— Basic Carrying Costs Reserve: 1/12th of property taxes and insurance premiums reasonably estimated by the lender.

— Tenant Improvements Reserve: Approximately $2.00 per SF per annum on the rentable square footage of 1,693,382 at the Worldwide Plaza Property, subject to a cap of $10 million.

— Capital Expenditure Reserve: Approximately $0.25 per SF per annum on the gross square footage, subject to a cap of $2.5 million.

— Excess Cash Flow Reserve: all remaining excess cash flow after payment of debt service (including any applicable Mezzanine Loan debt service if no mortgage event of default is continuing) required reserves, operating expenses and capital expenditures (pursuant to an approved annual budget, for emergency expenditures, or as otherwise approved by the lender).

The borrowers are permitted at their election to substitute one or more letters of credit in lieu of cash reserves (other than for the excess cash flow reserve). The aggregate letters of credit and guaranties in lieu of reserves as described above and below with respect to the Cravath Reserve may not exceed $120,000,000 (the “Affiliate Support Limit”).

A “Cravath Rollover Reserve” beginning 12 months prior to the lease expiration of Cravath in August 2024, if a new or renewed Cravath lease has not been executed for all or substantially all of such space, or all or substantially all of the space leased by Cravath has not been re-leased, in each case in accordance with the terms of the loan agreement (a “Cravath Reserve Period”), the lender will trap all excess cash flow after debt service (including for any applicable mezzanine loans), operating expenses and capital expenditures (and, during a Worldwide Plaza Trigger Period, required reserves) until a reserve equal $42,286,860 has been accumulated. The borrowers are permitted to substitute a letter of credit or qualifying guaranty in lieu of cash reserves in an amount up to the amount that would not violate the Affiliate Support Limit. Upon the borrowers reletting at least 75% of such square footage, amounts in the Cravath Rollover Reserve in excess of the sum of (x) $100 per SF of space that has not been relet plus (y) any related unpaid tenant improvement costs, leasing commissions and free rent obligations under the replacement leases will be released to the borrowers.

A “Worldwide Plaza Trigger Period” means any period (a) when the debt yield as of the first day of any fiscal quarter based on the net operating income is less than 5.50% until the debt yield as of the first day of any fiscal quarter is at least 5.50%, (b) at the lender’s option, if certain financial statements required to be delivered by the borrowers are not delivered until such financials statements are delivered and reflect that no Worldwide Plaza Trigger Period pursuant to clause (a) is ongoing or (c) upon any event of default under a mezzanine loan until cured. The borrowers may cure a Worldwide Plaza Trigger Period under clause (a) by delivering cash, a letter of credit or a guaranty meeting certain requirements to post as additional collateral.

■	Lockbox and Cash Management. The Office Tower portion of the collateral securing the Worldwide Plaza Whole Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrowers to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the Worldwide Plaza Property and all other money received by the borrowers or the property manager with respect to the Worldwide Plaza Property (other than tenant security deposits) be deposited into such lockbox account by the end of the first business day following receipt. If no event of default or Worldwide Plaza Trigger Period is continuing, on each business day, all amounts in such lockbox account will be released to the borrowers’ operating account. On each business day during the continuance of an event of default under the Worldwide Plaza Whole Loan, a Cravath Reserve Period or a Worldwide Plaza Trigger Period, all funds in the lockbox account (less any required minimum balance) will be swept into a lender controlled cash management account and on each due date during the continuance of a Worldwide Plaza Trigger Period, Cravath Reserve Period or, at the lender’s discretion, during an event of default under the Worldwide Plaza Whole Loan, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and that all remaining amounts be reserved in an excess cash flow reserve account.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

WORLDWIDE PLAZA

WWP Amenities Holdings, LLC (the “Amenities Borrower”) the pledgor of the collateral related to the Amenity Parcel, caused the respective lender (the “Amenities Lender”), under the loans pledged as collateral for the Worldwide Plaza Whole Loan, to establish and thereafter maintain a springing lockbox account to which the owner of the Amenity Parcel deposits cash revenue related to the Amenity Parcel. Additionally, the borrowers are required to cause the Amenities Lender to use commercially reasonable efforts to cause the institution holding this amenities lockbox account to deliver to the lender a reasonably satisfactory springing lockbox agreement. During the continuance of a Worldwide Plaza Trigger Period, the Amenities Borrower is required to cause the Amenities Lender not to make any remittances from the amenities lockbox account except generally to pay expenses of the Worldwide Plaza Property, to the lockbox account of cash management account or certain other specified payments.

■	Property Management. The Office Tower is currently managed by WWP Manager JV LLC, pursuant to a management agreement. Under the related loan documents, the Office Tower is required to remain managed by WWP Manager JV LLC, SL Green Realty Corp., RXR Realty LLC, RXR Property Management LLC, CBRE, Jones Lang LaSalle, Cushman & Wakefield, Newmark Grubb Knight Frank or any of its affiliates, or any other management company approved by the lender in accordance with the related loan documents and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrowers to replace, the property manager and require the borrowers to engage a property manager selected by the borrowers and (unless otherwise provided in the related loan documents) reasonably approved by the lender (i) during the continuance of an event of default under the Worldwide Plaza Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, or during the continuance of a material default by a property manager that is not an affiliate of the borrowers under the management agreement or (iii) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Mezzanine or Secured Subordinate Indebtedness. Concurrently with the origination of the Worldwide Plaza Whole Loan, Goldman Sachs Mortgage Company made certain mezzanine loans which as of the Cut-off Date are a $190,000,000 mezzanine loan (the “Worldwide Plaza Mezzanine Loan (First)”) and a $70,000,000 mezzanine loan (the “Worldwide Plaza Mezzanine Loan (Second)”) (collectively the, “Worldwide Plaza Mezzanine Loans”) to the direct parents of the borrowers secured by a pledge of 100% of the direct or indirect equity interests in the borrowers. The Worldwide Plaza Mezzanine Loan (First) carries an interest rate of 5.1170% per annum and the Worldwide Plaza Mezzanine Loan (Second) carries an interest rate of 6.0000% per annum and are coterminous with the Worldwide Plaza Whole Loan. The lenders of the Worldwide Plaza Whole Loan and the Worldwide Plaza Mezzanine Loans entered into intercreditor agreements that provide for customary consent rights, cure rights and the right to purchase defaulted loans. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

■	Additional Debt. The loan documents permit additional mezzanine debt (or equivalent debt-like preferred equity) that is structurally subordinate to the Worldwide Plaza Whole Loan and the existing Worldwide Plaza Mezzanine Loans subject to certain conditions, including without limitation (a) such debt is provided by an institutional lender meeting certain requirements, (b) such debt is subject to an intercreditor agreement (or recognition agreement, as applicable) on substantially the same terms as the intercreditor agreement among lender, the mezzanine lenders or otherwise on terms reasonably acceptable to the lender, (c) such debt is coterminous with the Worldwide Plaza Whole Loan, (d) after giving effect to the additional debt, the aggregate debt yield as calculated under the loan documents may not be less than 7.45% and the aggregate loan-to-value ratio does not exceed 65.5%, (e) the lease with Cravath or acceptable replacement tenants meeting certain requirements has been extended at least two years beyond the loan term, (f) such debt does not at any time have an outstanding principal amount in excess of $120 million, (g) such debt is current-pay only, with no payment in kind or similar features, (h) rating agency confirmation has been received, and (i) the prior written approval of the mezzanine lender (which may not be withheld if the mezzanine lender reasonably determines that the foregoing conditions have been satisfied) is obtained. Goldman Sachs Mortgage Company or its designee has a right of first offer to provide any such permitted mezzanine financing. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

WORLDWIDE PLAZA

■	Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the Worldwide Plaza Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrowers’ requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

90 FIFTH AVENUE

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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90 FIFTH AVENUE

Floor	Suite / Tenant		
11	1110 | Urban Compass, Inc. 12,602 SF 5/2025		
10	1010 | Urban Compass, Inc. 12,602 SF 5/2025		
9	910 | Urban Compass, Inc. 12,602 SF 5/2025		
8	810 | Urban Compass, Inc. 12,602 SF 5/2025		
7	710 | Urban Compass, Inc. 12,602 SF 5/2025		
6	610 | Urban Compass, Inc. 12,602 SF 5/2025		
5	510 | Urban Compass, Inc. 12,602 SF 5/2025		
4	410 | Urban Compass, Inc. 12,602 SF 5/2025		
3	310 | Urban Compass, Inc. 12,602 SF 5/2025		
2	210 | AltSchool II, LLC 12,990 SF 7/2028		
1	100 | Vacant 3,955 SF	Lobby	110 | TD Bank 3,915 SF 11/2027
B	B100 | Vacant 6,543 SF		

Vacant | Building | 2025 | 2027 | 2028

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

90 FIFTH AVENUE

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

90 FIFTH AVENUE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	New York, New York	Cut-off Date Principal Balance(3)		$33,750,000
Property Type	Mixed Use	Cut-off Date Principal Balance per SF(1)		$746.85
Size (SF)	139,921	Percentage of Initial Pool Balance		3.8%
Total Occupancy as of 2/9/2018	92.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/9/2018	92.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	1903 / 2016	Mortgage Rate		4.3070%
Appraised Value	$180,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$13,256,711
Underwritten Expenses	$6,436,060	Escrows
Underwritten Net Operating Income (NOI)	$6,820,651		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,679,135	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	58.1%	Insurance	$0	$0
Maturity Date LTV Ratio(1)(2)	53.6%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	1.49x / 1.46x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	6.5% / 6.4%	Other(4)	$5,352,756	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$104,500,000	100.0%	Loan Payoff	$97,075,496	92.9%
			Reserves	5,352,756	5.1
			Closing Costs	1,733,603	1.7
			Principal Equity Distribution	338,145	0.3

Total Sources	$104,500,000	100.0%	Total Uses	$104,500,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the 90 Fifth Avenue Whole Loan.
(2)	The Maturity Date LTV Ratio is calculated using the “as-stabilized” appraised value of $195,000,000. The Maturity Date LTV Ratio calculated based on the “as-is” appraised value is 58.1%.
(3)	The Cut-off Date Principal Balance of $33,750,000 represents the non-controlling note A-3 of the $104,500,000 90 Fifth Avenue Whole Loan. See “—The Mortgage Loan” below.
(4)	Upfront other reserve represents approximately $3,982,975 for tenant improvements and leasing commissions and $1,369,781 for free rent for AltSchool II, LLC and Urban Compass, Inc. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “90 Fifth Avenue Loan”) is part of a whole loan (the “90 Fifth Avenue Whole Loan”) consisting of three pari passu notes with an outstanding aggregate principal balance of $104,500,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a mixed use office/retail building in New York, New York (the “90 Fifth Avenue Property”). The 90 Fifth Avenue Loan (evidenced by note A-3), has an outstanding principal balance as of the Cut-off Date of $33,750,000 and represents approximately 3.8% of the Initial Pool Balance. The 90 Fifth Avenue Whole Loan was originated by Goldman Sachs Mortgage Company on July 6, 2017. The 90 Fifth Avenue Whole Loan has an interest rate of 4.3070% per annum. The borrower utilized the proceeds of the 90 Fifth Avenue Whole Loan to refinance existing debt on the 90 Fifth Avenue Property, fund reserves, pay origination costs and return equity to the borrower sponsors.

The 90 Fifth Avenue Whole Loan had an initial term of 120 months and has a remaining term of 112 months as of the Cut-off Date. The 90 Fifth Avenue Whole Loan requires payments of interest only for the entire term. The stated maturity date is the due date in July 2027. Voluntary prepayment of the 90 Fifth Avenue Whole Loan is prohibited prior to the due date in March 2027. At any time after the second anniversary of the securitization Closing Date, the 90 Fifth Avenue Whole Loan may be defeased with direct, non-callable obligations of the United States of America.

The following table outlines the three pari passu notes of the 90 Fifth Avenue Whole Loan:

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$37,000,000	$37,000,000	GSMS 2017-GS7	Yes
Note A-2	33,750,000	33,750,000	GSMS 2017-GS8	No
Note A-3	33,750,000	33,750,000	GSMS 2018-GS9	No
Total	$104,500,000	$104,500,000

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	The Mortgaged Property. The 90 Fifth Avenue Property is a 139,921 SF office/retail mixed use property located in New York, New York. The 90 Fifth Avenue Property was constructed in 1903 and renovated in 2016. The borrower sponsors indirectly acquired the 90 Fifth Avenue Property in 2000 from Forbes Inc through the acquisition of the leasehold interest followed by the acquisition of the fee interest. The 90 Fifth Avenue Property was fully leased from 2000 until 2013 when the 90 Fifth Avenue Property’s anchor tenant, Forbes Inc, defaulted on its lease and vacated nine floors of office space (floors 3 through 11). The borrower sponsors began a comprehensive renovation of approximately $13 million ($92 per SF) to modernize and reposition the 90 Fifth Avenue Property within the Midtown South market. The renovation scope included cosmetic enhancements to the lobby, elevator cars, restrooms, the addition of a rooftop deck, and modernization of building systems including HVAC, electrical distribution, and a modernized freight/service elevator that provides elevator access to the roof deck. The 90 Fifth Avenue Property is 92.5% leased as of February 9, 2018 to three tenants: Urban Compass, Inc., TD Bank (retail branch) and AltSchool II, LLC.

The 90 Fifth Avenue Property is located on the northwest corner of West 14th Street and Fifth Avenue in the Union Square District, which is populated by media, architecture, technology and publishing firms. At the center of the district, Union Square Park features tree-lined paths, historic monuments and a popular farmer’s market.

As of February 9, 2018, the 90 Fifth Avenue Property was 92.5% leased based on SF to two office and one retail tenants. The tenants by SF are Urban Compass, Inc. (a real estate brokerage firm) (81.1% of SF, 76.9% of underwritten base rent), AltSchool II, LLC (education program that offers project based learning tailored to student’s progression) (8.6% of SF, 10.2% of underwritten base rent), and TD Bank (2.8% of SF, 12.9% of underwritten base rent). The tenants at the 90 Fifth Avenue Property occupy 92.5% of the SF, comprise 100.0% of the underwritten base rent and as of the Cut-off Date had a weighted average remaining lease term of 7.6 years.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the 90 Fifth Avenue Property:

Three Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Urban Compass, Inc.(2)	NR / NR / NR	113,418	81.1%	$8,928,264	76.9%	$78.72	5/31/2025	1, 5-year option
TD Bank	AA- / Aa2 / AA-	3,915	2.8	1,500,000	12.9	383.14	11/30/2027	NA
AltSchool II, LLC	NR / NR / NR	12,090	8.6	1,184,588	10.2	97.98	7/31/2028	1, 5-year option
Largest Tenants		129,423	92.5%	$11,612,852	100.0%	$89.73
Vacant Spaces (Owned Space)		10,498	7.5	0	0.0	0.00
Totals / Wtd. Avg. Tenants		139,921	100.0%	$11,612,852	100.0%	$89.73

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Urban Compass, Inc. subleases approximately 12,602 SF of its space to Tableau and an additional approximately 12,602 SF of its space to Newell Brands.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

90 FIFTH AVENUE

The following table presents certain information relating to the lease rollover schedule at the 90 Fifth Avenue Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	113,418	81.1	81.1%	8,928,264	76.9	78.72	1
2026	0	0.0	81.1%	0	0.0	0.00	0
2027	3,915	2.8	83.9%	1,500,000	12.9	383.14	1
2028	12,090	8.6	92.5%	1,184,588	10.2	97.98	1
2029 & Thereafter	0	0.0	92.5%	0	0.0	0.00	0
Vacant	10,498	7.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	139,921	100.0%		$11,612,852	100.0%	$89.73	3

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the 90 Fifth Avenue Property:

Historical Leased %(1)(2)

2015	2016	2017
15.2%	56.4%	92.5%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.
(2)	The 90 Fifth Avenue Property was renovated between 2013 and 2016.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 90 Fifth Avenue Property:

Cash Flow Analysis(1)

	2014(2)	2015(2)	2016(2)	2017	Underwritten(3)	Underwritten $ per SF
Base Rent	$1,972,538	$6,811,757	$10,760,035	$11,366,513	$11,612,852	$83.00
Contractual Rent Steps	0	0	0	0	198,312	1.42
Total Reimbursement Revenue	510,685	466,224	801,864	1,257,205	1,257,205	8.99
Market Revenue from Vacant Units	0	0	0	0	2,106,900	15.06
Other Revenue	44,611	85,370	45,703	188,342	188,342	1.35
Gross Revenue	$2,527,835	$7,363,351	$11,607,602	$12,812,060	$15,363,611	$109.80
Less Vacancy & Credit Loss	0	0	0	0	(2,106,900)	(15.06)
Effective Gross Income	$2,527,835	$7,363,351	$11,607,602	$12,812,060	$13,256,711	$94.74

Total Operating Expenses	$4,105,718	$4,925,597	$5,463,571	$6,473,400	$6,436,060	$46.00

Net Operating Income	($1,577,883)	$2,437,754	$6,144,031	$6,338,659	$6,820,651	$48.75
TI/LC	0	0	0	0	119,128	0.85
Replacement Reserves	0	0	0	0	22,387	0.16
Net Cash Flow	($1,577,883)	$2,437,754	$6,144,031	$6,338,659	$6,679,135	$47.74

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	The 90 Fifth Avenue Property was renovated between 2013 and 2016.
(3)	Underwritten cash flow based on contractual rents as of February 9, 2018 and contractual rent steps through March 31, 2019.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

90 FIFTH AVENUE

■	Appraisal. According to the appraisal, the 90 Fifth Avenue Property had an “as-is” appraised value of $180,000,000 as of June 1, 2017 and an “as-stabilized” appraised value of $195,000,000 as of June 1, 2019, assuming an occupancy rate at or above 95%.

■	Environmental Matters. According to a Phase I environmental report, dated June 6, 2017, there are no recognized environmental conditions or recommendations for further action at the 90 Fifth Avenue Property other than the development and implementation of an operations and maintenance plan for asbestos containing materials.

■	Market Overview and Competition. The 90 Fifth Avenue Property is located on the northwest corner of West 14th Street and Fifth Avenue in the Madison/Union Square office submarket of Midtown South Manhattan. The Madison/Union Square submarket is populated by media, architecture, technology and publishing firms. At the center of the district, Union Square Park features tree-lined paths, historic monuments and a popular farmer’s market.

Midtown South is Manhattan’s smallest office market with 67.2 million SF of office space. The market is geographically segmented into five major submarkets: SoHo, Greenwich Village/NoHo, Madison/Union Square, Hudson Square/West Village, and Chelsea. Businesses in the fashion, art, advertising and high-tech industries have been migrating to Midtown South because many of the buildings cater to these companies. As opposed to the glass towers of Midtown, many buildings in Midtown South are old loft spaces. These are typically more desirable to creative industries because they provide open floor plans that can be utilized in many different ways, and create an open working environment. The market has only 49 Class A office buildings totaling 21.4 million SF. In comparison, Midtown has 295 Class A office buildings for a total of 181.5 million SF and Downtown has 51 office buildings totaling 54.1 million SF.

As of the first quarter of 2017, the Madison/Union Square office submarket consisted of approximately 32.1 million SF of office space and had a direct vacancy rate of 5.3% and overall weighted average asking rents of $68.80 per SF and direct weighted average Class A rents of $84.23 per SF.

Below is a detailed chart, as of the first quarter of 2017, of the Midtown South Office space:

Midtown South Office Market Summary(1)

Submarket	Inventory (SF)	Overall Vacancy	Direct Vacancy	Direct Wtd. Avg. Class A Rent per SF	YTD Overall Absorption (SF)
SoHo	3,940,710	11.0%	10.1%	$0.00	(150,513)
Greenwich Village/NoHo	4,882,853	3.6%	2.5%	$115.00	(22,752)
Madison/Union Square	32,057,725	6.6%	5.3%	$84.23	(72,791)
Hudson Square/West Village	11,054,152	10.9%	8.6%	$96.76	(57,980)
Chelsea	15,313,313	8.2%	4.8%	$93.34	(181,452)
Total / Wtd. Avg.	67,248,753	7.7%	5.8%	$91.56	(485,488)

(1)	Source: Appraisal.

The appraisal identified 36 comparable office properties totaling approximately 13.1 million SF. The average occupancy rate for these buildings is 95.1% for direct space, compared to the Class A Midtown South direct occupancy rate of 96.7% and Class B Midtown South occupancy rate of 93.4%. The minimum asking rent is $68.00 per SF and the maximum asking rent is $95.00 per SF.

Of the 36 buildings, eight are considered directly competitive with the 90 Fifth Avenue Property in terms of the building classification, asking rents, rentable office SF and current occupancy. The average asking rents for the buildings directly competitive with the 90 Fifth Avenue Property range from $68.00 to $85.00 per SF. The average direct occupancy rates for the directly competitive buildings is 94.1%, compared to 95.1% for all of the buildings competitive with the 90 Fifth Avenue Property, 96.7% for the Class A Midtown South market, and 93.4% for the Class B Midtown South market.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The appraisal concluded that the 90 Fifth Avenue Property should command office rental rates averaging in the low to mid $80’s per SF and maintain a stabilized occupancy at or above 95.0%, as outlined in the table below:

Competitive Set(1)

						Direct Asking Rent per SF
Property	Office Area (GLA)	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Low	High
114 Fifth Avenue	287,804	0	0	100.0%	100.0%	NA	NA
150 Fifth Avenue	207,905	0	0	100.0%	100.0%	NA	NA
160 Fifth Avenue	117,900	0	0	100.0%	100.0%	NA	NA
920 Broadway	100,000	6,500	0	93.5%	93.5%	$79.00	$79.00
200 Park Avenue South	225,000	21,468	35,698	90.5%	74.6%	$79.00	$85.00
215 Park Avenue South	300,000	78,531	2,058	73.8%	73.1%	$68.00	$70.00
230 Park Avenue South	323,000	0	0	100.0%	100.0%	NA	NA
345-355 Park Avenue South	240,000	0	0	100.0%	100.0%	NA	NA
Total	1,801,609	106,499	37,756
Avg. / Wtd. Avg.	225,201	13,312	4,720	94.1%	92.0%	$68.00	$85.00

(1)	Source: Appraisal.

■	The Borrower. The borrower is 90 Fifth Owner, LLC, a Delaware limited liability company and single purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 90 Fifth Avenue Whole Loan. The non-recourse carveout guarantors under the 90 Fifth Avenue Whole Loan are Aby Rosen and Michael Fuchs, each an indirect owner of the borrower.

Michael Fuchs and Aby Rosen are Co-Founders and Principals of RFR Holding LLC, a Manhattan based, privately controlled real estate investment, development and management company that was founded in 1991. Certain Manhattan office properties, including 375 Park Avenue (The Seagram Building) and 390 Park Avenue (Lever House) are under common control with RFR Holding LLC.

■	Escrows. On the origination date, the borrower funded an unfunded obligations reserve in the amount of $5,352,755 consisting of $3,982,975 for tenant improvements and leasing commissions and $1,369,781 for free rent (as of February 26, 2018 the free rent reserve account was $265,398) related to Urban Compass, Inc. and AltSchool II, LLC. The borrower may, at its option, remit additional amounts for deposit into the unfunded obligations reserve account in the amount of any free rent payable under any lease for the purpose of causing such free rent to be included in the operating income pursuant to the related loan documents.

On each due date during the continuance of a 90 Fifth Avenue Trigger Period, the borrower is required to fund certain reserve accounts including (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, (ii) a tenant improvements and leasing commissions reserve in an amount equal to $23,320 and (iii) a capital expenditure reserve in an amount equal to $2,915.

In addition, on each due date during the continuance of an 90 Fifth Avenue Trigger Period, the related loan documents require an excess cash reserve as discussed under “—Lockbox and Cash Management” below.

A “90 Fifth Avenue Trigger Period” means any period commencing upon (i) the conclusion of any 12-month period ending on the last day of a fiscal quarter if the net operating income is less than $5,364,070 and ending upon the conclusion of any subsequent 12-month period ending on the last day of a fiscal quarter during which the net operating income is equal to or greater than $5,364,070, (ii) the continuance of a Compass Tenant Event Period, or (iii) if quarterly financial reports are not delivered to the lender when required until such reports are delivered and indicate that no 90 Fifth Avenue Trigger Period is ongoing.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

90 FIFTH AVENUE

A “Compass Tenant Event Period” means a period commencing on the first due date following the occurrence of any of the following (unless or until the debt service coverage ratio for the 90 Fifth Avenue Property for the most recently concluded 12-month period ending on the last day of a fiscal quarter is equal to or greater than 1.35x without taking into consideration in the calculation of the net operating income any operating income or operating expenses relating to the premises leased to Urban Compass, Inc. (the “Compass Lease”)): (i) receipt of notice of the Compass Tenant’s intent to, or termination of the Compass Lease until renewed or extended or all of the premises under the Compass Lease is leased pursuant to one or more leases approved by the lender; (ii) the earlier to occur of (A) the date by which the Compass tenant is required to give notice of its exercise of a renewal option unless already renewed until renewed or all of the premises under the Compass Lease is leased pursuant to one or more leases approved by the lender and (B) the date which is 24 months prior to the stated expiration of the Compass Lease until all of the premises under the Compass Lease are leased pursuant to one or more leases approved by the lender; or (iii) the making of an assignment, participation in a bankruptcy, insolvency, dissolution or liquidation under the bankruptcy code by the Compass tenant until it is assumed or all of the premises under the Compass Lease is leased pursuant to one or more leases approved by the lender.

■	Lockbox and Cash Management. The 90 Fifth Avenue Whole Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the 90 Fifth Avenue Property and all other money received by the borrower or the property manager with respect to the 90 Fifth Avenue Property (other than tenant security deposits required to be held in escrow accounts) be deposited into such lockbox account or cash management account within one business day of receipt. For so long as no 90 Fifth Avenue Trigger Period or event of default under the 90 Fifth Avenue Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account on a daily basis. During the continuance of an event of default, all amounts contained in the operating account are required to be remitted to a lender-controlled cash management account. During the continuance of a 90 Fifth Avenue Trigger Period or event of default under the 90 Fifth Avenue Whole Loan, all funds in the lockbox account are required to be swept into the cash management account on a daily basis and all amounts on deposit in the cash management account after payment of debt service, required reserves (if the lender so elects, with respect to the continuance of an event of default) and operating expenses, are required to be reserved in an excess cash flow reserve account.

■	Property Management. The 90 Fifth Avenue Property is currently managed by RFR Realty LLC, a New York limited liability company, an affiliate of the borrower, pursuant to a management agreement. Under the related loan documents, the 90 Fifth Avenue Property is required to remain managed by RFR Realty LLC, or any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower (unless otherwise provided in the related loan documents) and reasonably approved by the lender (i) during the continuance of an event of default under the 90 Fifth Avenue Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement after the expiration of any applicable notice and/or cure periods, (iv) if the property manager files for or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 90 Fifth Avenue Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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BASS PRO & CABELA’S PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	16	Loan Seller	GSMC
Location (City/State)	Various	Cut-off Date Principal Balance(2)	$30,460,000
Property Type	Retail	Cut-off Date Principal Balance per SF(1)	$102.77
Size (SF)	1,896,527	Percentage of Initial Pool Balance	3.4%
Total Occupancy as of 2/28/2018	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 2/28/2018	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / NAP	Mortgage Rate	4.3790%
Appraised Value	$386,700,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Borrower Sponsor(3)	Starwood Property Trust, Inc.
Underwritten Revenues	$32,578,204
Underwritten Expenses	$7,640,446	Escrows
Underwritten Net Operating Income (NOI)	$24,937,758	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$23,515,362	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	50.4%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	50.4%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	2.88x / 2.72x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	12.8% / 12.1%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$194,900,000	56.8%	Purchase Price	$341,609,572	99.5%
Principal’s New Cash Contribution	148,423,879	43.2	Closing Costs	1,714,307	0.5

Total Sources	$343,323,879	100.0%	Total Uses	$343,323,879	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Bass Pro & Cabela’s Portfolio Whole Loan.

(2)	The Cut-off Date Principal Balance represents the non-controlling note A-1 (B-CP) of the $194,900,000 Bass Pro & Cabela’s Portfolio Whole Loan.

(3)	Starwood Property Trust, Inc. is the non-recourse carveout guarantor under the Bass Pro & Cabela’s Portfolio Whole Loan.

The following table outlines the 12 pari passu senior notes of the Bass Pro & Cabela’s Portfolio Whole Loan:

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1(A-CP)	$37,500,000	$37,500,000	GSMS 2017-GS8	Yes
Note A-1(A-NCP)	10,000,000	10,000,000	GSMS 2017-GS8	Yes
Note A-1(B-CP)	30,460,000	30,460,000	GSMS 2018-GS9	No
Note A-2(A)	7,500,000	7,500,000	WFCM 2017-C42	No
Note A-2(B)(1)	27,470,000	27,470,000	WFCM 2017-C42	No
Note A-2(B)(2)	23,500,000	23,500,000	BANK 2017-BNK9	No
Note A-3(A-CP)	20,000,000	20,000,000	UBS 2017-C5	No
Note A-3(B-CP)	24,750,000	24,750,000	CCUBS 2017-C1	No
Note A-3(C-CP)	6,220,000	6,220,000	UBS 2017-C6	No
Note A-3(D-NCP)	2,500,000	2,500,000	UBS 2017-C6	No
Note A-3(E-NCP)	2,500,000	2,500,000	UBS 2017-C6	No
Note A-3(F-NCP)	2,500,000	2,500,000	UBS 2017-C6	No
Total	$194,900,000	$194,900,000

The following table presents certain information relating to the Bass Pro & Cabela’s Portfolio master lease at the Bass Pro & Cabela’s Portfolio Properties:

Largest Tenant Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant GLA	% of GLA	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal / Extension
Cabela’s Wholesale, Inc.	NR / Ba3 / B+	1,896,527	100.0%	$26,652,400	100.0%	$14.05	4/30/2042(2)	6, 5-year options
Total / Wtd. Avg.		1,896,527	100.0%	$26,652,400	100.0%	$14.05

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	The Bass Pro & Cabela’s Portfolio Properties are leased to Cabela’s Wholesale, Inc. under a 25-year NNN master lease and operated under the Cabela’s and Bass Pro Shop brands.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

BASS PRO & CABELA’S PORTFOLIO

The following tables present certain information relating to the Bass Pro & Cabela’s Portfolio Properties:

Property Name	City	State	Total SF	Year Built	Appraised Value	Allocated Base Rent(1)	Occupancy Cost(2)	Allocated Cut- off Date LTV Ratio(3)
Cabela’s Hammond	Hammond	Indiana	188,745	2007	$25,700,000	$1,800,000	4.6%	50.6%
Cabela’s Rogers	Rogers	Minnesota	186,379	2005	41,100,000	2,878,000	4.5%	50.4
Bass Pro San Antonio	San Antonio	Texas	184,656	2006	34,200,000	2,308,100	5.5%	50.3
Cabela’s Lehi	Lehi	Utah	169,713	2006	30,600,000	1,990,000	4.7%	50.3
Cabela’s Owatonna	Owatonna	Minnesota	161,987	1997	19,000,000	1,520,000	4.6%	50.5
Bass Pro Tampa	Tampa	Florida	132,734	2015	28,800,000	2,302,850	4.9%	50.3
Bass Pro Round Rock	Round Rock	Texas	120,763	2014	25,000,000	1,500,000	5.0%	50.4
Cabela’s Lone Tree	Lone Tree	Colorado	108,077	2013	34,950,000	2,445,000	4.7%	50.4
Cabela’s Allen	Allen	Texas	107,329	2010	33,600,000	2,100,000	4.0%	50.3
Cabela’s Fort Mill	Fort Mill	South Carolina	104,476	2014	23,250,000	1,627,100	6.1%	50.3
Bass Pro Port St. Lucie	Port St. Lucie	Florida	86,637	2013	15,350,000	1,150,000	5.0%	50.2
Cabela’s Huntsville	Huntsville	Alabama	82,443	2016	16,400,000	1,025,000	4.7%	50.6
Cabela’s Wichita	Wichita	Kansas	80,699	2011	20,800,000	1,404,550	5.2%	50.5
Cabela’s Centerville	Centerville	Ohio	71,872	2016	17,600,000	1,143,600	7.6%	50.6
Cabela’s East Grand Forks	East Grand Forks	Minnesota	66,754	1999	8,500,000	660,000	4.5%	50.6
Cabela’s Waco	Waco	Texas	43,263	2013	11,850,000	798,200	4.8%	50.6
Total / Wtd. Avg.			1,896,527		$386,700,000	$26,652,400	4.9%	50.4%

(1)	Allocated base rent is based on rents as set forth in the Bass Pro & Cabela’s Portfolio master lease as of September 25, 2017.

(2)	Occupancy cost is based on sales for the trailing 12-month period ending June 30, 2017.

(3)	Based on the Bass Pro & Cabela’s Portfolio Allocated Whole Loan amount.

Historical Sales Performance

Property Name	Tenant GLA(1)	Sales ($)				Sales ($) per SF
		2014	2015	2016	TTM(2)	2014	2015	2016	TTM(2)
Cabela’s Rogers	186,379	$66,143,890	$66,114,325	$65,612,864	$64,397,009	$355	$355	$352	$346
Cabela’s Lone Tree	108,077	50,540,139	53,173,638	53,507,506	52,580,155	468	492	495	487
Bass Pro San Antonio	184,656	46,850,725	45,147,437	42,252,151	41,944,692	254	244	229	227
Cabela’s Allen	107,329	51,003,648	54,760,193	55,165,344	53,101,409	475	510	514	495
Cabela’s Lehi	169,713	49,050,049	53,127,414	45,616,127	42,784,972	289	313	269	252
Bass Pro Tampa	132,734	NAV	NAV	49,556,186	47,290,425	NAV	NAV	373	356
Cabela’s Hammond	188,745	40,171,544	41,750,631	40,674,889	38,911,591	213	221	216	206
Bass Pro Round Rock	120,763	NAV	NAV	29,280,166	30,223,077	NAV	NAV	242	250
Cabela’s Fort Mill	104,476	NAV	26,514,959	28,348,550	26,548,534	NAV	254	271	254
Cabela’s Wichita	80,699	32,134,636	31,487,608	28,598,702	27,079,480	398	390	354	336
Cabela’s Owatonna	161,987	36,740,413	36,280,363	35,215,690	33,160,088	227	224	217	205
Cabela’s Centerville	71,872	NAV	NAV	13,038,242	15,092,953	NAV	NAV	181	210
Cabela’s Huntsville	82,443	NAV	NAV	22,460,788	22,016,732	NAV	NAV	272	267
Bass Pro Port St. Lucie	86,637	24,021,522	23,758,647	23,690,873	22,866,252	277	274	273	264
Cabela’s Waco	43,263	14,778,172	17,044,063	17,119,752	16,532,260	342	394	396	382
Cabela’s East Grand Forks	66,754	16,543,482	16,342,556	15,356,164	14,618,059	248	245	230	219
Total/Wtd. Avg.	1,896,527	$427,978,220	$465,501,833	$565,493,993	$549,147,687	$309	$313	$298	$290

(1)	Information is based on the underwritten rent roll dated as of February 28, 2018.

(2)	TTM Sales ($) and TTM Sales ($) per SF are for the trailing 12-month period ending June 30, 2017.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

BASS PRO & CABELA’S PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Bass Pro & Cabela’s Portfolio Properties based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028	0	0.0	0.0%	0	0.0	0.00	0
2029 & Thereafter(2)	1,896,527	100.0	100.0%	26,652,400	100.0	14.05	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,896,527	100.0%		$26,652,400	100.0%	$14.05	1

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	The Bass Pro & Cabela’s Portfolio master lease expires on April 30, 2042.

The following table presents certain information relating to historical occupancy at the Bass Pro & Cabela’s Portfolio Properties:

Historical Leased %(1)

As of 2/28/2018
100.0%

(1)	There are no historical occupancy figures as the Bass Pro & Cabela’s Portfolio Properties were owner occupied prior to executing the Bass Pro & Cabela’s Portfolio master lease on September 25, 2017.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Bass Pro & Cabela’s Portfolio Properties:

Cash Flow Analysis(1)(2)

	Underwritten(3)	Underwritten $ per SF
Base Rental Revenue	$26,652,400	$14.05
Total Reimbursement Revenue	7,640,446	4.03
Gross Revenue	$34,292,846	$18.08
Vacancy Loss	(1,714,642)	(0.90)
Effective Gross Revenue	$32,578,204	$17.18
Assumed Expenses	6,663,100	3.51
Management Fee	977,346	0.52
Total Operating Expenses	$7,640,446	$4.03
Net Operating Income	$24,937,758	$13.15
TI/LC	948,264	0.50
Replacement Reserves	474,132	0.25
Net Cash Flow	$23,515,362	$12.40

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the Underwritten cash flow.

(2)	There are no historical cash flow figures as the Bass Pro & Cabela’s Portfolio Properties were owner occupied prior to executing the Bass Pro & Cabela’s Portfolio master lease on September 25, 2017.

(3)	Underwritten Base Rental Revenue is based on the minimum rent set forth in the Bass Pro & Cabela’s Portfolio master lease.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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TETRA TECHNOLOGIES

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Spring, Texas	Cut-off Date Principal Balance	$26,500,000
Property Type	Office	Cut-off Date Principal Balance per SF	$173.28
Size (SF)	152,933	Percentage of Initial Pool Balance	3.0%
Total Occupancy as of 2/28/2018	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 2/28/2018	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2009 / NAP	Mortgage Rate	4.4890%
Appraised Value	$44,700,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	59
Borrower Sponsor(1)	U.S. Realty Advisors, LLC
Underwritten Revenues	$3,138,159
Underwritten Expenses	$109,836	Escrows
Underwritten Net Operating Income (NOI)	$3,028,323	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,870,802	Taxes	$0	$0
Cut-off Date LTV Ratio	59.3%	Insurance	$0	$0
Maturity Date LTV Ratio	54.1%	Replacement Reserves	$0	$3,186
DSCR Based on Underwritten NOI / NCF	1.88x / 1.78x	TI/LC	$0	$12,744
Debt Yield Based on Underwritten NOI / NCF	11.4% / 10.8%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$26,500,000	93.5%	Loan Payoff	$27,821,128	98.2%
Principal’s New Cash Contribution	1,832,223	6.5	Closing Costs	511,095	1.8

Total Sources	$28,332,223	100.0%	Total Uses	$28,332,223	100.0%

(1)	USRA Net Lease II Capital Corp. is the non-recourse carveout guarantor under the Tetra Technologies loan.

The following table presents certain information relating to the sole tenant at the Tetra Technologies Property:

Largest Tenant Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Tetra Technologies	NR / NR / NR	152,933	100.0%	$3,377,008	100.0%	$22.08	12/30/2027	5, 5-year options
Total		152,933	100.0%	$3,377,008	100.0%	$22.08

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

TETRA TECHNOLOGIES

The following table presents certain information relating to the lease rollover schedule at the Tetra Technologies Property based on the initial lease expiration date:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	152,933	100.0	100.0%	3,377,008	100.0	22.08	1
2028	0	0.0	100.0%	0	0.0	0.00	0
2029 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total	152,933	100.0%		$3,377,008	100.0%	$22.08	1

(1)	Calculated based on approximate square footage occupied by the sole tenant.

The following table presents certain information relating to historical occupancy at the Tetra Technologies Property:

Historical Leased %(1)

2015	2016	2017
100.0%	100.0%	100.0%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Tetra Technologies Property:

Cash Flow Analysis(1)

	2015	2016	2017	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue	$3,182,230	$3,245,874	$3,310,792	$3,377,008	$22.08
Gross Revenue	$3,182,230	$3,245,874	$3,310,792	$3,486,843	$22.80
Vacancy Loss	0	0	0	(348,684)	(2.28)
Effective Gross Revenue	$3,182,230	$3,245,874	$3,310,792	$3,138,159	$20.52
Total Operating Expenses	0	0	0	109,836	0.72
Net Operating Income	$3,182,230	$3,245,874	$3,310,792	$3,028,323	$19.80
Tenant Improvements	0	0	0	68,820	0.45
Leasing Commissions	0	0	0	68,820	0.45
Capital Expenditures	0	0	0	19,881	0.13
Net Cash Flow	$3,182,230	$3,245,874	$3,310,792	$2,870,802	$18.77

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of December 31, 2017 and contractual rent steps through January 31, 2019.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ESPERANZA

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/Country)	Cabo San Lucas, Mexico	Cut-off Date Principal Balance(2)	$25,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room(1)(2)	$754,716.98
Size (Rooms)	53	Percentage of Initial Pool Balance	2.8%
Total Occupancy as of 8/31/2017	76.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/31/2017	76.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2002-2006 / 2007, 2013, 2015-2017	Mortgage Rate	4.9435%
Appraised Value	$101,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Borrower Sponsors(3)	Flynn Properties Inc., Levy Family Partners, LLC and The Freidkin Group
Underwritten Revenues	$28,236,170
Underwritten Expenses	$18,635,160	Escrows
Underwritten Net Operating Income (NOI)	$9,601,010	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$8,548,304	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	39.6%	Insurance	$0	$71,756
Maturity Date LTV Ratio(1)	34.2%	Replacement Reserves	$786,478	$92,716
DSCR Based on Underwritten NOI / NCF(1)	4.79x / 4.26x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	24.0% / 21.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$40,000,000	100.0%	Loan Payoff	$28,917,941	72.3%
Principal Equity Distribution	8,919,438	22.3
Closing Costs	1,376,143	3.4
Reserves	786,478	2.0

Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Esperanza Whole Loan.

(2)	The Cut-off Date Principal Balance of $25,000,000 represents the controlling note A-2 of the $40,000,000 Esperanza Whole Loan.

(3)	Flynn Properties Inc., Levy Family Partners, LLC and The Freidkin Group are the non-recourse carveout guarantors.

The following table presents certain information relating to the 2016 demand analysis with respect to the Esperanza Property based on market segmentation, as provided in the appraisal for the Esperanza Property:

2016 Accommodated Room Night Demand(1)

Property	Transient	Meeting and Group
Esperanza	65%	35%

(1)	Source: Appraisal.

The following table presents certain information relating to the penetration rates relating to the Esperanza Property and various market segments, as provided in a July 2017 research report for the Esperanza Property:

Penetration Rates(1)

	Occupancy(2)	ADR(2)	RevPAR(2)
TTM July 2017	109.0%	79.1%	86.2%
TTM July 2016	104.2%	82.9%	86.4%

(1)	Source: July 2017 research report.

(2)	Property had 51 rooms at the Esperanza property for TTM years of 2016 and 2017.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Esperanza Property:

Esperanza(1)

	2015	2016	TTM 8/31/2017
Occupancy	70.4%	71.8%	76.0%
ADR	$568.18	$641.00	$666.26
RevPAR	$400.28	$460.37	$506.16

(1)	As provided by the borrower and represents averages for the indicated periods.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ESPERANZA

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Esperanza Property:

Cash Flow Analysis(1)

	2015	2016	TTM 8/31/2017	Underwritten	Underwritten $ per Room
Rooms Revenue(2)	$4,586,354	$8,593,308	$9,422,216	$9,791,989	$184,755
Food & Beverage Revenue	4,896,339	10,455,474	10,475,397	10,886,501	205,406
Net Rental Revenue (FW, RC, APRE)	1,055,494	2,193,975	1,918,521	1,918,521	36,199
Spa & Spatique Revenue	1,156,517	2,317,084	2,346,750	2,438,848	46,016
Retail Revenue	268,263	369,252	369,252	383,744	7,240
Other Revenue(3)	1,544,513	2,801,849	2,710,205	2,816,566	53,143
Total Revenue	$13,507,480	$26,730,942	$27,242,341	$28,236,170	$532,758

Room Expense	$1,440,024	$1,770,514	$1,999,972	$2,065,183	$38,966
Food & Beverage Expense	3,465,882	5,516,442	5,830,851	6,059,681	114,334
Spa & Spatique Expense	781,425	1,045,252	982,471	1,021,028	19,265
Retail Expense	168,429	0	0	0	0
Other Expense	1,582,837	1,900,149	1,988,627	2,066,671	38,994
Total Departmental Expense	$7,438,598	$10,232,357	$10,801,921	$11,212,563	$211,558
Total Undistributed Expense	5,028,014	6,307,880	6,254,205	6,268,817	118,280
Total Fixed Expense	743,282	1,082,189	1,067,855	1,153,780	21,769
Total Operating Expenses	$13,209,894	$17,622,426	$18,123,981	$18,635,160	$351,607

Net Operating Income	$297,586	$9,108,516	$9,118,360	$9,601,010	$181,151
FF&E	498,079	981,479	1,012,953	1,052,706	19,862
Net Cash Flow	($200,494)	$8,127,037	$8,105,407	$8,548,304	$161,289

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Rooms Revenue is based on 51 rooms at the Esperanza Property for years 2015, 2016, and TTM 8/31/2017. Underwritten Rooms Revenue is based on 53 rooms as of November 2017.

(3)	Other revenue includes parking, telephone, tours & transportation, groceries, laundry & dry cleaning, and other revenue items.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STARWOOD LODGING HOTEL PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	138	Loan Seller	GSMC
Location (City/State)	Various	Cut-off Date Principal Balance(5)	$25,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room(2)	$31,456.62
Size (Rooms)	10,576	Percentage of Initial Pool Balance	2.8%
Total TTM Occupancy as of 6/30/2017	72.7%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 6/30/2017	72.7%	Type of Security	Fee Simple and Leasehold
Year Built / Latest Renovation	1987-2013 / 2009-2017	Mortgage Rate	4.5985%
Appraised Value(1)	$1,165,000,000	Original Term to Maturity (Months)	60
		Original Amortization Term (Months)	NAP
		Original Interest Only Period (Months)	60
		Borrower Sponsor(6)	SCG Hotel Investors Holdings, L.P.
Underwritten Revenues	$319,793,026
Underwritten Expenses	$219,737,995	Escrows
Underwritten Net Operating Income (NOI)	$100,055,030		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$87,263,309	Taxes	$0	$0
Cut-off Date LTV Ratio(2)(3)	28.6%	Insurance	$0	$0
Maturity Date LTV Ratio(2)(4)	27.3%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	6.45x / 5.63x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	30.1% / 26.2%	Other(7)	$34,240,000	$492,981

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$800,000,000	100.0%	Loan Payoff	$753,109,751	94.1%
			Reserves	34,240,000	4.3
			Closing Costs	9,615,664	1.2
			Principal Equity Distribution	1,603,940	0.2
			Stub Interest	1,430,644	0.2

Total Sources	$800,000,000	100.0%	Total Uses	$800,000,000	100.0%

(1)	The Appraised Value represents the aggregate “as-is” appraised value of the Starwood Lodging Hotel Portfolio of $1,089,600,000 plus an approximately 6.9% portfolio premium.
(2)	Calculated based on the aggregate outstanding balance of the SLP Senior Loans and excludes the SLP Subordinate Loan unless otherwise specified.
(3)	The Cut-off Date LTV Ratio is calculated on the basis of the aggregate “as-is” appraised value including an approximately 6.9% portfolio premium. Excluding the portfolio premium, the Cut-off Date LTV Ratio is 30.5%.
(4)	The Maturity Date LTV Ratio is calculated using the “as-stabilized” appraised value of $1,218,500,000. The Maturity Date LTV Ratio calculated based on the “as-is” appraised value inclusive of the approximately 6.9% portfolio premium is 28.6% and the Maturity Date LTV Ratio calculated based on the “as-is” appraised value excluding the portfolio premium of approximately 6.9% is 30.5%.
(5)	The Cut-off Date Principal Balance of $25,000,000 represents the non-controlling note A-3 of the $800,000,000 Starwood Lodging Hotel Portfolio Whole Loan.
(6)	SCG Hotel Investors Holdings, L.P. is the non-recourse carveout guarantor under the Starwood Lodging Hotel Portfolio Whole Loan. Recourse to the guarantor for bankruptcy-related matters is capped at $160,000,000.
(7)	Upfront other reserve represents reserve for a property improvement plan (“PIP”).

The following table outlines the three pari passu senior notes (the “SLP Senior Loans”) and one subordinate note (the “SLP Subordinate Loan”) of the Starwood Lodging Hotel Portfolio Whole Loan:

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$257,685,263	$257,685,263	GSMS 2017-SLP	No
Note A-2	50,000,000	50,000,000	GSMS 2017-GS8	No
Note A-3	25,000,000	25,000,000	GSMS 2018-GS9	No
Note B	467,314,737	467,314,737	GSMS 2017-SLP	Yes
Total	$800,000,000	$800,000,000

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STARWOOD LODGING HOTEL PORTFOLIO

See the Starwood Lodging Hotel Portfolio total debt capital structure table below. The relationship among the holders of the Starwood Lodging Hotel Portfolio Loan and the related companion loans is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–Starwood Lodging Hotel Portfolio Whole Loan” in the Preliminary Prospectus.

Starwood Lodging Hotel Portfolio Total Debt Capital Structure

(1)	Based on the portfolio appraised value. The Cut-off Date LTV of the SLP Senior Loans is 30.5% and the Cut-off Date LTV Ratio of the Starwood Lodging Hotel Portfolio Whole Loan is 73.4% based on the aggregate “as-is” appraised value for each individual property, excluding the portfolio premium of approximately 6.9%.

(2)	Based on the aggregate portfolio UW NCF of $87,263,309.

(3)	Based on the portfolio appraised value. Excluding the portfolio premium, the Implied Borrower Sponsor Equity is $289,600,000.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STARWOOD LODGING HOTEL PORTFOLIO

The following table presents certain information relating to the top 10 properties by allocated loan amount in the Starwood Lodging Hotel Portfolio:

				TTM 6/30/2017 Metrics				Net Cash Flow
Top 10 Assets	# Rooms	TTM NCF %(1)	ALA %	Occupancy	ADR	RevPAR	RevPAR Penetration Index(1)	2016	2017
Hilton Garden Inn Glastonbury	150	2.8%	2.5%	80.0%	$141.70	$113.42	142.68%	$2,360,808	$2,354,905
Sheraton Hotel Woodbury	150	2.3	2.0	80.1%	$133.99	$107.28	152.90%	2,031,003	1,665,544
DoubleTree Holland	168	1.7	1.8	67.6%	$115.16	$77.86	89.89%	1,505,612	1,212,871
Lexington Residence Inn	104	1.7	1.7	85.3%	$121.06	$103.25	128.52%	1,430,697	1,489,681
Residence Inn Mystic Groton	133	1.9	1.7	78.7%	$132.65	$104.42	119.44%	1,597,511	1,615,129
Lexington Courtyard	103	1.6	1.7	76.5%	$128.36	$98.17	117.90%	1,391,895	1,520,772
Residence Inn Baton Rouge	93	2.0	1.6	88.0%	$131.33	$115.57	125.65%	1,612,929	1,494,756
TownePlace Suites Boise Downtown	121	1.8	1.6	72.9%	$114.41	$83.39	85.68%	1,491,483	1,467,695
San Bernardino Hampton Inn & Suites	114	1.2	1.6	79.7%	$122.36	$97.58	112.21%	1,150,367	1,103,047
Fairfield Inn and Suites Reno Sparks	88	1.6	1.5	82.2%	$121.42	$99.81	148.06%	1,166,302	1,649,454
Other	9,352	81.5	82.2	72.0%	$108.58	$78.18	120.73%	72,300,700	71,102,478
Total / Wtd. Avg.	10,576	100.0%	100.0%	72.7%	$110.86	$80.64	120.57%	$88,039,307	$86,676,330

(1)	Source: Market research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Starwood Lodging Hotel Portfolio Properties:

Starwood Lodging Hotel Portfolio(1)

	2014	2015	2016	TTM 6/30/2017
Occupancy	72.9%	73.2%	72.8%	72.7%
ADR	$105.86	$109.10	$110.33	$110.86
RevPAR	$77.15	$79.89	$80.33	$80.64

(1)	As provided by the borrowers and represents averages for the year ended December 31, unless otherwise specified.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Starwood Lodging Hotel Portfolio Properties:

Cash Flow Analysis(1)

	2014	2015	2016	2017	Underwritten	Underwritten $ per Room
Rooms Revenue	$298,333,403	$308,706,144	$310,337,358	$310,401,221	$310,657,032	$29,374
Food & Beverage Revenue	6,422,813	6,960,287	7,052,140	6,853,403	7,133,329	674
Other Revenue(2)	2,366,028	2,200,365	2,152,206	1,949,573	2,002,664	189
Total Revenue	$307,122,244	$317,866,796	$319,541,704	$319,204,197	$319,793,026	$30,238

Room Expense	$70,962,432	$76,155,691	$77,082,988	$78,618,635	$77,543,009	$7,332
Food & Beverage Expense	5,367,718	5,739,500	5,454,463	5,474,083	5,411,129	512
Other Expense	829,479	1,085,287	937,464	447,236	903,364	85
Total Departmental Expense	$77,159,628	$82,980,478	$83,474,915	$84,539,955	$83,857,502	$7,929
Total Undistributed Expense	112,528,752	113,740,379	116,777,586	117,099,235	117,428,255	11,103
Total Fixed Expense	17,774,539	17,497,351	18,468,228	18,120,510	18,452,239	1,745
Total Operating Expenses	$207,462,919	$214,218,209	$218,720,729	$219,759,699	$219,737,995	$20,777

Net Operating Income	$99,659,326	$103,648,588	$100,820,975	$99,444,498	$100,055,030	$9,461
FF&E	12,284,890	12,714,672	12,781,668	12,768,168	12,791,721	1,210
Net Cash Flow	$87,374,436	$90,933,916	$88,039,307	$86,676,330	$87,263,309	$8,251

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue includes valet and daily parking, movie rentals, cancellation/attrition and other miscellaneous revenue.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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DORAL PLAZA

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Doral, Florida	Cut-off Date Principal Balance		$24,900,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$255.50
Size (SF)	97,456	Percentage of Initial Pool Balance		2.8%
Total Occupancy as of 9/18/2017	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/18/2017	100.0%	Type of Security	Fee Simple and Leasehold
Year Built / Latest Renovation	2003 / NAP	Mortgage Rate		4.5285%
Appraised Value	$39,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
		Borrower Sponsor(1)	Brian Schmier
Underwritten Revenues	$3,257,062
Underwritten Expenses	$925,346	Escrows
Underwritten Net Operating Income (NOI)	$2,331,716		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,227,144	Taxes	$36,812	$12,271
Cut-off Date LTV Ratio	63.8%	Insurance	$26,747	$7,018
Maturity Date LTV Ratio	63.8%	Replacement Reserves	$0	$1,218
DSCR Based on Underwritten NOI / NCF	2.04x / 1.95x	TI/LC	$0	$8,333
Debt Yield Based on Underwritten NOI / NCF	9.4% / 8.9%	Other(2)	$424,600	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$24,900,000	63.6%	Purchase Price	$38,250,000	97.8%
Principal’s New Cash Contribution	14,228,231	36.4	Reserves	488,159	1.2
			Closing Costs	390,072	1.0

Total Sources	$39,128,231	100.0%	Total Uses	$39,128,231	100.0%

(1)	Brian Schmier is the non-recourse carveout guarantor under the Doral Plaza Loan.

(2)	Other reserve represents a deferred maintenance reserve primarily to replace roofing at the Doral Plaza Property.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Doral Plaza Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Office Depot	NR / NR / B	16,175	16.6%	$414,889	16.8%	$25.65	8/31/2019	NA	NA	3, 5-year options
Bed Bath & Beyond	NR / Baa2 / BBB	28,053	28.8	378,716	15.4	13.50	1/31/2020	$373	6.7%	4, 5-year options
Pier 1 Imports	NR / NR / B	10,582	10.9	301,587	12.2	28.50	2/28/2021	NA	NA	2, 5-year options
Petco	NR / NR / B-	11,033	11.3	297,891	12.1	27.00	1/31/2023	NA	NA	2, 5-year options
Party City	NR / NR / NR	10,930	11.2	277,715	11.3	25.41	9/30/2019	$276	12.3%	1, 5-year option
Fuddruckers	NR / NR / NR	6,000	6.2	211,942	8.6	35.32	4/30/2019	$665	7.0%	3, 5-year options
Sprint	B+ / B3 / B	3,622	3.7	151,581	6.2	41.85	12/31/2020	NA	NA	NA
Moe’s Southwest Grill	NR / NR / NR	2,400	2.5	94,386	3.8	39.33	5/31/2019	$684	7.1%	2, 5-year options
Sally Beauty Supply	NR / NR / BB+	1,592	1.6	64,173	2.6	40.31	1/31/2021	$588	8.6%	NA
Starbucks	A- / A3 / A-	1,402	1.4	59,375	2.4	42.35	3/31/2019	NA	NA	3, 5-year options
Ten Largest Tenants		91,789	94.2%	$2,252,254	91.4%	$24.54
Remaining Owned Tenants		5,667	5.8	211,952	8.6	37.40
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Totals / Wtd. Avg. Tenants		97,456	100.0%	$2,464,205	100.0%	$25.29

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Sales information presented with respect to the Doral Plaza Property is based upon information provided by the borrowers and in certain instances, sales figures represent estimates as tenants are not required to report, or otherwise may not have timely reported sales. The borrowers do not independently verify sales information because such information is self-reported.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

DORAL PLAZA

The following table presents certain information relating to the lease rollover schedule at the Doral Plaza Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	41,275	42.4	42.4%	1,216,349	49.4	29.47	8
2020	31,675	32.5	74.9%	530,296	21.5	16.74	2
2021	12,174	12.5	87.3%	365,760	14.8	30.04	2
2022	0	0.0	87.3%	0	0.0	0.00	0
2023	11,033	11.3	98.7%	297,891	12.1	27.00	1
2024	1,299	1.3	100.0%	53,909	2.2	41.50	1
2025	0	0.0	100.0%	0	0.0	0.00	0
2026	0	0.0	100.0%	0	0.0	0.00	0
2027	0	0.0	100.0%	0	0.0	0.00	0
2028	0	0.0	100.0%	0	0.0	0.00	0
2029 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	97,456	100.0%		$2,464,205	100.0%	$25.29	14

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the Doral Plaza Property:

Historical Leased %(1)

2014	2015	2016	As of 9/18/2017
100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrowers and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Doral Plaza Property:

Cash Flow Analysis(1)

	2015	2016	Annualized T11 Ending 11/30/2017	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,335,876	$2,391,995	$2,438,527	$2,464,205	$25.29
Overage / Percentage Rent	111,602	101,492	96,980	96,980	1.00
Total Reimbursement Revenue	725,002	799,347	824,815	855,656	8.78
Other Revenue	11,129	7,774	7,898	7,774	0.08
Gross Revenue	3,183,609	3,300,608	3,368,220	3,424,616	35.14
Less Vacancy Loss	0	0	0	(167,554)	(1.72)
Effective Gross Income	$3,183,609	$3,300,608	$3,368,220	$3,257,062	$33.42

Total Operating Expenses	$817,724	$890,470	$907,456	$925,346	$9.50

Net Operating Income	$2,365,885	$2,410,138	$2,460,764	$2,331,716	$23.93
TI/LC	0	0	0	89,953	0.92
Capital Expenditures	0	0	0	14,618	0.15
Net Cash Flow	$2,365,885	$2,410,138	$2,460,764	$2,227,144	$22.85

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of September 18, 2017 and contractual rent steps through December 31, 2018.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Preliminary Prospectus and the Registration Statement, including the description of risk factors contained in the Preliminary Prospectus and the Registration Statement, prior to making a decision to invest in the certificates offered by this Term Sheet. The Preliminary Prospectus and the Registration Statement will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types. Any decision to invest in the offered certificates should be made after reviewing the Preliminary Prospectus and the Registration Statement, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates. Capitalized terms used but not defined in this Term Sheet have the respective meanings assigned to such terms in the Preliminary Prospectus or, if not defined therein, in the Registration Statement.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—	In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility. We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be A Suitable Investment for You

—	The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—	An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—	The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsor, the depositor, the master servicer, the special servicers, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—	The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Preliminary Prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—	Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—	Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—	The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in the portfolios that are available for securitization.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—	We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.

—	Investors should be aware, and in some cases are required to be aware, of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements”) which apply in respect of EEA-regulated credit institutions, alternative investment fund managers, investment firms and insurance and reinsurance undertakings. Amongst other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an on-going basis, a net economic interest of not less than five percent in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its certificate position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the certificates acquired by the relevant investor.

—	None of the sponsor, the depositor, the issuing entity nor any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements or similar requirements. Consequently, the offered certificates may not be a suitable investment for EEA credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment. None of the sponsor, the depositor, the issuing entity, the underwriters nor any other party to the transaction makes any representation to any prospective investor or purchaser of the Certificates regarding the regulatory treatment of their investment in the Certificates on the Closing Date or at any time in the future.

—	With effect from January 1, 2019, the current EU Risk Retention and Due Diligence Requirements will be replaced by those contained in Regulation (EU) 2017/2402 (the “Securitization Regulation”). Investors should be aware that there are material differences between the current EU Risk retention and Due Diligence Requirements and those in the Securitization Regulation. The Securitization Regulation will, amongst other things, apply also to (a) undertakings for collective investment in transferrable securities regulated pursuant to Directive (EU) 2009/65/EC and the management companies thereof (together, “UCITS”), and (b) institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341 (subject to certain exceptions), and certain investment managers and authorized entities appointed by such institutions (together, “IORPs”). With regard to a securitization in respect of which the relevant securities are issued prior to January 1, 2019 (a “Pre-2019 Securitization”), as is the case with the Certificates, affected investors will continue to be subject to the current investment restrictions and due diligence requirements (and will not be subject to the provisions of the Securitization Regulation in that respect), including on and after that date. However, the Securitization Regulation makes no express provision as to the application of any investment restrictions or due diligence requirements, whether under the current requirements or under the Securitization Regulation, to UCITS or IORPs that hold or acquire any interest in respect of a Pre-2019 Securitization; and, accordingly, it is not known what requirements (if any) may be applicable thereto. Certain aspects of the Securitization Regulation will be supplemented by regulatory technical standards that have not been published or that have only been published in draft form and are not yet final. Prospective investors are themselves responsible for monitoring and assessing changes to the EU Risk Retention and Due Diligence Requirements and their regulatory capital requirements.

—	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset -backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the Certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

—	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 201. Subject to certain

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

exceptions, banking entities are required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

—	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

—	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

—	In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention” in the Preliminary Prospectus. We cannot assure you that the sponsor or the retaining third-party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the sponsor or the retaining third party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

■	Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating Income

—	The repayment of the mortgage loans in the pool (or related whole loans) will be dependent upon the ability of the related mortgaged properties to produce cash flow through the collection of rents. However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related whole loan) at any given time. The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—	The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers. The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—	A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity or Anticipated Repayment Date

—	Mortgage loans (or whole loans) with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the loan at that time. A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—	We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a mezzanine lender, if any, pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—	The sponsor is the sole warranting party in respect of the mortgage loans sold by the sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency. We cannot assure you that the sponsor will repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—	There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders and the RR Interest Owner if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—	Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the sponsor. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—	Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions as to the “as-is,” “as stabilized” or other values prospective investors should consider that those assumptions may not be accurate and that the “as stabilized” or other values may not be the values of the related mortgaged properties prior to or at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—	The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—	Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

—	Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—	Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

■	Risks Relating to a Bankruptcy of an Originator, the Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

—	In the event of the bankruptcy or insolvency of an originator, the sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA, the parent entity of Goldman Sachs Mortgage Company (“GSMC”), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—	The Federal Deposit Insurance Corporation (the “FDIC”) has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfers of the applicable mortgage loans by GSMC, to the depositor, will not qualify for the FDIC Safe Harbor. However, those transfers are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by GSMC to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of GSMC. Notwithstanding the foregoing, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

■	Potential Conflicts of Interest of the Sponsor, Underwriters, the Master Servicer, the Special Servicers, the Operating Advisor, the Asset Representations Reviewer, the Directing Holders, the Non-Serviced Whole Loans Directing Holder, Serviced Companion Loan Holders and any Mezzanine Lenders

—	The sponsor, the underwriters, the master servicer, the special servicers, the operating advisor, the asset representations reviewer, the applicable Directing Holder, the directing holder for the non-serviced whole loans under the related Controlling PSA or the holder of a serviced companion loan or a mezzanine loan, if any, or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsor, the underwriters, the master servicer, the special servicers, the operating advisor, the asset representations reviewer, the applicable Directing Holder, the directing holder for the non-serviced whole loans under the related Controlling PSA or the holder of a serviced companion loan or a mezzanine loan, if any, or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower. Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—	The anticipated initial investor (or affiliated investors) in the Class F-RR and Class G-RR certificates (the “B-Piece Buyer”) was given the opportunity by the sponsor to perform due diligence on the mortgage loans originally identified by the sponsor for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Interests and Incentives of the Originators, the Sponsor and Their Affiliates May Not Be Aligned With Your Interests

—	The originators, the sponsor and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsor originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates. The sponsor will sell the applicable mortgage loans to the depositor (an affiliate of GSMC, the sponsor, of Goldman Sachs Bank USA, one of the originators, and of Goldman Sachs & Co. LLC, one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates. A completed offering would reduce the originators’ exposure to the mortgage loans, except to the extent that GSMC or its “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) is expected to hold the RR Interest as described in “Credit Risk Retention” in the Preliminary Prospectus. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of the offered certificates. The offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—	The originators, the sponsor and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

—	In addition, GSMC, the sponsor, or its “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) is expected to hold the RR Interest as the RR Interest Owner, and GSMC is expected to be appointed as the initial risk retention consultation party by the RR Interest Owner. The risk retention consultation party may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates.

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

—	The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders and the RR Interest Owner. The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—	The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan in this securitization. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—	If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, the expected RR Interest Owner and the party expected to be designated to consult with the special servicer on their behalf as the risk retention consultation party is affiliated with an Underwriter Entity.

—	In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—	Nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

—	The offered certificates represent ownership, directly or through a grantor trust, of one or more regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of an investment in offered certificates.

—	State, local and other tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state, local and other tax consequences of an investment in the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.